As filed with the Securities and Exchange Commission on September 28, 2007

REGISTRATION NOS. 333- and 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

____________________________________

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

____________________________________

ENTERGY LOUISIANA, LLC
(Exact name of Registrant and Sponsor as specified in its charter)

TEXAS
(State or other jurisdiction of incorporation or organization)

75-3206126
(I.R.S. Employer Identification No.)

446 NORTH BOULEVARD
BATON ROUGE, LOUISIANA 70802
(225) 381-5868

ENTERGY LOUISIANA HURRICANE RECOVERY FUNDING I, L.L.C.
(Exact name of Registrant as specified in its charter)

LOUISIANA
(State or other jurisdiction of incorporation or organization)

26-0889742
(I.R.S. Employer Identification No.)

4809 JEFFERSON HIGHWAY
CONFERENCE ROOM 43
JEFFERSON, LOUISIANA 70121
(504) 840-2608

(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
Theodore H. Bunting, Jr. Senior Vice President and Chief Accounting Officer Entergy Louisiana, LLC 639 Loyola Avenue New Orleans, Louisiana 70113 (504) 576-2517	Steven C. McNeal Vice President and Treasurer Entergy Louisiana, LLC 639 Loyola Avenue New Orleans, Louisiana 70113 (504) 576-4363	Dawn A. Abuso Entergy Services, Inc. 639 Loyola Avenue New Orleans, Louisiana 70113 (504) 576-6755

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

____________________________________

With a Copy to:

ERIC TASHMAN, ESQ. SIDLEY AUSTIN LLP 555 CALIFORNIA STREET SAN FRANCISCO, CALIFORNIA 94104 (415) 772-1214

____________________________________

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective as determined by market conditions.

____________________________________

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. __________________.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________________.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following bow and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________________.

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, please check the following box.

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, please check the following box.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Senior Secured Storm Recovery Bonds	$1,000,000	100%(1)	$1,000,000 (1)	$30.70

(1) Estimated pursuant to Rule 457 solely for the purpose of calculating the registration fee.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus supplement and the prospectus is not complete and may be changed.  The storm recovery bonds may not be sold until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus supplement and the prospectus are not an offer to sell nor do they seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus Supplement, Dated ___________, 2007

PROSPECTUS SUPPLEMENT
(To Prospectus dated ___________, 2007)

$___________
Entergy Louisiana Hurricane Recovery Funding I, L.L.C.
Issuing Entity
Senior Secured Storm Recovery Bonds, Series A
Tranche	Expected Average Life (Years)	Principal Amount Issued	Scheduled Final Payment Date	Final Maturity Date	Interest Rate	Price to Public	Underwriting Discounts and Commissions	Proceeds to the Issuing Entity

The total price to the public is $_____________. The total amount of the underwriting discounts and commissions is $_________. The total amount of proceeds to the issuing entity before deduction of expenses (estimated to be $_________) is $_____________.

Each Series A Bond will be entitled to interest on _________ and _________ of each year. The first scheduled payment date is _________, 2008.

Investing in the Series A Bonds involves risks. Please read "Risk Factors" on page 12 of the accompanying prospectus.

The Series A Bonds will be issued by Entergy Louisiana Hurricane Recovery Funding I, L.L.C., the issuing entity, a Louisiana limited liability company and a wholly-owned subsidiary of Entergy Louisiana, LLC., which is the seller, initial servicer and sponsor with regard to the Series A Bonds. The Series A Bonds are obligations of the issuing entity and are secured by certain collateral described in the accompanying prospectus. That collateral consists primarily of storm recovery property, which includes the right to impose and collect a special, irrevocable nonbypassable charge, known as a storm recovery charge, paid by all existing or future LPSC-jurisdictional customers of ELL based on their consumption of electricity as discussed herein. The storm recovery charges will be adjusted at least semi-annually to ensure the expected recovery of amounts sufficient to timely provide all scheduled payments of principal and interest on the Series A Bonds, as described further in this prospectus supplement and the accompanying prospectus. Through this adjustment mechanism, all customers cross share in the liabilities of all other customers for the payment of storm recovery charges.

The Series A Bonds represent obligations only of the issuing entity, Entergy Louisiana Hurricane Recovery Funding I, L.L.C., and do not represent obligations of the sponsor or any of its affiliates other than the issuing entity. Please read "The Series A Bonds-The Storm Recovery Property," "-The Collateral" and "Credit Enhancement" in this prospectus supplement. The Series A Bonds are not a debt or general obligation of the State of Louisiana, the Louisiana Public Service Commission or any other governmental agency or instrumentality and are not a charge on the full faith and credit or the taxing power of the State of Louisiana or any governmental agency or instrumentality. Except in their capacity as customers, neither the State of Louisiana nor any political subdivision, agency, authority or instrumentality of the State of Louisiana, nor any other public or private entity, will be obligated to provide funds for the payment of the Series A Bonds.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

There currently is no secondary market for the Series A Bonds, and we cannot assure you that one will develop.

The Series A Bonds are offered by the underwriters when, as and if issued by Entergy Louisiana Hurricane Recovery Funding I, L.L.C. and accepted by the underwriters and subject to the underwriters' right to reject orders in whole or in part. The underwriters expect to deliver the Series A Bonds through the book-entry facilities of The Depository Trust Company against payment in immediately available funds on or about __________,  2007.

[Underwriters to Come]

The date of this Prospectus Supplement is ___________, 2007.

READING THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

This prospectus supplement and the accompanying prospectus provide information about us, the Series A Bonds and Entergy Louisiana, LLC, or ELL, as the seller, sponsor and servicer. This prospectus supplement describes the specific terms of the Series A Bonds. The accompanying prospectus describes terms that apply to all series of storm recovery bonds we may issue, including the Series A Bonds offered hereby.

References in this prospectus supplement and the accompanying prospectus to the terms we, us, the issuing entity mean Entergy Louisiana Hurricane Recovery Funding I, L.L.C., the entity which will issue the Series A Bonds. References to ELL, the seller or the sponsor mean Entergy Louisiana, LLC. References to the servicer mean ELL and any successor servicer under the servicing agreement referred to in this prospectus supplement and the accompanying prospectus. References to Entergy means Entergy Corporation, the ultimate parent company of ELL. Unless the context otherwise requires, the term customer means any existing and future LPSC-jurisdictional customers receiving electric transmission or distribution retail electric service, or both, from ELL or its successors or assignees under rate schedules or special contracts approved by the Louisiana Public Service Commission. We also refer to the Louisiana Public Service Commission as the Louisiana commission or the LPSC. ELL customers not subject to the jurisdiction of the Louisiana commission will not pay the storm recovery charges. You can find a glossary of some of the other defined terms we use in this prospectus supplement and the accompanying prospectus on page 84 of the accompanying prospectus.

We have included cross-references to sections in this prospectus supplement and the accompanying prospectus where you can find further related discussions. You can also find references to key topics in the table of contents on the preceding page of this prospectus supplement and in the table of contents on page i of the accompanying prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. Neither we nor any underwriter, agent, dealer, salesperson, the Louisiana commission or ELL has authorized anyone else to provide you with any different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not offering to sell the Series A Bonds in any jurisdiction where the offer or sale is not permitted. The information in this prospectus supplement is current only as of the date of this prospectus supplement.

SUMMARY OF TERMS

The following section is only a summary of selected information and does not provide you with all the information you will need to make your investment decision. There is more detailed information in this prospectus supplement and in the accompanying prospectus. To understand all of the terms of the offering of the Series A Bonds, carefully read this entire document and the accompanying prospectus.

Securities offered:

$___________ Senior Secured Storm Recovery Bonds, Series A, or the Series A Bonds, scheduled to pay principal semi-annually and sequentially in accordance with the expected sinking fund schedule. Only the Series A Bonds are being offered through this prospectus supplement and we may issue additional series in the future. Please read "Master Trust Structure; Issuance of Additional Series" in this Summary of Terms.

Issuing Entity and Capital Structure:

Entergy Louisiana Hurricane Recovery Funding I, L.L.C. is a direct, wholly owned subsidiary of ELL and a limited liability company formed under Louisiana law. We were formed solely to purchase and own storm recovery property, to issue one or more series of storm recovery bonds secured by storm recovery property and to perform any activity incidental thereto. Please read "Entergy Louisiana Hurricane Recovery Funding I, L.L.C., the Issuing Entity" in the accompanying prospectus.

In addition to the storm recovery property, the assets of the issuing entity include a capital investment by ELL in the amount of 0.5% of the Series A Bonds' principal amount issued. This capital contribution will be held in the capital subaccount. We have also created an excess funds subaccount to retain, until the next payment date, any amounts collected and remaining after all payments on the Series A Bonds have been made.

Our address:	4809 Jefferson Highway Conference Room 43 Jefferson, Louisiana 70121
Our telephone number:	(504) 840-2608
Our Managers:	The following is a list of our managers as of the date of this prospectus supplement: Name Age Background
Required ratings:	"Aaa"/"AAA"/"AAA" by Moody's, S&P and Fitch, respectively. Please read "Ratings for the Storm Recovery Bonds" in the prospectus.
The Seller, Sponsor and Servicer of the Storm Recovery Property:

ELL is a limited liability company organized under the laws of the State of Texas. As part of a restructuring involving a Texas statutory merger-by-division effective December 31, 2005, ELL succeeded to all of the regulated utility operations of the Louisiana corporation, Entergy Louisiana, Inc. ("ELI"), an electric public utility company providing service to customers in the State of Louisiana since 1927. ELL is a fully integrated electric utility providing generation, transmission and distribution service in Louisiana. As of December 31, 2006, ELL provided electric service to approximately 644,912 retail customers in Louisiana, approximately 624,000 of whom are under the jurisdiction of the Louisiana commission. The retail customer base includes a mix of residential, commercial and diversified industrial retail customers. During the twelve months ended December 31, 2006, ELL delivered approximately 27.4 billion kilowatt hours of electricity resulting in billed electric revenue of $2,179.9 million.

All of the common membership interests in ELL are held by Entergy Louisiana Holdings, Inc., a Texas corporation. Entergy Louisiana Holdings, Inc. is a wholly-owned subsidiary of Entergy Corporation, a Delaware corporation based in New Orleans, Louisiana. Entergy is an integrated energy company engaged primarily in electric power production and retail distribution operations. Neither ELL, Entergy Louisiana Holdings, Inc. and Entergy nor any other affiliate (other than us) is an obligor of the storm recovery bonds.

ELL's address:	446 North Boulevard, Baton Rouge, Louisiana 70802
ELL's telephone number:	(225) 381-5868
Use of proceeds:	Please read "Use of Proceeds" in the accompanying prospectus.
Bond structure:	[___________]
Trustee:	[___________]
Average life profile:

[Stable. Prepayment is not permitted; there is no prepayment risk. Extension risk is possible but is expected to be statistically insignificant. Please read "Weighted Average Life Sensitivity" in this prospectus supplement and "Weighted Average Life and Yield Considerations for the Storm Recovery Bonds" in the accompanying prospectus.]

Optional redemption:	[None. Non-call for the life of the Series A Bonds.]
Minimum denomination:	[$100,000, or integral multiples of $1,000 in excess thereof, except for one bond of each tranche which may be of a smaller denomination.]
Credit/security:

Pursuant to the financing order issued by the Louisiana commission, the irrevocable right to impose, collect and receive a nonbypassable consumption-based storm recovery charge from all customers (approximately 624,000 customers as of December 31, 2006), including all individuals, corporations, other business entities, and any governmental and municipal entities who purchase electricity from ELL with respect to its operations that are subject to the jurisdiction of the LPSC, subject to certain exceptions for self-generators. Please read "The Securitization Law-ELL and Other Utilities May Securitize Storm Recovery and Upfront Financing Costs-Storm Recovery Charges Are Nonbypassable" in the accompanying prospectus. The LPSC requires that storm recovery charges be set and adjusted at least semi-annually to collect amounts sufficient to pay principal and interest on a timely basis. Please read "Credit Enhancement-True-Up Mechanism for Payment of Scheduled Principal and Interest" in this prospectus supplement, as well as the chart entitled "Parties to the Transaction and Responsibilities," "The Securitization Law" and "Description of the Storm Recovery Property-Creation of Storm Recovery Property; Financing Order" in the accompanying prospectus.

The storm recovery charges authorized in the financing order relating to Series A Bonds are irrevocable and not subject to reduction, impairment, or adjustment by further action of the Louisiana commission, except for semi-annual and interim true-up adjustments to correct overcollections or undercollections and to provide for the expected recovery of amounts sufficient to timely provide all payments of debt service and other required amounts and charges in connection with the Series A Bonds. Please read "The Servicing Agreement-The Storm Recovery Charge Adjustment Process" in the accompanying prospectus.

The Series A Bonds are secured only by the collateral for this series, consisting primarily of the storm recovery property relating to the Series A Bonds and funds on deposit in the collection account for the Series A Bonds and related subaccounts. The subaccounts consist of a capital subaccount, which will be funded at closing in the amount of 0.5% of the initial aggregate principal amount of the Series A Bonds, a general subaccount, into which the servicer will deposit all storm recovery charge collections, and an excess funds subaccount, into which we will transfer any amounts collected and remaining on a payment date after all payments to bondholders and other parties have been made. Amounts on deposit in each of these subaccounts will be available to make payments on the Series A Bonds on each payment date. For a description of the storm recovery property, please read "The Series A Bonds-The Storm Recovery Property" in this prospectus supplement.

State Pledge and Commission Pledge:

Under the Securitization Law, the State of Louisiana has pledged, for the benefit and protection of Series A bondholders and the electric utility, that it will not take or permit any action that would impair the value of the storm recovery property, or, except for adjustments discussed in "ELL's Financing Order-True-ups" and "The Servicing Agreement-The Storm Recovery Charge Adjustment Process" in the accompanying prospectus, reduce, alter, or impair the storm recovery charges to be imposed, collected and remitted to storm recovery bondholders until the principal, interest and premium, if any, and any other charges incurred and contracts to be performed in connection with the Series A Bonds have been paid and performed in full. However, nothing will preclude limitation or alteration if and when full compensation is made for the full protection of the storm recovery charges collected pursuant to the financing order and the full protection of the bondholders and any assignee or financing party.

The Louisiana commission has jurisdiction over ELL pursuant to Article 4, Section 21, of the Louisiana Constitution. In the financing order, the Louisiana commission has pledged that the financing order is irrevocable until the indefeasible payment in full of the storm recovery bonds and the financing costs. Except in connection with a refinancing, or to implement any true-up mechanism authorized by the Securitization Law, the commission has pledged that it will not amend, modify, or terminate the financing order by any subsequent action or reduce, impair, postpone, terminate, or otherwise adjust the storm recovery charges. However, nothing will preclude limitation or alteration if and when full compensation is made for the full protection of the storm recovery charges collected pursuant to the financing order and the full protection of the bondholders and any assignee or financing party.

Please read "Risk Factors-Risks Associated with Potential Judicial, Legislative or Regulatory Actions" in the accompanying prospectus.
True-up mechanism for payment of scheduled principal and interest:

As authorized by the Securitization Law, the financing order requires that storm recovery charges be adjusted at least semi-annually to correct any overcollections or undercollections in the preceding six months (except the initial period may be longer or shorter than six months). The financing order also requires the servicer to make interim true-up adjustments if the servicer forecasts that storm recovery charge collections will be insufficient to make all scheduled payments of principal, interest and other amounts in respect of the Series A Bonds during the current or next succeeding semi-annual period and to replenish any draws upon the capital subaccount. These adjustments are intended to ensure the expected recovery of amounts sufficient to timely provide all payments of debt service and other required amounts and charges in connection with the Series A Bonds for the two payment dates next succeeding the adjustment.

The financing order also authorizes the servicer to request approval from the Louisiana commission of a non-standard true-up adjustment to address any material deviations between storm recovery charge collections and amounts required to provide for the timely payment of scheduled payments of principal, interest and other amounts in respect of the Series A Bonds. No non-standard true-up adjustment may become effective unless the rating agency condition has been satisfied

The Securitization Law does not cap the level of storm recovery charges that may be imposed on customers as a result of the true-up process, to pay on a timely basis scheduled principal and interest on the Series A Bonds. Through the true-up mechanism, all customers cross share in the liabilities of all other customers for the payment of storm recovery charges.

Nonbypassable storm recovery charges:

The Securitization Law provides that the storm recovery charges are nonbypassable subject to the terms of the financing order. "Nonbypassable" means that ELL collects these charges from its existing and future LPSC-jurisdictional customers receiving transmission or distribution retail electric service, or both, from ELL or its successors or assignees under rate schedules or special contracts approved by the Louisiana commission, even if the customer elects to purchase electricity from an alternative electricity supplier as a result of a fundamental change in the manner of regulation of public utilities in Louisiana. Under current law, customers of Louisiana public utilities cannot buy their electricity from alternative electricity suppliers. As described in the accompanying prospectus, certain self-generators of electricity have a limited exception from the charge.

Initial storm recovery charge:

The storm recovery charge will be calculated and separately set forth on each customer bill as a percentage of base rate revenues. The initial storm recovery charge (expressed as a percentage of base rate revenues- i.e., electricity and demand charges) for all customers except large industrial customers is [_.__]% and for large industrial customers is [_.__]%.

Priority of Distributions:	On each payment date for the Series A Bonds, the trustee will allocate or pay all amounts on deposit in the general subaccount of the collection account in the following order of priority:
payment of a pro rata portion of the trustee's fees, expenses and any outstanding indemnity amounts not to exceed [$____________] in any 12-month period, payment of the servicing fee relating to the Series A Bonds, plus any unpaid servicing fees from prior payment dates, payment of a pro rata portion of the administration fee, and a pro rata portion of the fees of our independent manager(s),

  payment of a pro rata portion of all of our other ordinary periodic operating expenses relating to the Series A Bonds, such as accounting and audit fees, rating agency fees, legal fees and certain reimbursable costs of the servicer under the servicing agreement, payment of the interest then due on the Series A Bonds, including any past-due interest, payment of the principal then required to be paid on the Series A Bonds as a result of acceleration upon an event of default or at final maturity, payment of the principal then scheduled to be paid on the Series A Bonds in accordance with the expected sinking fund schedule, including any previously unpaid scheduled principal,

  payment of a pro rata portion of any of our remaining unpaid operating expenses and any remaining amounts owed pursuant to the basic documents, including all remaining indemnity amounts owed to the trustee, replenishment of any amounts drawn from the capital subaccount,

  if there is a positive balance after making the allocations above, an amount of investment earnings on the applicable capital subaccount not to exceed [_.__%] per annum shall be paid to us; provided that no event of default has occurred or is continuing, allocation of the remainder, if any, to the excess funds subaccount, and after the Series A Bonds have been paid in full and discharged, the balance, together with all amounts in the capital subaccount and the excess funds subaccount, to us free and clear of the lien of the indenture.

  Amounts in items 1, 3, 4 and 8 will be allocated among different series of storm recovery bonds, including the Series A Bonds, based on their respective outstanding amounts. Please read "Credit Enhancement-How Funds in the Collection Account Will Be Allocated" in this prospectus supplement. The annual servicing fee for the Series A Bonds payable to ELL or any affiliate thereof while it is acting as servicer shall initially be 0.03% of the initial principal amount of the Series A Bonds plus reimbursement for its out of pocket costs for external accounting services. The annual servicing fee for the Series A Bonds payable to any other servicer not affiliated with ELL shall not at any time exceed 0.60% of the original principal amount of the Series A Bonds unless such higher rate is approved by the Louisiana commission.

Currently Outstanding Series:	The Series A Bonds are the first series of storm recovery bonds we have issued.
Master Trust Structure; Issuance of Additional Series:

  The indenture has been structured as the functional equivalent of a master trust in that we may, subject to the terms of the financing order or any subsequent financing order but without your prior review or approval, acquire additional storm recovery property and issue one or more additional series of storm recovery bonds which are backed by such storm recovery property, all of which storm recovery bonds will be paid through collections of additional storm recovery charges from the same group of customers. Please read "Allocations as Between Series" in this Summary of Terms. In addition, ELL may also sell storm recovery property to one or more entities other than us in connection with the issuance of a new series of storm recovery bonds without your prior review or approval. The aggregate outstanding amount of storm recovery bonds that may be authenticated and delivered under the indenture may not exceed the aggregate amount of storm recovery bonds that are authorized under all applicable financing orders. Any new series may include terms and provisions that would be unique to that particular series. We may not issue additional storm recovery bonds nor may ELL sell storm recovery property to other entities issuing storm recovery bonds if the issuance would result in the credit ratings on any outstanding series of storm recovery bonds being reduced or withdrawn. It will be a condition of issuance for each series of storm recovery bonds that the new series be rated "Aaa" by Moody's, "AAA" by S&P and "AAA" by Fitch. Please read "Description of the Storm Recovery Bonds-Conditions of Issuance of Additional Series and Acquisition of Additional Storm Recovery Property" in the accompanying prospectus.

Allocations as Between Series:

  The Series A Bonds will not be subordinated in right of payment to any other series of storm recovery bonds. Each series of storm recovery bonds will be secured by its own storm recovery property, which will include the right to impose, collect and receive storm recovery charges calculated in respect of that series, and the right to impose true-up adjustments, as required pursuant to the applicable financing order, to correct overcollections or undercollections in respect of that series. Each series will also have its own collection account, including any related subaccounts, into which collections of the storm recovery charges relating to that series will be deposited and from which amounts will be withdrawn to pay the related series of storm recovery bonds. Holders of one series of storm recovery bonds will have no recourse to collateral for a different series. In the event that more than one series of storm recovery bonds is issued, the administration fees, independent manager fees and other operating expenses payable by us on any payment date will be assessed to each series on a pro rata basis, based upon the respective outstanding amounts of each series. Please read "Security for the Storm Recovery Bonds-Description of Indenture Accounts" and "-How Funds in the Collection Account Will Be Allocated" in the accompanying prospectus.

  Although each series will have its own storm recovery property, storm recovery charges relating to the Series A Bonds and storm recovery charges relating to any other series will be collected through single bills to individual customers that include all charges related to the purchase of electricity, without separately itemizing the storm recovery charge components applicable to separate series. In the event a customer does not pay in full all amounts owed under any bill including storm recovery charges, ELL is required to allocate any resulting shortfalls in storm recovery charges ratably based on the amounts of storm recovery charges owing in respect of the Series A Bonds, any amounts owing to any other series of storm recovery bonds, and amounts owing to any other subsequently created special-purpose subsidiaries of ELL which issue storm recovery bonds. Please read "Description of the Storm Recovery Bonds-Allocations as Between Series" and "The Servicing Agreement-Remittances to Collection Account" in the accompanying prospectus.

20% international risk weighting:

  If held by financial institutions subject to regulation in countries (other than the United States) that have adopted the 1988 International Convergence of Capital Measurement and Capital Standards of the Basel Committee on Banking Supervision (as amended, the "1988 Basel Accord"), the Series A Bonds may attract the same risk weighting as "claims on" or "claims guaranteed by" non-central government bodies within the United States, which are accorded a 20% risk weighting.

  We have been informed that the United Kingdom's Financial Services Authority has issued individual guidance in respect of the 1988 Basel Accord to one or more investors in transactions not involving us or our affiliates that an investment in bonds issued under a Texas statute similar to the Securitization Law can be accorded a 20% risk weighting, which is similar to the risk weighting assigned to U.S. Agency corporate securities (FNMA, FHLMC, etc.).

  In addition, under the new framework established by "International Convergence of Capital Management and Capital Standards: A Revised Framework" (as amended, "Basel II"), the Series A Bonds may also attract a risk weighting of 20% on the basis that the bonds are rated in the highest category by a major rating agency.

  However, we cannot assure you that the Series A Bonds will attract a 20% risk weighting treatment under any national law, regulation or policy implementing the 1988 Basel Accord, Basel II or any transitional regime. Investors should consult their regulators before making any investment. Please read "Risk Weighting of the Series A Bonds Under Certain International Capital Guidelines" in this prospectus supplement and "Risk Weighting Under Certain International Capital Guidelines" in the accompanying prospectus.

Website continuing disclosure:

  The indenture under which the Series A Bonds will be issued requires any of the periodic reports that the issuing entity or the sponsor files on its behalf with the SEC and certain servicer certificates be posted on the website associated with the issuing entity's parent, currently located at www.entergy.com.

Tax treatment:

  Bonds will be treated as debt for U.S. federal income tax purposes and Louisiana tax purposes. Please read "Material U.S. Federal Income Tax Consequences" and "Material Louisiana State Tax Consequences" in the accompanying prospectus.

ERISA eligible:	Yes; please read "ERISA Considerations" in the accompanying prospectus.
Payment dates and interest accrual:	Semi-annually, __________ and __________. Interest will be calculated on a 30/360 basis. The first scheduled payment date is __________, 2008.
Expected settlement:	___________, 2007, settling flat. DTC, Clearstream and Euroclear.
Risk factors:	You should consider carefully the risk factors beginning on page 12 of the accompanying prospectus before you invest in the Series A Bonds.

  THE SERIES A BONDS

  We will issue the Series A Bonds and secure their payment under an indenture that we will enter into with ____________, as trustee, referred to in this prospectus supplement and the accompanying prospectus as the trustee. We will issue the Series A Bonds in minimum denominations of $100,000 and in integral multiples of $1,000, except that we may issue one bond in each tranche in a smaller denomination. The expected average life in years, initial principal balance, scheduled final payment date, final maturity date and interest rate for each tranche of the Series A Bonds are stated in the table below.

Tranche	Expected Average Life (Years)	Principal Amount Issued	Scheduled Final Payment Date	Final Maturity Date	Interest Rate

  The scheduled final payment date for each tranche of the Series A Bonds is the date when the outstanding principal balance of that tranche will be reduced to zero if we make payments according to the expected amortization schedule for that tranche. The final maturity date for each tranche of Series A Bonds is the date when we are required to pay the entire remaining unpaid principal balance, if any, of all outstanding Series A Bonds of that tranche. The failure to pay principal of any tranche of Series A Bonds by the final maturity date for that tranche is an event of default under the Indenture, but the failure to pay principal of any tranche of Series A Bonds by the respective scheduled final payment date will not be an event of default under the Indenture. Please read "Description of the Storm Recovery Bonds-Interest and Principal on the Storm Recovery Bonds" and "-Events of Default; Rights Upon Event of Default" in the accompanying prospectus.

  The Collateral

  The Series A Bonds will be secured under the indenture by the assets relating to the Series A Bonds. The principal asset pledged will be the storm recovery property relating to the Series A Bonds, which is a present contract right created under the Securitization Law enacted by the Louisiana legislature in May 2006 and by the financing order issued by the Louisiana commission on August 28, 2007, referred to in this prospectus supplement as the financing order. The collateral also consists of:

        our rights under the sale agreement pursuant to which we will acquire the storm recovery property, under the administration agreement and under all bills of sale delivered by ELL pursuant to the sale agreement, our rights under the true-up mechanism,
        our rights under the servicing agreement and any subservicing, agency, intercreditor or collection agreements executed in connection with the servicing agreement, the collection account for the Series A Bonds and all subaccounts of the collection account, all of our other property related to the Series A Bonds, other than any cash released to us by the trustee on any payment date from earnings on the capital subaccount, all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing, and all payments on or under and all proceeds in respect of any or all of the foregoing.

  The Storm Recovery Property

  In general terms, all of the rights and interests of ELL that relate to the Series A Bonds under the financing order, upon transfer to us pursuant to the sale agreement, are referred to in this prospectus supplement as the storm recovery property. The storm recovery property includes the right to impose, collect and receive an amount sufficient to pay principal and interest and to make other deposits in connection with the Series A Bonds. During the twelve months ended December 31, 2006, approximately 46% of ELL's total retail electric deliveries were to industrial customers, 21% were to commercial customers, 31% were to residential customers and 2% were to government and municipal customers. Except in their capacity as customers, neither the State of Louisiana nor any political subdivision, agency, authority or instrumentality of the State of Louisiana, nor any other entity, will be obligated to provide funds for the payment of the Series A Bonds.

  Storm recovery charges authorized in the financing order that relate to the Series A Bonds are irrevocable and not subject to reduction, impairment, or adjustment by further action of the Louisiana commission, except for semi-annual and interim true-up adjustments to correct overcollections or undercollections and to provide for the expected recovery of amounts sufficient to timely provide all payments of debt service and other required amounts and charges in connection with the Series A Bonds. Please read "Credit Enhancement-True-Up Mechanism for Payment of Scheduled Principal and Interest" in this prospectus supplement. All revenues and collections resulting from storm recovery charges provided for in the financing order that relate to the Series A Bonds are part of the storm recovery property.

  The storm recovery property relating to the Series A Bonds and other storm recovery property that may be sold to us in connection with one or more separate financing orders providing for separate series of storm recovery bonds are described in more detail under "The Sale Agreement-Sale and Assignment of the Storm Recovery Property" in the accompanying prospectus.

  We will purchase the storm recovery property from ELL to support the issuance of the Series A Bonds. The servicer will bill and collect storm recovery charges allocable to the Series A Bonds from customers and will remit the collections to the trustee.

  Financing Order

  On August 28, 2007, the Louisiana commission issued its financing order to ELL authorizing the issuance of storm recovery bonds in the aggregate principal amount of approximately $705 million, consisting of: (a) approximately $545 million of storm recovery costs, which includes carrying costs through the projected issuance date of the storm recovery bonds of September 27, 2007, plus (b) the costs of funding storm recovery reserves for ELL's operations that are subject to the jurisdiction of the LPSC in the amount of approximately $152 million, plus (c) upfront financing costs, which are capped, and are not to exceed $7.5 million, plus or minus (d) any adjustment, pursuant to an issuance advice letter, to reflect the cost of any approved credit enhancement or any change in carrying costs necessary to account for the number of days either less or greater than assumed in the calculation based on the projected issuance date of the Series A Bonds of September 27, 2007. The financing order became final and non-appealable on September 13, 2007. To the extent the storm recovery bonds are issued on a date other than September 27, 2007, the financing order requires ELL to adjust the carrying costs for the difference in the number of days either greater than or less than assumed in the calculation based on the projected issuance date of September 27, 2007. In the financing order, the Louisiana commission committed that it will act pursuant to the irrevocable financing order as expressly authorized by the Securitization Law to ensure that expected storm recovery charge revenues are sufficient to pay the scheduled principal of and interest on the storm recovery bonds issued pursuant to the financing order and all other financing costs in connection with the related series of storm recovery bonds. Such financing order, pursuant to the provisions of the Securitization Law and the financing order, is irrevocable and is not subject to reduction, impairment or adjustment by further action of the Louisiana commission, except as contemplated by the periodic true-up adjustments. The financing order also concludes that the true-up mechanism and all other obligations of the State of Louisiana and the Louisiana commission set forth in the irrevocable financing order are direct, explicit, irrevocable and unconditional upon issuance of the Series A Bonds. Please read "ELL's Financing Order" in the accompanying prospectus.

  Payment and Record Dates and Payment Sources

  Beginning __________, 2008, we will make payments on the Series A Bonds semi-annually on __________ and __________ of each year, or, if that day is not a business day, the following business day (each, a payment date). So long as the Series A Bonds are in book-entry form, on each payment date, we will make interest and principal payments to the persons who are the holders of record as of the business day immediately prior to that payment date, which is referred to as the "record date." If we issue certificated storm recovery bonds to beneficial owners of the Series A Bonds, the record date will be the last business day of the calendar month immediately preceding the payment date. On each payment date, we will pay amounts on outstanding Series A Bonds from amounts available in the collection account and the related subaccounts held by the trustee in the priority set forth under "Credit Enhancement-How Funds in the Collection Account Will Be Allocated" in this prospectus supplement. These available amounts, which will include amounts collected by the servicer for us with respect to the storm recovery charges, are described in greater detail under "Security for the Storm Recovery Bonds-How Funds in the Collection Account Will Be Allocated" and "The Servicing Agreement-Remittances to Collection Account" in the accompanying prospectus.

  Principal Payments

  On each payment date, we will pay principal of the Series A Bonds to the bondholders equal to the sum, without duplication, of:

        the unpaid principal amount of any Series A Bond whose final maturity date is on that payment date, plus the unpaid principal amount of any bond upon acceleration following an event of default relating to the Series A Bonds, plus any overdue payments of principal, plus
        any unpaid and previously scheduled payments of principal, plus the principal scheduled to be paid on any bond on that payment date,

  but only to the extent funds are available in the collection account (including all applicable subaccounts) after payment of certain of our fees and expenses and after payment of interest as described below under "-Interest Payments." To the extent funds are so available, we will make scheduled payments of principal of the Series A Bonds in the following order:

  [1. to the holders of the tranche A-1 Series A Bonds, until the principal balance of that tranche has been reduced to zero,

  2. to the holders of the tranche A-2 Series A Bonds, until the principal balance of that tranche has been reduced to zero, and

  3. to the holders of the tranche A-3 Series A Bonds, until the principal balance of that tranche has been reduced to zero.]

  However, we will not pay principal of any tranche of Series A Bonds on any payment date if making the payment would reduce the principal balance of that tranche to an amount lower than the amount specified in the expected amortization schedule below for that tranche on that payment date. Any excess funds remaining in the collection account after payment of principal, interest, applicable fees and expenses and payments to the applicable subaccounts of the collection account will be retained in the excess funds subaccount until applied on a subsequent payment date. The entire unpaid principal balance of each tranche of the Series A Bonds will be due and payable on the final maturity date for the tranche.

  If an event of default under the indenture has occurred and is continuing, the trustee or the holders of a majority in principal amount of the storm recovery bonds of each affected series then outstanding may declare the unpaid principal balance of the storm recovery bonds of each such affected series, together with accrued interest thereon, to be due and payable. However, the nature of our business will result in payment of principal upon an acceleration of the Series A Bonds being made as funds become available. Please read "Risk Factors-Risks Associated With the Unusual Nature of the Storm Recovery Property-Foreclosure of the trustee's lien on the storm recovery property for a series of storm recovery bonds might not be practical, and acceleration of the storm recovery bonds of such series before maturity might have little practical effect" and "-You may experience material payment delays or incur a loss on your investment in the storm recovery bonds because the source of funds for payment is limited" in the accompanying prospectus. If there is a shortfall in the amounts available to make principal payments on storm recovery bonds of a series that are due and payable, including upon an acceleration following an event of default under the related Indenture, the trustee will distribute principal from the collection account for that series pro rata to each tranche of storm recovery bonds of that series based on the principal amount then due and payable on the payment date; and if there is a shortfall in the remaining amounts available to make principal payments on storm recovery bonds of a series that are scheduled to be paid, the trustee will distribute principal from the collection account for that series pro rata to each tranche of storm recovery bonds of that series based on the principal amount then scheduled to be paid on the payment date.

  The expected sinking fund schedule below sets forth the corresponding principal payment that is scheduled to be made on each payment date for each tranche of the Series A Bonds from the issuance date to the scheduled final payment date. Similarly, the expected amortization schedule below sets forth the principal balance that is scheduled to remain outstanding on each payment date for each tranche of the Series A Bonds from the issuance date to the scheduled final payment date.

  EXPECTED SINKING FUND SCHEDULE

Semi-Annual Payment Date	Tranche A-1 Balance	Tranche A-2 Balance	Tranche A-3 Balance
Tranche Size

Total Payments

  We cannot assure you that the principal balance of any tranche of the Series A Bonds will be reduced at the rate indicated in the table above. The actual reduction in tranche principal balances may occur more slowly. The actual reduction in tranche principal balances will not occur more quickly than indicated in the above table, except in the case of acceleration due to an event of default under the indenture. The Series A Bonds will not be in default if principal is not paid as specified in the schedule above unless the principal of any tranche is not paid in full on or before the final maturity date of that tranche.

  Expected Amortization Schedule

  Outstanding Principal Balance Per Tranche

Semi-Annual Payment Date	Tranche A-1 Balance	Tranche A-2 Balance	Tranche A-3 Balance
Issuance Date

  On each payment date, the trustee will make principal payments to the extent the principal balance of each tranche of the Series A Bonds exceeds the amount indicated for that payment date in the table above and to the extent of funds available in the collection account after payment of certain of our fees and expenses and after payment of interest.

  Weighted Average Life Sensitivity

  Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of the security has been repaid to the investor. The rate of principal payments on each tranche of Series A Bonds, the aggregate amount of each interest payment on each tranche of Series A Bonds and the actual final payment date of each tranche of Series A Bonds will depend on the timing of the servicer's receipt of storm recovery charges from customers. Please read "Weighted Average Life and Yield Considerations for the Storm Recovery Bonds" in the accompanying prospectus for further information. Changes in the expected weighted average lives of the tranches of the Series A Bonds in relation to variances in actual energy consumption levels (retail electric sales) from forecast levels are shown below. [Severe stress cases on electricity consumption result in no measurable changes in the weighted average lives of each tranche.]

  [Weighted Average Life by Tranche table to come]

  Assumptions

  [For the purposes of preparing the above chart, the following assumptions, among others, have been made: (i) the forecast error stays constant over the life of the Series A Bonds and is equal to an overestimate of electricity consumption of [7.5%] ([2.1] standard deviations from mean) or [15%] ([5.0] standard deviations from mean) and (ii) the Servicer makes timely and accurate filings to true-up the storm recovery charges semi-annually. There can be no assurance that the weighted average lives of the Series A Bonds will be as shown.]

  Fees and Expenses

  As set forth in the table below, the issuing entity is obligated to pay fees to ELL as initial servicer, the trustee, its independent manager(s) and ELL as administrator. The following tables illustrate this arrangement.
Recipient	Source of Payment	Fees and Expenses Payable
Servicer	Storm recovery charge collections and investment earnings.	Fixed at 0.03% per annum of the initial principal amount of the Series A Bonds, plus costs for the external accounting services
Trustee	Storm recovery charge collections and investment earnings.	[$____, plus expenses]
Independent Manager(s)	Storm recovery charge collections and investment earnings.	[$5,000 per annum, plus expenses]
Administration Fee	Storm recovery charge collections and investment earnings.	$100,000 per annum, payable in installments of $50,000 on each payment date

  The annual servicing fee payable to any servicer not affiliated with ELL shall not at any time exceed approximately 0.60% of the original principal amount of the Series A Bonds, unless such higher rate is approved by the Louisiana commission.

  Distribution Following Acceleration

  Upon an acceleration of the maturity of the Series A Bonds, the total outstanding principal balance of and interest accrued on the Series A Bonds will be payable, without priority of interest over principal or principal over interest and without regard to tranche. Although principal will be due and payable upon acceleration, the nature of our business will result in principal being paid as funds become available. Please read "Risk Factors-Risks Associated with the Unusual Nature of the Storm Recovery Property-Foreclosure of the trustee's lien on the storm recovery property for a series of storm recovery bonds might not be practical, and acceleration of the storm recovery bonds of such series before maturity might have little practical effect" and "Risk Factors-You may experience material payment delays or incur a loss on your investment in the storm recovery bonds because the source of funds for payment is limited" in the accompanying prospectus.

  Interest Payments

  Holders of storm recovery bonds in each tranche of Series A Bonds will receive interest at the rate for that tranche as set forth in the table on page [S-9.]

  Interest on each tranche of Series A Bonds will accrue from and including the date of issuance to but excluding the first payment date, and thereafter from and including the previous payment date to but excluding the applicable payment date until the Series A Bonds have been paid in full, at the interest rate indicated in the table on page [S-9.] Each of those periods is referred to as an "interest accrual period." On each payment date, we will pay interest on each tranche of the Series A Bonds equal to the following amounts:

        if there has been a payment default, any interest payable but unpaid on any prior payment date, together with interest on such unpaid interest, if any, and accrued interest on the principal balance of each tranche of the Series A Bonds as of the close of business on the preceding payment date, or the date of the original issuance of the Series A Bonds, after giving effect to all payments of principal made on the preceding payment date, if any.

  We will pay interest on the Series A Bonds before we pay principal on the Series A Bonds. Please read "Description of the Storm Recovery Bonds-Interest and Principal on the Storm Recovery Bonds" in the accompanying prospectus. If there is a shortfall in the amounts available in the collection account to make interest payments on the Series A Bonds, the trustee will distribute interest pro rata to each tranche of Series A Bonds based on the amount of interest payable on each such outstanding tranche. Please read "Credit Enhancement-Collection Account and Subaccounts" in this prospectus supplement. We will calculate interest on tranches of the Series A Bonds on the basis of a 360-day year of twelve 30-day months.

  Optional Redemption

  We may not voluntarily redeem any tranche of the Series A Bonds prior to the scheduled final payment date for such tranche.

  CREDIT ENHANCEMENT

  Credit enhancement for the Series A Bonds is intended to protect you against losses or delays in scheduled payments on your Series A Bonds. Please read "Risk Factors-You may experience material payment delays or incur a loss on your investment in the storm recovery bonds because the source of funds for payment is limited" in the accompanying prospectus.

  True-Up Mechanism for Payment of Scheduled Principal and Interest

  As authorized by the Securitization Law, the financing order requires that storm recovery charges be adjusted at least semi-annually to correct any overcollections or undercollections in the preceding six months. The initial recovery period may be longer or shorter than six months. The financing order also requires the servicer to make interim true-up adjustments if the servicer forecasts that storm recovery charge collections will be insufficient to make all scheduled payments of principal, interest and other amounts in respect of the Series A Bonds during the current or next succeeding semi-annual period and to replenish any draws upon the capital subaccount. These adjustments are intended to ensure the expected recovery of amounts sufficient to timely provide all payments of debt service and other required amounts and charges in connection with the Series A Bonds.

  There is no "cap" on the level of storm recovery charges that may be imposed on customers to pay on a timely basis scheduled principal and interest on the Series A Bonds. Through the true-up mechanism, all customers cross share in the liabilities of all other customers for the payment of storm recovery charges.

  The financing order concludes that the true-up mechanism and all other obligations of the State of Louisiana and the Louisiana commission set forth in the financing order are direct, explicit, irrevocable and unconditional upon issuance of the Series A Bonds, and are legally enforceable against the State of Louisiana and the Louisiana commission. Please read "ELL's Financing Order" and "The Servicing Agreement-The Storm Recovery Charge Adjustment Process" in the accompanying prospectus.

  Collection Account and Subaccounts

  The trustee will establish a collection account for the Series A Bonds to hold the capital contribution from ELL and collected storm recovery charges daily remitted to the trustee by the servicer. The collection account will consist of various subaccounts, including the following:

        the general subaccount,
        the excess funds subaccount, and
        the capital subaccount.

  For administrative purposes, the subaccounts may, but need not, be established as separate accounts which will be recognized individually as subaccounts and collectively as the collection account. Withdrawals from and deposits to these subaccounts will be made as described below in this prospectus supplement and under "Security for the Storm Recovery Bonds-Description of Indenture Accounts" and "-How Funds in the Collection Account Will Be Allocated" in the accompanying prospectus.

  The General Subaccount. The trustee will deposit collected storm recovery charges remitted to it by the servicer with respect to the Series A Bonds into the general subaccount. On each payment date, the trustee will allocate amounts in the general subaccount as described under "-How Funds in the Collection Account Will Be Allocated" below.

  The Excess Funds Subaccount. The excess funds subaccount will be funded with collected storm recovery charges and earnings on amounts in the collection account, other than earnings on amounts allocated to the capital subaccount, in excess of the amount necessary to pay on any payment date:

            fees and expenses, including any indemnity payments, of the trustee, our independent manager(s), the servicer and the administrator and other fees, expenses, costs and charges, principal and interest payments on the Series A Bonds required to be paid or scheduled to be paid on that payment date, and any amount required to replenish any amounts drawn from the capital subaccount.

  The periodic adjustments of the storm recovery charges will be calculated to eliminate any amounts held in the excess funds subaccount. These adjustments generally will occur semi-annually or on an interim basis if the servicer forecasts that storm recovery charge collections will be insufficient to make all scheduled payments of principal, interest and other amounts in respect of the Series A Bonds during the current or next succeeding semi-annual period and to replenish any draws upon the capital subaccount.

  If amounts available in the general subaccount are not sufficient to pay the fees and expenses due on any payment date, to make required or scheduled payments to the bondholders and to replenish any amounts drawn from the capital subaccount, the trustee will first draw on any amounts in the excess funds subaccount to make those payments.

  The Capital Subaccount. On the date we issue the Series A Bonds, ELL will deposit $__________ into the capital subaccount as a capital contribution to us, which is equal to 0.5% of the initial outstanding principal balance of the Series A Bonds. The capital contribution has been set at a level sufficient to obtain the ratings on the Series A Bonds described in the accompanying prospectus under "Ratings for the Storm Recovery Bonds." If amounts available in the general subaccount and the excess funds subaccount are not sufficient to make required or scheduled payments to the bondholders and to pay the fees and expenses specified in the indenture due on any payment date, the trustee will draw on amounts in the capital subaccount to make those payments.

  How Funds in the Collection Account Will Be Allocated

  Amounts remitted by the servicer to the trustee with respect to the Series A Bonds, including any indemnity amounts, and all investment earnings on amounts in the subaccounts in the collection account will be deposited into the general subaccount of the collection account.

  On each payment date, the trustee will allocate or pay all amounts on deposit in the general subaccount of the collection account for the Series A Bonds in the following priority:

      payment of a pro rata portion, based upon the respective outstanding amount of the Series A Bonds and all other series of storm recovery bonds, of the trustee's fees, expenses and any outstanding indemnity amounts, not to exceed [$___________] in any 12-month period, payment of the servicing fee relating to the Series A Bonds, plus any unpaid servicing fees from prior payment dates, payment of a pro rata portion, based upon the respective outstanding amount of the Series A Bonds and all other series of storm recovery bonds, of the administration fee and of the fees of our independent manager(s), each as described in the table on page [S-14] in each case with any unpaid administration or management fees from prior payment dates, payment of a pro rata portion, based upon the respective outstanding amount of the Series A Bonds and all other series of storm recovery bonds, of all of our other ordinary periodic operating expenses, such as accounting and audit fees, rating agency fees, legal fees and certain reimbursable costs of the servicer under the servicing agreement, payment of the interest then due on the Series A Bonds, including any past-due interest, payment of principal then required to be paid on the Series A Bonds as a result of acceleration upon an event of default or at final maturity, payment of principal then scheduled to be paid on the Series A Bonds, including any previously unpaid scheduled principal, payment of a pro rata portion, based upon the respective outstanding amount of the Series A Bonds and all other series of storm recovery bonds, of any of our remaining unpaid operating expenses and any remaining amounts owed pursuant to the basic documents, including all remaining indemnity amounts owed to the trustee, replenishment of any amounts drawn from the capital subaccount for the Series A Bonds, if there is a positive balance after making the allocations above, an amount of investment earnings on the capital subaccount not to exceed [_.__%] per annum shall be paid to us; provided that no event of default has occurred or is continuing,, allocation of the remainder, if any, to the excess funds subaccount, and after the Series A Bonds have been paid in full and discharged, the balance, together with all amounts in the capital subaccount and the excess funds subaccount, to us free and clear of the lien of the indenture.

      If, on any payment date, funds in the general subaccount are insufficient to make the allocations or payments contemplated by clauses 1 through 9 of the first paragraph of this subsection, the trustee will draw from amounts on deposit in the following subaccounts in the following order up to the amount of the shortfall:

      from the excess funds subaccount for allocations and payments contemplated in clauses 1 through 9, and from the capital subaccount for allocations and payments contemplated in clauses 1 through 8.

  If, on any payment date, available collections of storm recovery charges allocable to the Series A Bonds, together with available amounts in the related subaccounts, are not sufficient to pay interest due on all outstanding Series A Bonds on that payment date, amounts available will be allocated pro rata based on the amount of interest payable on each tranche of the Series A Bonds. If, on any payment date, remaining collections of storm recovery charges allocable to the Series A Bonds, together with available amounts in the subaccounts, are not sufficient to pay principal due and payable on all outstanding Series A Bonds on that payment date, amounts available will be allocated pro rata based on the principal amount of each tranche then due and payable. If, on any payment date, remaining collections of storm recovery charges allocable to the Series A Bonds, together with available amounts in the subaccounts, are not sufficient to pay principal scheduled to be paid on all outstanding Series A Bonds, amounts available will be allocated sequentially to each tranche then scheduled to be paid on the payment date. If the trustee uses amounts on deposit in the capital subaccount to pay those amounts or make those transfers, as the case may be, subsequent adjustments to the related storm recovery charges will take into account, among other things, the need to replenish those amounts.

  UNDERWRITING THE SERIES A BONDS

  Subject to the terms and conditions in the underwriting agreement among us, ELL and the underwriters, for whom [to come] are acting as representatives, we have agreed to sell to the underwriters, and the underwriters have severally agreed to purchase, the principal amount of the Series A Bonds listed opposite each underwriter's name below:

Underwriter	Tranche A-1	Tranche A-2	Tranche A-3

	$	$	$

Total	$	$	$

  Under the underwriting agreement, the underwriters will take and pay for all of the Series A Bonds we offer, if any is taken. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

  The Underwriters' Sales Price for the Series A Bonds

  The Series A Bonds sold by the underwriters to the public will be initially offered at the prices to the public set forth on the cover of this prospectus supplement. The underwriters propose initially to offer the Series A Bonds to dealers at such prices, less a selling concession not to exceed the percentage listed below for each tranche. The underwriters may allow, and dealers may reallow, a discount not to exceed the percentage listed below for each tranche.

	Selling Concession	Reallowance Discount
Tranche A-1
Tranche A-2
Tranche A-3

  After the initial public offering, the public offering prices, selling concessions and reallowance discounts may change.

  No Assurance as to Resale Price or Resale Liquidity for the Series A Bonds

  The Series A Bonds are a new issue of securities with no established trading market. They will not be listed on any securities exchange. The underwriters have advised us that they intend to make a market in the Series A Bonds, but they are not obligated to do so and may discontinue market making at any time without notice. We cannot assure you that a liquid trading market will develop for the Series A Bonds.

  Various Types of Underwriter Transactions That May Affect the Price of the Series A Bonds

  The underwriters may engage in overallotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the Series A Bonds in accordance with Regulation M under the Securities Exchange Act of 1934. Overallotment transactions involve syndicate sales in excess of the offering size, which create a syndicate short position. Stabilizing transactions are bids to purchase the Series A Bonds, which are permitted, so long as the stabilizing bids do not exceed a specific maximum price. Syndicate covering transactions involve purchases of the Series A Bonds in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the Series A Bonds originally sold by the syndicate member are purchased in a syndicate covering transaction. These overallotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the Series A Bonds to be higher than they would otherwise be. Neither we, ELL, the trustee, our managers nor any of the underwriters represent that the underwriters will engage in any of these transactions or that these transactions, if commenced, will not be discontinued without notice at any time.

  Certain of the underwriters and their affiliates have in the past provided, and may in the future from time to time provide, investment banking and general financing and banking services to ELL and its affiliates for which they have in the past received, and in the future may receive, customary fees. In addition, each underwriter may from time to time take positions in the Series A Bonds.

  We estimate that the total expenses of the offering will be $[__________].

  We and ELL have agreed to indemnify the underwriters against some liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

  The underwriters are offering the Series A Bonds, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters, including the validity of the Series A Bonds and other conditions contained in the underwriting agreement, such as receipt of ratings confirmations, officers' certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject offers in whole or in part.

  MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

  In the opinion of Sidley Austin LLP, counsel to us and to ELL, interest paid on the Series A Bonds generally will be taxable to a U.S. bondholder as ordinary interest income at the time it accrues or is received in accordance with the U.S. bondholder's method of accounting for U.S. federal income tax purposes. Sidley Austin LLP has also issued an opinion, based on Revenue Procedure 2005-62, 2005-37 I.R.B. 507, that, for federal income tax purposes (1) we will not be treated as a taxable entity separate and apart from ELL, our sole member, and (2) the Series A Bonds will constitute indebtedness of ELL. Each beneficial owner of a bond, by acquiring a beneficial interest, agrees to treat such bond as indebtedness of our sole member secured by the collateral for federal (and, to the extent applicable, state) income tax purposes unless otherwise required by appropriate taxing authorities. Please read "Material U.S. Federal Income Tax Consequences" and "Material Louisiana State Tax Consequences" in the accompanying prospectus.

  MATERIAL LOUISIANA STATE TAX CONSEQUENCES

  In the opinion of Phelps Dunbar, L.L.P., counsel to us and to ELL, interest paid on the Series A Bonds generally will be taxed for Louisiana income tax purposes consistently with its taxation for U.S. federal income tax purposes and such interest received by a person who is not otherwise subject to corporate or personal income tax in the state of Louisiana will not be subject to tax in Louisiana. Phelps Dunbar, L.L.P. has also issued an opinion that for Louisiana income tax purposes (1) we will not be treated as a taxable entity separate and apart from ELL, our sole member, and (2) the Series A Bonds will constitute indebtedness of ELL. Please read "Material U.S. Federal Income Tax Consequences" and "Material Louisiana State Tax Consequences" in the accompanying prospectus.

  [RISK WEIGHTING OF THE series a BONDS UNDER CERTAIN INTERNATIONAL CAPITAL GUIDELINES

  If held by financial institutions subject to regulation in countries (other than the United States) that have adopted the 1988 International Convergence of Capital Measurement and Capital Standards of the Basel Committee on Banking Supervision (as amended, the "1988 Basel Accord"), the Series A Bonds may attract the same risk weighting as "claims on" or "claims guaranteed by" non-central government bodies within the United States, which are accorded a 20% risk weighting.

  We have been informed that the United Kingdom's Financial Services Authority has issued individual guidance in respect of the 1988 Basel Accord to one or more investors in transactions not involving us or our affiliates that an investment in bonds issued under a Texas statute similar to the Securitization Law can be accorded a 20% risk weighting, which is similar to the risk weighting assigned to U. S. Agency corporate securities (FNMA, FHLMC, etc.) and that this determination is based in part on the following factors, which are also present in our transaction:

      under the Securitization Law and the financing order, ELL is authorized to establish us as a special purpose entity, responsible to the State of Louisiana and the Louisiana commission, to issue the storm recovery bonds;
      we are not owned by the Louisiana commission or the State of Louisiana;
      Series A Bonds are payable through storm recovery charges, which are a financial charge on ratepayers (i.e., customers who consume electricity that is delivered through ELL's distribution system and certain new on-site generation);
      the amount of storm recovery charges in respect of the Series A Bonds will be set by the Louisiana commission at a level designed to ensure repayment of the Series A Bonds;
      should ratepayers fail to pay the storm recovery charges, then there is a true-up mechanism which allows us to recalculate the storm recovery charges such that those ratepayers who do pay will make up the difference; this increase has to be approved by the Louisiana commission; and the State of Louisiana, as long as it consumes electricity, is one of these ratepayers and therefore would be a payer of last resort;
      the Louisiana commission commits that it will act to ensure that the true-up mechanism is used;
      pursuant to the Securitization Law, the State of Louisiana pledges not to take any action that would impair the value of the storm recovery property, which includes our right to impose, collect and receive storm recovery charges and the operation of the true-up mechanism;
      the trustee has a first priority lien on storm recovery property and associated storm recovery charge payments;
      storm recovery charges are directly and expressly linked to payments of principal and interest on the storm recovery bonds;
      the obligation of ratepayers (including the State of Louisiana and local governments) to pay storm recovery charges is unaffected by:
      the entity from which they purchase electricity,
      the quality of electricity service provided, so that ratepayers cannot refuse to pay storm recovery charges because of poor service, or other ratepayers finding some entitlement not to pay or initiating court actions, including actions against the State of Louisiana, over the storm recovery charges.

  We note that the United Kingdom has, since January 1, 2007 and the issuance of the guidance discussed above, implemented the "International Convergence of Capital Measurement and Capital Standards: A Revised Framework" (as amended, "Basel II"). There is a transitional period for full implementation of the Basel II framework in the UK but in any case the individual guidance discussed above will lapse on December 31, 2007 at the latest and may no longer be relied upon by its original addressee beyond that point.

  Under the new framework established by Basel II, the Series A Bonds may also attract a risk weighting of 20% on the basis that the bonds are rated in the highest rating category by a major rating agency. It is a condition of issuance of the Series A Bonds that the bonds be rated "Aaa" by Moody's, "AAA" by S&P, and "AAA" by Fitch. In the alternative, under the new framework established by Basel II, the Series A Bonds may attract the same risk weighting if the bonds are considered to be "guaranteed" by a non-governmental public sector entity. We note, however, that the analysis may be different than that under the 1988 Basel Accord.

  We note that the timetable for the implementation of Basel II differs from country to country and it may not always be clear which regime - 1988 Basel Accord or Basel II, or any transitional regime - may be applicable at any particular time.

  We cannot assure you that any or all or any of the foregoing factors will result in the Series A Bonds attracting a 20% risk weighting under any national law, regulation or policy implementing the 1988 Basel Accord, Basel II or any transitional regime.

  Before acquiring any Series A Bonds, prospective investors that are banks or bank holding companies, particularly those that are organized under the laws of any country other than the United States or of any state, territory or other political subdivision of the United States, and prospective investors that are U.S. branches and agencies of foreign banks, should consult all applicable laws, regulations and policies, as well as appropriate regulatory bodies and legal counsel, to confirm that an investment in the Series A Bonds is permissible and in compliance with any applicable investment or other limits.

  Please read "The Securitization Law-ELL and Other Utilities May Securitize Storm Recovery and Upfront Financing Costs," "ELL's Financing Order-True-Ups," "ELL's Financing Order" and "Description of the Storm Recovery Property-Tariff Imposing Storm Recovery Charges" in the accompanying prospectus for more information on certain of the points noted above.

  WHERE YOU CAN FIND MORE INFORMATION

  We are incorporating by reference into this prospectus any future filings, which we or ELL, but solely in its capacity as our sponsor, make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any annual reports on Form 10-K) until the offering of the bonds is completed. These reports will be filed under our own name as issuing entity. Please read "Where You Can Find More Information" in the accompanying prospectus.

  LEGAL PROCEEDINGS

  There are no legal or governmental proceedings pending against us, the sponsor, seller, indenture trustee, or servicer, or of which any property of the foregoing is subject, that is material to the holders of the Series A Bonds.

  LEGAL MATTERS

  Certain legal matters relating to the Series A Bonds, including certain U.S. federal income tax matters and certain Louisiana state tax matters, will be passed on by Sidley Austin LLP, counsel to ELL and the issuing entity, and by Phelps Dunbar, L.L.P., Louisiana counsel to ELL and the issuing entity, and by __________, counsel to the underwriters.

  OFFERING RESTRICTIONS IN CERTAIN JURISDICTIONS

  NOTICE TO RESIDENTS OF SINGAPORE

  EACH UNDERWRITER ACKNOWLEDGES THAT THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS HAVE NOT BEEN REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE. ACCORDINGLY, EACH UNDERWRITER REPRESENTS, WARRANTS AND AGREES THAT IT HAS NOT OFFERED OR SOLD ANY BONDS OR CAUSED THE BONDS TO BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, AND WILL NOT OFFER OR SELL ANY BONDS OR CAUSE THE BONDS TO BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, AND HAS NOT CIRCULATED OR DISTRIBUTED, NOR WILL IT CIRCULATE OR DISTRIBUTE THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS OR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF BONDS, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SECURITIES AND FUTURES ACT, CHAPTER 289 OF SINGAPORE (THE "SFA"), OR ANY PERSON PURSUANT TO SECTION 275(1A), AND IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA OR (II) TO A RELEVANT PERSON PURSUANT TO SECTION 275(1) OR ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, AND IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA OR (III) OTHERWISE PURSUANT TO, AND IN ACCORDANCE WITH THE CONDITIONS OF, ANY OTHER APPLICABLE PROVISION OF THE SFA.

  WHERE THE BONDS ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 BY A RELEVANT PERSON WHICH IS:

  (A) A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A OF THE SFA)) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR

  (B) A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY OF THE TRUST IS AN INDIVIDUAL WHO IS AN ACCREDITED INVESTOR,

  SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF THAT CORPORATION OR THE BENEFICIARIES' RIGHTS AND INTEREST (HOWSOEVER DESCRIBED) IN THAT TRUST SHALL NOT BE TRANSFERRED WITHIN 6 MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE BONDS PURSUANT TO AN OFFER MADE UNDER SECTION 275 EXCEPT:

  (1) TO AN INSTITUTIONAL INVESTOR (FOR CORPORATIONS, UNDER SECTION 274 OF THE SFA) OR TO A RELEVANT PERSON DEFINED IN SECTION 275(2) OF THE SFA, OR TO ANY PERSON PURSUANT TO AN OFFER THAT IS MADE ON TERMS THAT SUCH RIGHTS OR INTEREST ARE ACQUIRED AT A CONSIDERATION OF NOT LESS THAN S$200,000 (OR ITS EQUIVALENT IN A FOREIGN CURRENCY) FOR EACH TRANSACTION, WHETHER SUCH AMOUNT IS TO BE PAID FOR IN CASH OR BY EXCHANGE OF SECURITIES OR OTHER ASSETS, AND FURTHER FOR CORPORATIONS, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA;

  (2) WHERE NO CONSIDERATION IS OR WILL BE GIVEN FOR THE TRANSFER; OR

  (3) WHERE THE TRANSFER IS BY OPERATION OF LAW. THE PROSPECTUS RELATING TO THE BONDS ("PROSPECTUS") WILL, PRIOR TO ANY SALE OF SECURITIES PURSUANT TO THE PROVISIONS OF SECTION 106D OF THE COMPANIES ACT (CAP.50), BE LODGED, PURSUANT TO SAID SECTION 106D, WITH THE REGISTRAR OF COMPANIES IN SINGAPORE, WHICH WILL TAKE NO RESPONSIBILITY FOR ITS CONTENTS. HOWEVER, NEITHER THIS PROSPECTUS SUPPLEMENT NOR THE PROSPECTUS HAS BEEN AND NOR WILL THEY BE REGISTERED AS A PROSPECTUS WITH THE REGISTRAR OF COMPANIES IN SINGAPORE. ACCORDINGLY, THE BONDS MAY NOT BE OFFERED, AND NEITHER THIS PROSPECTUS SUPPLEMENT NOR ANY OTHER OFFERING DOCUMENT OR MATERIAL RELATING TO THE BONDS MAY BE CIRCULATED OR DISTRIBUTED, DIRECTLY OR INDIRECTLY, TO THE PUBLIC OR ANY MEMBER OF THE PUBLIC IN SINGAPORE OTHER THAN TO INSTITUTIONAL INVESTORS OR OTHER PERSONS OF THE KIND SPECIFIED IN SECTION 106C AND SECTION 106D OF THE COMPANIES ACT OR ANY OTHER APPLICABLE EXEMPTION INVOKED UNDER DIVISION 5A OF PART IV OF THE COMPANIES ACT. THE FIRST SALE OF SECURITIES ACQUIRED UNDER A SECTION 106C OR SECTION 106D EXEMPTION IS SUBJECT TO THE PROVISIONS OF SECTION 106E OF THE COMPANIES ACT.

  NOTICE TO RESIDENTS OF THE PEOPLE'S REPUBLIC OF CHINA

  THE BONDS HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES LAW OF THE PEOPLE'S REPUBLIC OF CHINA (AS THE SAME MAY BE AMENDED FROM TIME TO TIME) AND ARE NOT TO BE OFFERED OR SOLD TO PERSONS WITHIN THE PEOPLE'S REPUBLIC OF CHINA (EXCLUDING THE HONG KONG AND MACAU SPECIAL ADMINISTRATIVE REGIONS).

  NOTICE TO RESIDENTS OF JAPAN

  THE BONDS HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES AND EXCHANGE LAW OF JAPAN (THE "SEL"), AND MAY NOT BE OFFERED OR SOLD IN JAPAN OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY RESIDENT OF JAPAN OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, OTHERS FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY RESIDENT OF JAPAN, EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE SEL, AND IN COMPLIANCE WITH THE OTHER RELEVANT LAWS AND REGULATIONS OF JAPAN.

  NOTICE TO RESIDENTS OF HONG KONG

  EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

  IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY BONDS OTHER THAN (A) TO PROFESSIONAL INVESTORS WITHIN THE MEANING OF THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) OF THE LAWS OF HONG KONG AND ANY RULES MADE THEREUNDER; OR (B) IN CIRCUMSTANCES THAT DO NOT RESULT IN THE DOCUMENT BEING A "PROSPECTUS" AS DEFINED IN THE COMPANIES ORDINANCE (CAP. 32) OF THE LAWS OF HONG KONG OR THAT DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THAT ORDINANCE;

  IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSE OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSE OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE BONDS, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO BONDS THAT ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO "PROFESSIONAL INVESTORS" AS DEFINED UNDER THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) OF THE LAWS OF HONG KONG AND ANY RULES MADE UNDER THAT ORDINANCE.

  NOTICE TO RESIDENTS OF THE EUROPEAN ECONOMIC AREA

  IN RELATION TO EACH MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A "RELEVANT MEMBER STATE"), THE UNDERWRITER HAS REPRESENTED AND AGREED THAT WITH EFFECT FROM AND INCLUDING THE DATE ON WHICH THE PROSPECTUS DIRECTIVE IS IMPLEMENTED IN THAT RELEVANT MEMBER STATE (THE "RELEVANT IMPLEMENTATION DATE") IT HAS NOT MADE AND WILL NOT MAKE AN OFFER OF BONDS TO THE PUBLIC IN THAT RELEVANT MEMBER STATE PRIOR TO THE PUBLICATION OF A PROSPECTUS IN RELATION TO THE BONDS WHICH HAS BEEN APPROVED BY THE COMPETENT AUTHORITY IN THAT RELEVANT MEMBER STATE OR, WHERE APPROPRIATE, APPROVED IN ANOTHER RELEVANT MEMBER STATE AND NOTIFIED TO THE COMPETENT AUTHORITY IN THAT RELEVANT MEMBER STATE, ALL IN ACCORDANCE WITH THE PROSPECTUS DIRECTIVE, EXCEPT THAT IT MAY, WITH EFFECT FROM AND INCLUDING THE RELEVANT IMPLEMENTATION DATE, MAKE AN OFFER OF BONDS TO THE PUBLIC IN THAT RELEVANT MEMBER STATE AT ANY TIME:

  (A) TO LEGAL ENTITIES WHICH ARE AUTHORIZED OR REGULATED TO OPERATE IN THE FINANCIAL MARKETS OR, IF NOT SO AUTHORIZED OR REGULATED, WHOSE CORPORATE PURPOSE IS SOLELY TO INVEST IN SECURITIES;

  (B) TO ANY LEGAL ENTITY WHICH HAS TWO OR MORE OF (1) AN AVERAGE OF AT LEAST 250 EMPLOYEES DURING THE LAST FINANCIAL YEAR; (2) A TOTAL BALANCE SHEET OF MORE THAN 43,000,000 AND (3) AN ANNUAL NET TURNOVER OF MORE THAN 50,000,000, AS SHOWN IN ITS LAST ANNUAL OR CONSOLIDATED ACCOUNTS; OR

  (C) IN ANY OTHER CIRCUMSTANCES WHICH DO NOT REQUIRE THE PUBLICATION BY THE ISSUING ENTITY OF A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE.

  FOR THE PURPOSES OF THIS PROVISION, THE EXPRESSION AN "OFFER OF BONDS TO THE PUBLIC" IN RELATION TO ANY BONDS IN ANY RELEVANT MEMBER STATE MEANS THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE BONDS TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE THE BONDS, AS THE SAME MAY BE VARIED IN THAT MEMBER STATE BY ANY MEASURE IMPLEMENTING THE PROSPECTUS DIRECTIVE IN THAT MEMBER STATE AND THE EXPRESSION "PROSPECTUS DIRECTIVE" MEANS DIRECTIVE 2003/71/EC AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN EACH RELEVANT MEMBER STATE.

  NOTICE TO RESIDENTS OF THE UNITED KINGDOM

  THE UNDERWRITER HAS REPRESENTED AND AGREED THAT:

  (A) IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL SERVICES AND MARKETS ACT (THE "FSMA")) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE BONDS IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUING ENTITY; AND

  (b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the BONDS in, from or otherwise involving the United Kingdom.

  The information in this prospectus is not complete and may be changed.  The storm recovery bonds may not be sold until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

  Subject to Completion

  Preliminary Prospectus Dated _____________, 2007

  PROSPECTUS

  Entergy Louisiana Hurricane Recovery Funding I, L.L.C.
  Issuing Entity

  Senior Secured Storm Recovery Bonds
  Issuable in Series

  Entergy Louisiana, LLC
  Seller, Initial Servicer and Sponsor

  ________________

  You should carefully consider the Risk Factors beginning on page 12 of this prospectus before you invest in the storm recovery bonds.

  We, the issuing entity, may issue from time to time one or more series of storm recovery bonds as described in this prospectus. Each series of bonds may have one or more tranches. The storm recovery bonds represent only our obligations and are backed only by our assets. Entergy Louisiana, LLC and its affiliates, other than us, are not liable for any payments on the storm recovery bonds. The storm recovery bonds are not a debt or general obligation of the State of Louisiana, the Louisiana Public Service Commission or any other governmental agency or instrumentality and are not a charge on the full faith and credit or the taxing power of the State of Louisiana or any governmental agency or instrumentality. Except in their capacity as customers, neither the State of Louisiana nor any political subdivision, agency, authority or instrumentality of the State of Louisiana, nor any other public or private entity, will be obligated to provide funds for the payment of the storm recovery bonds.

  We are a special purpose entity and own no property other than the collateral described in this prospectus. The collateral is the sole source of payment for the storm recovery bonds.

  We may offer and sell the storm recovery bonds by use of this prospectus. We will provide the specific terms of any offerings in one or more supplements to this prospectus. You should read this prospectus and the related prospectus supplement carefully before you invest in the storm recovery bonds. This prospectus may not be used to offer and sell the storm recovery bonds unless accompanied by a prospectus supplement.

  ________________

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT.

  ________________

  The date of this Prospectus is ________________, 2007.

  READING THIS PROSPECTUS AND THE ACCOMPANYING SUPPLEMENT

  This prospectus is part of a registration statement we have filed with the SEC using a "shelf" registration process. By using this process, we may offer the storm recovery bonds in one or more offerings. This prospectus provides you with a general description of the storm recovery bonds we may offer. Each time we offer storm recovery bonds, we will provide a supplement to this prospectus. The prospectus supplement will describe the specific terms of the offering. The prospectus supplement may also contain information that supplements the information contained in this prospectus, and you should rely on the supplementary information in that prospectus supplement. Please read carefully this prospectus, the prospectus supplement and the information, if any, contained in the documents we refer to in this prospectus under the heading "Where You Can Find More Information."

  References in this prospectus and the prospectus supplement to the terms we, us, ELL Funding I or the issuing entity mean Entergy Louisiana Hurricane Recovery Funding I, L.L.C. References to ELL, the seller or the sponsor refer to Entergy Louisiana, LLC or to any successor to the rights and obligations of ELL under the sale agreement. References to the servicer refer to ELL and any successor servicer under the servicing agreement referred to in this prospectus. Unless the context otherwise requires, the term customer means any existing or future LPSC-jurisdictional customer receiving transmission or distribution retail electric service, or both, from ELL or its successors or assignees under rate schedules or special contracts approved by the Louisiana Public Service Commission, even if the customer elects to purchase electricity from an alternative electricity supplier as a result of a fundamental change in the manner of regulation of public utilities in Louisiana. References to the Louisiana commission or LPSC refer to the Louisiana Public Service Commission. ELL customers not subject to the jurisdiction of the Louisiana commission will not pay storm recovery charges. You can find a glossary of some of the other defined terms we use in this prospectus on page 84 of this prospectus.

  We have included cross-references to sections in this prospectus where you can find further related discussions. You can also find key topics in the table of contents on the preceding pages. Check the table of contents to locate these sections.

  You should rely only on the information contained or incorporated by reference in this prospectus and the prospectus supplement. We have not authorized anyone else to provide you with any different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell the storm recovery bonds in any jurisdiction where the offer or sale is not permitted. The information in this prospectus is current only as of the date of this prospectus.

  CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

  Some statements contained in this prospectus and the prospectus supplement concerning expectations, beliefs, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are not historical facts, including statements in the documents that are incorporated by reference as discussed in this prospectus under the heading "Where You Can Find More Information," are forward-looking statements within the meaning of the federal securities laws. Actual results may differ materially from those expressed or implied by these statements. In some cases, you can identify our forward-looking statements by the words "anticipate," "believe," "continue," "could," "estimate," "expect," "forecast," "goal," "intend," "may," "objective," "plan," "potential," "predict," "projection," "should," "will," or other similar words.

  We have based our forward-looking statements on our management's belief, expectations and assumptions based on information available to our management at the time the statements are made. We caution you that assumptions, beliefs, expectations, intentions and projections about future events may and often do vary materially from actual results. Therefore, we cannot assure you that actual results will not differ materially from those expressed or implied by our forward-looking statements.

  The following are some of the factors that could cause actual results to differ from those expressed or implied by our forward-looking statements:

      state and federal legislative and regulatory actions or developments, including deregulation, re-regulation and restructuring of the electric utility industry, and changes in, or changes in application of, laws or regulations applicable to other aspects of our business;
      non-payment of storm recovery charges due to financial distress of ELL;
      the accuracy of the servicer's estimates of market demand and prices for energy;
      the accuracy of the servicer's estimates of industrial, commercial and residential growth of ELL's Louisiana customers;
      changes in market demand and demographic patterns;
      weather variations, including hurricanes, and other natural phenomena affecting customer energy usage among ELL's Louisiana customers;
      the operating performance of ELL's facilities and the facilities of potential future third-party suppliers of electric energy to ELL's Louisiana customers;
      the accuracy of the servicer's forecast of electrical consumption or electric revenues for the payment of storm recovery charges;
      the reliability of the systems, procedures and other infrastructure necessary to operate the retail electric business in Louisiana;
      national or regional economic conditions affecting energy usage by ELL's Louisiana customers;
      acts of war or terrorism or other catastrophic events affecting energy usage by ELL's Louisiana customers; and
      other factors we discuss in this prospectus, any prospectus supplement and any of our SEC filings.

  You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to update or revise any forward-looking statement.

  PROSPECTUS SUMMARY

  This summary contains a brief description of the storm recovery bonds and applies to all series of storm recovery bonds we may offer by use of this prospectus. You may find information relating to a specific series of storm recovery bonds in the prospectus supplement relating to that series. You will find a more detailed description of the terms of the offering of the storm recovery bonds following this summary.

  You should carefully consider the Risk Factors beginning on page 12 of this prospectus before you invest in the storm recovery bonds.

  Summary of the Storm Recovery Bonds
The issuing entity:

  Entergy Louisiana Hurricane Recovery Funding I, L.L.C. is a direct, wholly owned subsidiary of ELL and a limited liability company formed under Louisiana law. We were formed solely to purchase and own storm recovery property, to issue one or more series of storm recovery bonds secured by storm recovery property and to perform any activity incidental thereto.

Our address:	4809 Jefferson Highway, Conference Room 43, Jefferson, Louisiana 70121
Our telephone number:	(504) 840-2608
Seller, Initial Servicer and Sponsor:

  ELL is a limited liability company organized under the laws of the State of Texas. As part of a restructuring involving a Texas statutory merger-by-division effective December 31, 2005, ELL succeeded to all of the regulated utility operations of the Louisiana corporation, Entergy Louisiana, Inc. ("ELI"), an electric public utility company providing service to customers in the State of Louisiana since 1927. ELL is a fully integrated electric utility providing generation, transmission and distribution service in Louisiana. As of December 31, 2006, ELL provided electric service to approximately 644,912 retail customers in Louisiana. As of December 31, 2006, approximately 20,000 of these customers were not under the jurisdiction of the LPSC and will not pay the storm recovery charges as long as they are not subject to the jurisdiction of the LPSC. During the 12 months ended December 31, 2006, ELL's total retail electric deliveries to its customers were approximately 46% industrial, 21% commercial, 31% residential and 2% government and municipal. The retail customer base includes a mix of residential, commercial and diversified industrial retail customers. During the twelve months ended December 31, 2006, ELL delivered approximately 27.4 billion kilowatt hours of electricity resulting in billed electric revenue of $2,179.9 million.

  All of the common membership interests in ELL are held by Entergy Louisiana Holdings, Inc., a Texas corporation. Entergy Louisiana Holdings, Inc. is a wholly-owned subsidiary of Entergy Corporation, referred to as Entergy, a Delaware corporation based in New Orleans, Louisiana. Entergy is an integrated energy company engaged primarily in electric power production and retail distribution operations. None of ELL, Entergy Louisiana Holdings, Inc. and Entergy or any other affiliate (other than us) is an obligor of the storm recovery bonds.

ELL's address:	446 North Boulevard, Baton Rouge, Louisiana 70802
ELL's phone number:	(225) 381-5868
The servicer of the storm recovery property:

  ELL, acting as the initial servicer, and any successor servicer, including any entity that succeeds to the ownership and operation of all or a portion of the distribution facilities of ELL that serves its customers, whether through merger, division, conversion, consolidation, reorganization, sale, transfer, lease, management contract or otherwise, referred to in this prospectus as the servicer, will service the storm recovery property under a servicing agreement with us.

The trustee:	The trustee for each series of storm recovery bonds will be named in the applicable prospectus supplement.
Transaction overview:

  In August and September 2005, ELL was struck by the two worst natural disasters ever to strike its system, Hurricanes Katrina and Rita. In May 2006, the Louisiana Legislature passed The Louisiana Electric Utility Storm Recovery Securitization Act, which established a new financing vehicle by which electric utilities can use securitization financing for storm recovery costs, including the funding of a storm recovery reserve. This legislation was prompted by the severity of the hurricane damage and is anticipated to mitigate the ratepayers' recovery cost burden. This new provision of Louisiana law, the Securitization Law, is codified at Louisiana Revised Statutes 45:1226-1236.

  The Securitization Law authorizes certain electric utilities in Louisiana, including ELL, upon approval by the Louisiana commission, to finance the recovery of certain costs incurred as a result of storms that occurred during calendar year 2005 or thereafter, as well as the costs to fund and finance storm recovery reserves and the costs of retiring debt and equity related to storm recovery activities, which are referred to under the Securitization Law and in this prospectus as storm recovery costs, and the costs of issuing storm recovery bonds, which are referred to as upfront financing costs, through the issuance of storm recovery bonds. We sometimes refer to storm recovery bonds as bonds. A utility subject to the jurisdiction of the Louisiana commission proposing to finance storm recovery costs through storm recovery bonds must apply to the Louisiana commission for a financing order under the Securitization Law. ELL applied for a financing order under the Securitization Law, and the financing order was approved on August 1, 2007 and issued on August 28, 2007. This financing order authorizes the issuance of approximately $705 million in storm recovery bonds. When we refer to the financing order in this prospectus, unless the context indicates otherwise, we mean this (second corrected) financing order approved on August 1, 2007 and issued on August 28, 2007. Please refer to "ELL's Financing Order" in this prospectus. Any subsequent financing order relating to a separate series of bonds will be described in a prospectus supplement.

  Pursuant to the Securitization Law, the Louisiana commission may adopt a financing order that imposes, for payment of the storm recovery bonds and ongoing financing costs for supporting and servicing the bonds, an irrevocable, nonbypassable storm recovery charge on all ELL customers. Customer means any existing or future LPSC-jurisdictional customer receiving transmission or distribution retail electric service, or both, from ELL or its successors or assignees under rate schedules or special contracts approved by the Louisiana Public Service Commission, even if the customer elects to purchase electricity from an alternative electricity supplier as a result of a fundamental change in the manner of regulation of public utilities in Louisiana. Under current law, customers cannot buy their electricity from alternative electricity suppliers. The amount and terms for collections of these storm recovery charges are governed by one or more financing orders issued by the Louisiana commission.

  The Securitization Law permits an electric utility to transfer its rights and interests under a financing order, including the right to impose, collect and receive storm recovery charges, to a special purpose entity formed by the electric utility to issue debt securities secured by the right to receive revenues arising from the storm recovery charges. The electric utility's right to receive the storm recovery charges, all revenues and collections resulting from the storm recovery charges and its other rights and interests under a financing order constitute storm recovery property. The storm recovery property was created upon issuance of the financing order. Any subsequent financing order relating to a separate series of storm recovery bonds will be described in the applicable prospectus supplement.

  On August 28, 2007, the Louisiana commission issued its financing order to ELL authorizing the issuance of storm recovery bonds in the aggregate principal amount of approximately $705 million, equal to the sum of: (a) approximately $545 million of storm recovery costs, which includes carrying costs through the projected issuance date of the storm recovery bonds of September 27, 2007, plus (b) the costs of funding storm recovery reserves for ELL's operations that are subject to the jurisdiction of the Louisiana commission in the amount of approximately $152 million, plus (c) upfront financing costs, which are capped, and are not to exceed $7.5 million, plus or minus (d) any adjustment, pursuant to an issuance advice letter, to reflect the cost of any approved credit enhancement or any change in carrying costs necessary to account for the number of days either less or greater than assumed in the calculation based on the projected issuance date of the storm recovery bonds of September 27, 2007. Please read "ELL's Financing Order." In the financing order, the Louisiana commission commits that it will act pursuant to the irrevocable financing order as expressly authorized by the Securitization Law to ensure that expected storm recovery charge revenues are sufficient to pay at all times the scheduled principal and interest on the applicable series of storm recovery bonds and all other financing costs in connection with the storm recovery bonds.

The primary transactions underlying the offering of each series of storm recovery bonds are as follows:
ELL will sell storm recovery property to us in exchange for the net proceeds from the sale of a series of storm recovery bonds, we will sell the series of storm recovery bonds, which will be secured primarily by the related storm recovery property, to the underwriters named in the prospectus supplement, and
ELL will act as the initial servicer of the storm recovery property.

  The storm recovery bonds are not obligations of the trustee, our managers (who, under our limited liability company operating agreement, manage us), ELL, Entergy or of any of their affiliates other than us. The storm recovery bonds are also not obligations of the State of Louisiana, the Louisiana commission, or any governmental agency, authority or instrumentality of the State of Louisiana. Except in their capacity as customers, neither the State of Louisiana nor any political subdivision, agency, authority or instrumentality of the State of Louisiana, nor any other public or private entity, including the Louisiana commission, will be obligated to provide funds for the payment of the storm recovery bonds.

  The following chart represents a general summary of the parties to the transactions underlying the offering of a series of storm recovery bonds, their roles and their various relationships to the other parties:

  Parties to Transaction and Responsibilities

  Flow of Funds

  The following chart represents a general summary of the flow of funds following issuance of bonds:

  ___________

  * Includes all LPSC-jurisdictional individuals, corporations, other business entities, the State of Louisiana and other federal, state and local governmental entities who purchase electricity from ELL. As of December 31, 2006, ELL provided electric service to approximately 644,912 retail customers, of whom, approximately 624,000 were under the jurisdiction of the Louisiana commission. During the 12 months ended December 31, 2006, ELL's total retail electric deliveries to its customers were approximately 46% industrial, 21% commercial, 31% residential and 2% government and municipal.

  The Collateral

  Each series of storm recovery bonds will be secured by the collateral relating to that series. The principal asset pledged will be storm recovery property, which is a present contract right created under the Securitization Law by a financing order issued by the Louisiana commission. The collateral will also consist of:

      our rights under the sale agreement pursuant to which we will acquire the related storm recovery property, under an administration agreement and under all bills of sale delivered by ELL pursuant to the sale agreement, our rights under the true-up mechanism,
      our rights under the servicing agreement and any subservicing, agency, intercreditor or collection agreements executed in connection with the servicing agreement, the collection account for the particular series of storm recovery bonds and all related subaccounts, all of our other property related to the series of storm recovery bonds, other than any cash released to us by the trustee on any payment date from earnings on the capital subaccount, all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing, and all payments on or under and all proceeds in respect of any or all of the foregoing.

  The collateral for each series of storm recovery bonds will be separate from the collateral for any other series, and holders of one series of storm recovery bonds will have no recourse to collateral for a different series. Please read "Security for the Storm Recovery Bonds."

  The Storm Recovery Property

  In general terms, all of the rights and interests of ELL under a financing order that are transferred to us pursuant to a sale agreement are referred to in this prospectus and the prospectus supplement as storm recovery property. Storm recovery property includes the right to impose, collect and receive storm recovery charges in amounts sufficient to pay scheduled principal and interest and to make other deposits in connection with the related series of storm recovery bonds. Storm recovery charges are payable by ELL's customers who consume electricity that is delivered through the distribution system. During the twelve months ended December 31, 2006, approximately 46% of ELL's total retail electric deliveries were to industrial customers, 21% were to commercial customers, 31% were to residential customers and 2% were to government and municipal customers. Except in their capacity as customers, neither the State of Louisiana nor any political subdivision, agency, authority or instrumentality of the State of Louisiana, including the Louisiana commission, nor any other public or private entity, will be obligated to provide funds for the payment of the storm recovery bonds.

  Storm recovery charges authorized in a financing order are irrevocable and not subject to reduction, impairment, or adjustment by further action of the Louisiana commission, except for semi-annual and interim true-up adjustments to correct overcollections or undercollections and to provide for the expected recovery of amounts sufficient to timely provide all payments of debt service and other required amounts and charges in connection with a series of storm recovery bonds. Please read "The Servicing Agreement-The Storm Recovery Charge Adjustment Process." All revenues and collections resulting from storm recovery charges are part of the storm recovery property with respect to a particular series of storm recovery bonds.

  We will purchase storm recovery property from ELL to support the issuance of the related series of storm recovery bonds. The servicer will collect the applicable storm recovery charges through billing and collecting the storm recovery charge from ELL's customers. ELL will then remit the collections to the trustee.

  Interest Payments

  Interest on each tranche or series of storm recovery bonds will accrue from the date we issue the tranche or series of storm recovery bonds at the interest rate stated in the related prospectus supplement. On each payment date, we will pay interest on each tranche or series of storm recovery bonds equal to the following amounts:

      if there has been a payment default, any interest payable but unpaid on any prior payment dates, together with interest on such unpaid interest, if any, and accrued interest on the principal balance of each tranche or series of storm recovery bonds as of the close of business on the preceding payment date (or, in the case of the first payment date, on the date of the original issuance of each tranche or series of storm recovery bonds) after giving effect to all payments of principal made on the preceding payment date, if any.

  We will pay interest on each tranche or series of storm recovery bonds before we pay the principal of each tranche or series of storm recovery bonds. Please read "Description of the Storm Recovery Bonds-Interest and Principal on the Storm Recovery Bonds." If there is a shortfall in the amounts available in the applicable collection account to make interest payments, the trustee will distribute interest pro rata to each tranche of the applicable series of storm recovery bonds based on the amount of interest payable on each outstanding tranche. Unless otherwise specified in the prospectus supplement, we will calculate interest on the basis of a 360-day year of twelve 30-day months.

  Principal Payments and Record Dates and Payment Sources

  On each payment date specified in the prospectus supplement for each series of storm recovery bonds, we will pay amounts then due or scheduled to be paid on outstanding series of the storm recovery bonds from amounts available in the collection account for that series and the related subaccounts held by the trustee. We will make these payments to the holders of record of the storm recovery bonds on the related record date specified in the prospectus supplement.

  Amounts available to make these payments will include the applicable storm recovery charges collected by the servicer for us since the last payment date, as described in greater detail under "Security for the Storm Recovery Bonds-How Funds in the Collection Account Will Be Allocated" and "The Servicing Agreement-Remittances to Collection Account." The trustee will pay the principal of each tranche of storm recovery bonds in the amounts and on the payment dates specified in the expected amortization schedule described in the related prospectus supplement, but only to the extent storm recovery charge collections received from the servicer and amounts available from trust accounts held by the trustee are sufficient to make principal payments after payment of amounts having a higher priority of payment. Please read "Security for the Storm Recovery Bonds-How Funds in the Collection Account Will Be Allocated."

  Priority of Distributions

  Unless otherwise specified in a prospectus supplement, on each payment date for a series of storm recovery bonds, the trustee will allocate or pay all amounts on deposit in the general subaccount of the collection account for that series in the following order of priority:

    payment of a pro rata portion, based on the respective outstanding amounts of each series, of the trustee's fees, expenses and any outstanding indemnity amounts, the total amount of which may be paid in any 12-month period may be capped, with respect to any series of storm recovery bonds, as set forth in the prospectus supplement for such series, payment of the servicing fee for the applicable series, which will be a fixed amount specified in the servicing agreement, plus any unpaid servicing fees from prior payment dates, payment of a pro rata portion, based on the respective outstanding amounts of each series, of the administration fee, which will be a fixed amount specified in the administration agreement between us and ELL, and of the fees of our independent manager(s), which will be in an amount specified in an agreement between us and our independent manager(s), payment of a pro rata portion, based on the respective outstanding amounts of each series, of all of our other ordinary periodic operating expenses, such as accounting and audit fees, rating agency fees, legal fees and certain reimbursable costs of the servicer under the servicing agreement, payment of the interest then due on that series of storm recovery bonds, including any past-due interest, payment of the principal then required to be paid on that series of storm recovery bonds at final maturity or upon acceleration, payment of the principal then scheduled to be paid on that series of storm recovery bonds, payment of a pro rata portion, based on the respective outstanding amounts of each series, of any of our remaining unpaid operating expenses and any remaining amounts owed pursuant to the basic documents, including all remaining indemnity amounts owed to the trustee, replenishment of any amounts drawn from the capital subaccount for that series, if there is a positive balance after making the foregoing allocations, an amount of investment earnings on the applicable capital subaccount not to exceed a percentage per annum set forth in the prospectus supplement for such series shall be paid to us; provided that no event of default has occurred or is continuing, allocation of the remainder, if any, to the excess funds subaccount, and after the storm recovery bonds of the applicable series have been paid in full and discharged, the balance, together with all amounts in the capital subaccount and the excess funds subaccount, to us free and clear of the lien of the indenture.

  The trustee's fees, expenses and indemnity amounts referred to in clause 1 above and the amount of the servicer's fee referred to in clause 2 above will be described in the prospectus supplement for the related series of the storm recovery bonds. The priority of distributions for the collected storm recovery charges, as well as available amounts in the subaccounts, are described in more detail under "Security for the Storm Recovery Bonds-How Funds in the Collection Account Will Be Allocated," as well as in the prospectus supplement for each series of the storm recovery bonds.

  Credit Enhancement

  Credit enhancement for the storm recovery bonds, which is intended to protect you against losses or delays in scheduled payments on the storm recovery bonds, will be as follows:

      The Louisiana commission will approve adjustments to the storm recovery charges, but only upon petition of the servicer, to make up for any shortfall or reduce any excess in collected storm recovery charges. We sometimes refer to these adjustments as the true-up adjustments or true-up mechanism. These adjustments will be made at least semi-annually to ensure the projected recovery of amounts sufficient to provide timely payment of debt service and all other financing costs in connection with the related series of storm recovery bonds. In addition to the semi-annual reviews, interim adjustments may be required in order to assure the payment of debt service on the storm recovery bonds and related financing costs. Please read "ELL's Financing Order-True-Ups."
      Collection Account-Under the indenture, the trustee will hold a collection account for each series of storm recovery bonds, divided into various subaccounts. The primary subaccounts for credit enhancement purposes are:
      the general subaccount-the trustee will deposit into the general subaccount all storm recovery charge collections remitted to it by the servicer;
      the capital subaccount-ELL will deposit an amount specified in the prospectus supplement into the capital subaccount on the date of issuance of each series of the storm recovery bonds; and
      the excess funds subaccount-any excess amount of collected storm recovery charges and investment earnings will be held in the excess funds subaccount.

  Each of these subaccounts will be available to make payments on the storm recovery bonds of the related series on each payment date.

  Master Trust Structure; Issuance of Additional Series

  The indenture has been structured as the functional equivalent of a master trust in that we may, subject to the terms of the financing order or any subsequent financing order but without your prior review or approval, acquire additional storm recovery property and issue one or more additional series of storm recovery bonds which are backed by such storm recovery property, all of which storm recovery bonds will be paid through collections of additional storm recovery charges from the same group of customers and associated alternative electricity suppliers. In addition, ELL may also sell storm recovery property to one or more entities other than us in connection with the issuance of a new series of storm recovery bonds without your prior review or approval. The trustee will authenticate and deliver a new series of storm recovery bonds, only if, among other conditions, the aggregate amount of the storm recovery bonds outstanding does not exceed the amounts approved under all applicable financing orders and the rating agency condition has been satisfied. Please read "Description of the Storm Recovery Bonds-Conditions of Issuance of Additional Series and Acquisition of Additional Storm Recovery Property." Each series of storm recovery bonds will be secured by its own storm recovery property, which will include the right to impose, collect and receive storm recovery charges calculated in respect of that series, and the right to impose interim and semi-annual true-up adjustments to correct overcollections or undercollections in respect of that series. Each series will also have its own collection account, including any related subaccounts, into which collections of the storm recovery charges relating to that series will be deposited and from which amounts will be withdrawn to pay the related series of storm recovery bonds. The collateral for each series of storm recovery bonds will be separate from the collateral for any other series, and holders of one series of storm recovery bonds will have no recourse to collateral for a different series. Accordingly, no series will be subordinated to any other series except that any tranche of a particular series may be subordinated to other tranches of such series if and to the extent set forth in the applicable prospectus supplement. In the event that more than one series of storm recovery bonds is issued, the administration fees, independent manager fees and other operating expenses payable by us on any payment date will be assessed to each series on a pro rata basis, based upon the respective outstanding amounts of each series. Please read "Security for the Storm Recovery Bonds-Description of Indenture Accounts" and "-How Funds in the Collection Account Will Be Allocated."

  Allocations as Between Series

  Although each series will have its own storm recovery property, storm recovery charges relating to each series will be collected through single bills to individual customers that include all charges related to the purchase of electricity, without separately itemizing the storm recovery charge components applicable to separate series. In the event a customer does not pay in full all amounts owed under any bill including storm recovery charges, ELL is required to allocate any resulting shortfalls in storm recovery charges ratably based on the amounts of storm recovery charges owing in respect of the bonds, any amounts owing to any other series and amounts owing to ELL Funding I and amounts owing to any other subsequently created special-purpose subsidiaries of ELL which issue storm recovery bonds. Please read "Description of the Storm Recovery Bonds-Allocations as Between Series" and "The Servicing Agreement-Remittances to Collection Account."

  State and Commission Pledges

  The State of Louisiana has pledged in the Securitization Law that it will not take or permit any action that would impair the value of the storm recovery property, or, except as permitted in connection with a true-up adjustment authorized by the Securitization Law, reduce, alter or impair the storm recovery charges until the principal, interest and premium, and any other financing costs or charges incurred and contracts to be performed in connection with the storm recovery bonds, have been paid and performed in full. However, nothing will preclude limitation or alteration if and when full compensation is made for the full protection of the storm recovery charges collected pursuant to the financing order and the full protection of the bondholders and any assignee or financing party.

  The Louisiana commission has jurisdiction over ELL pursuant to Article 4, Section 21, of the Louisiana Constitution. In the financing order, the Louisiana commission has pledged that the financing order is irrevocable until the indefeasible payment in full of the storm recovery bonds and the financing costs. Except in connection with a refinancing, or to implement any true-up mechanism authorized by the Securitization Law, the Louisiana commission has pledged that it will not amend, modify, or terminate the financing order by any subsequent action or reduce, impair, postpone, terminate, or otherwise adjust the storm recovery charges. However, nothing will preclude limitation or alteration if and when full compensation is made for the full protection of the storm recovery charges collected pursuant to the financing order and the full protection of the bondholders and any assignee or financing party.

  The storm recovery bonds do not, directly or indirectly or contingently, obligate the State of Louisiana or any agency, political subdivision, or instrumentality of the state to levy any tax or make any appropriation for payment of the bonds, other than for paying storm recovery charges in their capacity as consumers of electricity.

  Optional Redemption

  We will not have the option to redeem or otherwise prepay any storm recovery bonds prior to their scheduled final payment dates.

  Scheduled Final Payment Dates and Final Maturity Dates

  Failure to pay a scheduled principal payment on any payment date or the entire outstanding amount of the storm recovery bonds of any tranche or series by the scheduled final payment date will not result in a default with respect to that tranche or series. The failure to pay the entire outstanding principal balance of the storm recovery bonds of any tranche or series will result in a default only if such payment has not been made by the final maturity date for the tranche or series, or on any date set for redemption of the series. We will specify the scheduled final payment date and the final maturity date of each series and tranche of storm recovery bonds in the related prospectus supplement.

  Ratings for the Storm Recovery Bonds

  It will be a condition of issuance for each series of storm recovery bonds that the series be rated "Aaa" by Moody's Investors Service, Inc., "AAA" by Standard and Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc. and "AAA" by Fitch Ratings, Inc. Please read "Ratings for the Storm Recovery Bonds."

  Reports to Storm Recovery Bondholders

  Pursuant to the indenture, the trustee will provide to the holders of record of the storm recovery bonds regular reports prepared by the servicer containing information concerning, among other things, us and the collateral for the related series of storm recovery bonds. Unless and until the storm recovery bonds of a series are issued in definitive certificated form, the reports for such series will be provided to The Depository Trust Company. The reports will be available to beneficial owners of the storm recovery bonds upon written request to the trustee or the servicer. These reports will not be examined and reported upon by an independent public accountant. In addition, no independent public accountant will provide an opinion thereon. Please read "Description of the Storm Recovery Bonds-Reports to Bondholders."

  Servicing Compensation

  We will pay the servicer on each payment date the servicing fee with respect to all series of the storm recovery bonds. As long as ELL or any affiliated entity acts as servicer, this fee will be fixed at 0.03% of the initial principal amount of the storm recovery bonds. In addition, ELL, as servicer will be entitled to receive reimbursement for its out-of-pocket costs for external accounting services. If a third-party servicer is appointed, the servicing fee will be negotiated by the successor servicer and the trustee, but will not, unless the Louisiana commission consents, exceed 0.60% of the initial principal balance of the storm recovery bonds on an annualized basis. In no event will the trustee be liable for any servicing fee in its individual capacity.

  Tax Status

  In the opinion of our and ELL's counsel, Sidley Austin LLP, for federal income tax purposes, and Phelps Dunbar L.L.P. for Louisiana tax purposes, the storm recovery bonds will constitute indebtedness of ELL, our sole member. If you purchase a beneficial interest in any storm recovery bond, you agree by your purchase to treat the storm recovery bonds as debt of our sole member for federal income tax purposes and for Louisiana tax purposes. Please read "Material U.S. Federal Income Tax Consequences" and "Material Louisiana State Tax Consequences."

  ERISA Considerations

  Pension plans and other investors subject to ERISA may acquire the storm recovery bonds subject to specified conditions. The acquisition and holding of the storm recovery bonds could be treated as a direct or indirect prohibited transaction under ERISA. Accordingly, by purchasing the storm recovery bonds, each investor purchasing on behalf of a pension plan will be deemed to certify that the purchase and subsequent holding of the storm recovery bonds would be exempt from the prohibited transaction rules of ERISA. Please read "ERISA Considerations."

  RISK FACTORS

  Please carefully consider all the information we have included or incorporated by reference in this prospectus and the prospectus supplement, including the risks described below and the statements in "Cautionary Statement Regarding Forward-Looking Information," before deciding whether to invest in the storm recovery bonds.

  You may experience material payment delays or incur a loss on your investment in the storm recovery bonds because the source of funds for payment is limited.

  The only source of funds for payment of a series of storm recovery bonds will be our assets relating to such series, which consist of:

      the storm recovery property securing that series of storm recovery bonds, including the right to impose, collect and receive related storm recovery charges;
      the funds on deposit in the accounts held by the trustee; and
      our rights under various contracts we describe in this prospectus.

  The storm recovery bonds are not a charge on the full faith and credit or taxing power of the State of Louisiana or any governmental agency or instrumentality, including the Louisiana commission, nor will the storm recovery bonds be insured or guaranteed by ELL, including in its capacity as the servicer, Entergy Louisiana Holdings, Inc., or by its ultimate parent, Entergy, any of their respective affiliates (other than us), the trustee or by any other person or entity. Thus, you must rely for payment of a series of storm recovery bonds solely upon the legislation, the irrevocable financing order and, state and federal constitutional rights to enforcement of the legislation and the financing order, and collections of the storm recovery charges relating to such series and funds on deposit in the related accounts held by the trustee relating to such series. Our organizational documents restrict our right to acquire other assets unrelated to the transactions described in this prospectus. Please read "Entergy Louisiana Hurricane Recovery Funding I, L.L.C., The Issuing Entity."

  RISKS ASSOCIATED WITH POTENTIAL JUDICIAL, LEGISLATIVE OR REGULATORY ACTIONS

  We are not obligated to indemnify you for changes in law.

  Neither we nor ELL will indemnify you for any changes in the law, including any federal preemption or repeal or amendment of the Securitization Law, that may affect the value of your storm recovery bonds. ELL will agree in the sale agreement to institute any action or proceeding as may be reasonably necessary to block or overturn any attempts to cause a repeal, rescission of, modification of or supplement to the Securitization Law that would be materially adverse to us, the trustee or storm recovery bondholders. Please read "The Sale Agreement-Covenants of the Seller" and "The Servicing Agreement-Servicing Standards and Covenants." However, we cannot assure you that ELL would be able to take this action or that any such action would be successful.

  Future judicial action could reduce the value of your investment in the storm recovery bonds.

  The storm recovery property is the creation of the Securitization Law and one or more financing orders that have been or may in the future be issued by the Louisiana commission to ELL. There is uncertainty associated with investing in bonds payable from an asset that depends for its existence on legislation because there is limited judicial or regulatory experience implementing and interpreting the legislation. Because the storm recovery property is a creation of the Securitization Law, any judicial determination affecting the validity of or interpreting the Securitization Law, the storm recovery property or our ability to make payments on the storm recovery bonds might have an adverse effect on the storm recovery bonds.

  Other states have passed securitization laws similar to the Securitization Law, and some of these laws have been challenged by judicial actions. To date, none of these challenges has succeeded, but future judicial challenges might be made. An unfavorable decision regarding another state's law would not automatically invalidate the Securitization Law or the financing order, but it might provoke a challenge to the Securitization Law, establish a legal precedent for a successful challenge to the Securitization Law or heighten awareness of the political and other risks of the storm recovery bonds, and in that way may limit the liquidity and value of the storm recovery bonds. Therefore, legal activity in other states may indirectly affect the value of your investment in the storm recovery bonds.

  Future state action might attempt to reduce the value of your investment in the storm recovery bonds.

  Despite their pledges in the Securitization Law and financing order, respectively, not to take or permit certain actions that would impair the value of the storm recovery property or the storm recovery charges, the Louisiana legislature and the Louisiana commission might attempt to repeal or amend the Securitization Law in a manner that limits or alters the storm recovery property so as to reduce its value. For a description of these pledges, please read "The Securitization Law-ELL and Other Utilities May Securitize Storm Recovery and Upfront Financing Costs-State and Commission Pledges." It might be possible for the Louisiana legislature to repeal or amend the Securitization Law notwithstanding the State's pledge if the legislature acts in order to serve a significant and legitimate public purpose. Similarly, it might be possible for the Louisiana commission to repeal or amend the financing order notwithstanding the Louisiana commission's pledge, if it acts in order to serve a significant and legitimate public purpose. Any such action, as well as the costly and time-consuming litigation that likely would ensue, might adversely affect the price and liquidity, the dates of payment of interest and principal and the weighted average lives of the storm recovery bonds. Moreover, the outcome of any litigation cannot be predicted. Accordingly, you might incur a loss on or delay in recovery of your investment in the storm recovery bonds.

  If an action of the Louisiana legislature or the Louisiana commission adversely affecting the storm recovery property or the ability to collect storm recovery charges were considered a "taking" under the United States or Louisiana Constitutions, the State of Louisiana might be obligated to pay compensation for the taking. However, even in that event, there is no assurance that any amount provided as compensation would be sufficient for you to recover fully your investment in the storm recovery bonds or to offset interest lost pending such recovery.

  Nothing in the state or commission pledges precludes any limitation or alteration of the Securitization Law or a financing order if full compensation is made by law for the full protection of the storm recovery charges collected pursuant to a financing order and of the holders of the bonds. It is unclear what "full compensation" and "full protection" would be afforded to holders of the bonds by the State or commission if such limitation or alteration were attempted. Accordingly, no assurance can be given that any such provision would not adversely affect the market value of the bonds, or the timing or receipt of payments with respect to bonds.

  Unlike the citizens of California, Massachusetts, Michigan and some other states, the citizens of the State of Louisiana currently do not have the constitutional right to adopt or revise state laws by initiative or referendum. Thus, absent an amendment of the Louisiana Constitution, the Securitization Law cannot be amended or repealed by direct action of the electorate of the State of Louisiana.

  The enforcement of any rights against the State or the Louisiana commission under their respective pledges may be subject to the exercise of judicial discretion in appropriate cases and to the limitations on legal remedies against state and local governmental entities in Louisiana. These limitations might include, for example, the necessity to exhaust administrative remedies prior to bringing suit in a court, or limitations on type and locations of courts in which the State or the Louisiana commission may be sued.

  The Louisiana commission might attempt to take actions that could reduce the value of your investment in the storm recovery bonds.

  The Securitization Law provides that for a financing order to create storm recovery property, the financing order must provide that the financing order is irrevocable and that the Louisiana commission may not directly or indirectly, by any subsequent action, rescind or amend a financing order or reduce or impair the storm recovery charges authorized under a financing order, except for the true-up adjustments to the storm recovery charges. In addition, pursuant to its constitutional plenary authority and the Securitization Law, the Louisiana commission has pledged in the financing order that it will not amend, modify, or terminate the financing order by any subsequent action or reduce, impair, postpone, terminate, or otherwise adjust the storm recovery charges. However, the Louisiana commission retains the power to adopt, revise or rescind rules or regulations affecting ELL. The Louisiana commission also retains the power to interpret the financing order granted to ELL, and in that capacity might be called upon to rule on the meanings of provisions of the order that might need further elaboration. Any new or amended regulations or orders from the Louisiana commission might attempt to affect the ability of the servicer to collect the storm recovery charges in full and on a timely basis, the rating of the related storm recovery bonds or their price and, accordingly, the amortization of such storm recovery bonds and their weighted average lives.

  The servicer is required to file with the Louisiana commission, on our behalf, certain adjustments of the storm recovery charges. Please read "ELL's Financing Order-True-Ups" and "The Servicing Agreement-The Storm Recovery Charge Adjustment Process." True-up adjustment procedures may be challenged in the future. Challenges to or delays in the true-up process might adversely affect the market perception and valuation of the storm recovery bonds. Also, any litigation might materially delay storm recovery charge collections due to delayed implementation of true-up adjustments and might result in missing payments or payment delays and lengthened weighted average life of the related storm recovery bonds.

  SERVICING RISKS

  Inaccurate consumption forecasting or unanticipated delinquencies or charge-offs might reduce scheduled payments on the storm recovery bonds.

  The storm recovery charges are generally derived from forecasted customer usage. The amount and the rate of storm recovery charge collections will depend in part on actual electricity usage and the amount of collections and write-offs for each customer class. If the servicer inaccurately forecasts electricity consumption or uses inaccurate customer delinquency or charge-off data when setting or adjusting the storm recovery charges, there could be a shortfall or material delay in storm recovery charge collections, which might result in missed or delayed payments of principal and interest and lengthened weighted average lives of the storm recovery bonds. Please read "ELL's Financing Order-True-Ups" and "The Servicing Agreement-The Storm Recovery Charge Adjustment Process."

  ELL, the servicer, has historically forecasted customer usage based on kilowatt-hours and has historically forecasted peak demand annually on a total company basis. The servicer has not historically forecasted demand by customer rate class, although it does forecast demand for broader customer categories. Inaccurate forecasting of electricity consumption by the servicer might result from, among other things, unanticipated weather or economic conditions, resulting in less electricity consumption than forecast; general economic conditions being worse than expected, causing ELL's customers to migrate or reduce their electricity consumption; the occurrence of a natural disaster, such as a hurricane or an act of terrorism or other catastrophic event; unanticipated changes in the market structure of the electric industry; customers consuming less electricity than anticipated because of increased energy prices, unanticipated increases in conservation efforts or unanticipated increases in electric usage efficiency; or customers unexpectedly switching to alternative sources of energy, including self-generation of electric power.

  The servicer's use of inaccurate delinquency or charge-off rates might result also from, among other things, unexpected deterioration of the economy or the unanticipated declaration of a moratorium on terminating electric service to customers in the event of extreme weather, either of which would cause greater delinquencies or charge-offs than expected or force ELL to grant additional payment relief to more customers; or the introduction into Louisiana of alternative electricity suppliers who collect the storm recovery charges from ELL's customers, but who may fail to remit customer charges to the servicer in a timely manner; or the failure of alternative electricity suppliers to submit accurate and timely information to the servicer regarding their collections and charge-offs; or any other unanticipated change in law that makes it more difficult for ELL to terminate service to nonpaying customers or that requires ELL to apply more lenient credit standards in accepting customers.

  Changes to billing and collection practices may reduce the amount of funds available for payments on the bonds.

  The methodology of determining the amount of the storm recovery charge billed to each customer is or will be specified in the related financing order. ELL may not change this methodology, except, upon approval by the Louisiana commission, to address any material deviations between storm recovery charge collections and amounts required to provide for the timely payment of scheduled payments of principal, interest and other amounts in respect of the storm recovery bonds. However, ELL, as servicer, may set, and may change, its own billing and collection arrangements with each customer. For example, to recover part of an outstanding electricity bill, ELL may agree to extend a customer's payment schedule or to write off the remaining portion of the bill. Similarly, the Louisiana commission may require changes to these practices. Under the methodology specified in a financing order, this might result in an extension of the customer's payment of storm recovery charges. Thus, any changes in billing and collection practices or regulations might make it more difficult for the servicer to collect the storm recovery charge and might adversely affect the value of the related storm recovery bonds and their weighted average lives. The servicing agreement provides, however, that the servicer will not take any action that will adversely impair our interest in the storm recovery property.

  Your investment in the storm recovery bonds depends on ELL or its successor or assignee,acting as servicer of the storm recovery property.

  ELL, as servicer, will be responsible for, among other things, calculating, billing and collecting the storm recovery charges from customers, submitting requests to the Louisiana commission to adjust these charges, monitoring the collateral for a series of storm recovery bonds and taking certain actions in the event of non-payment by customers. The trustee's receipt of collections in respect of storm recovery charges, which will be used to make payments on the related series of storm recovery bonds, will depend in part on the skill and diligence of the servicer in performing these functions. The systems the State of Louisiana, the Louisiana commission and the servicer have in place for storm recovery charge billings and collections might, in particular circumstances, cause the servicer to experience difficulty in performing these functions in a timely and completely accurate manner. If the servicer fails to make collections for any reason, then the servicer's payments to the trustee in respect of the storm recovery charges might be delayed or reduced. In that event, our payments on the related storm recovery bonds might be delayed or reduced.

  If we replace ELL as the servicer, we may experience difficulties finding and using a replacement servicer.

  If ELL ceases to service the storm recovery property related to a series of storm recovery bonds, it might be difficult to find a successor servicer. Under the financing order, the annual servicing fee payable to a successor servicer is capped and the payment of compensation in excess of the cap is dependent upon LPSC approval. Please read "The Servicing Agreement-Servicing Compensation." Also, any successor servicer might have less experience and ability than ELL and might experience difficulties in collecting storm recovery charges and determining appropriate adjustments to the storm recovery charges, and billing and/or payment arrangements may change, resulting in delays or disruptions of collections. A successor servicer might charge fees that, while permitted under the financing order, are substantially higher than the fees paid to ELL as servicer. In the event of the commencement of a case by or against the servicer under the United States Bankruptcy Code or similar laws, we and the trustee might be prevented from effecting a transfer of servicing due to operation of the Bankruptcy Code. Any of these factors and others might delay the timing of payments and may reduce the value of your investment.

  Limits on rights to terminate service might make it more difficult to collect the storm recovery charges.

  Each financing order expressly provides that subject to the terms of the servicing agreement, we may authorize the servicer to disconnect service for nonpayment of storm recovery charges to the same extent as an electric utility. Moreover, if the servicer is billing customers for storm recovery charges, the servicer may terminate transmission and distribution service to the customer for non-payment of storm recovery charges pursuant to the applicable rules of the Louisiana commission. Nonetheless, the rules and regulations of the Louisiana commission, which may change from time to time, regulate and control the right to disconnect service. The Louisiana commission enforces specific weather rules on ELL in extreme weather conditions. An electric utility must not disconnect service for a residential customer in a parish on a day when (1) the previous day's highest temperature did not exceed 32 degrees Fahrenheit, and the temperature is predicted to remain at or below that level for the next 24 hours, according to the nearest National Weather Service reports; or (2) the nearest National Weather Service issues a "heat advisory" as defined by the National Weather Service. To the extent these customers do not pay for their electric service, ELL will not be able to collect storm recovery charges from these customers.

  RISKS ASSOCIATED WITH THE UNUSUAL NATURE OF THE STORM RECOVERY PROPERTY

  Foreclosure of the trustee's lien on the storm recovery property for a series of storm recovery bonds might not be practical, and acceleration of the storm recovery bonds of such series before maturity might have little practical effect.

  Under the Securitization Law and the indenture, the trustee or the storm recovery bondholders have the right to foreclose or otherwise enforce the lien on the storm recovery property securing a series of storm recovery bonds. However, in the event of foreclosure, there is likely to be a limited market, if any, for the storm recovery property. Therefore, foreclosure might not be a realistic or practical remedy. Moreover, although principal of such series of storm recovery bonds will be due and payable upon acceleration of such series of storm recovery bonds before maturity, storm recovery charges relating to such series likely would not be accelerated and the nature of our business will result in the principal of such series of storm recovery bonds being paid as funds become available. If there is an acceleration of a series of storm recovery bonds, all tranches of such series of storm recovery bonds will be paid pro rata; therefore, some tranches might be paid earlier than expected and some tranches might be paid later than expected.

  STORM-RELATED RISKS

  Storm Damage to ELL's Operations Could Impair Payment of the Bonds.

  ELL's operations were impacted by Hurricanes Rita and Katrina in 2005, disrupting ELL's operations and depleting its storm reserve, leading the Louisiana legislature to enact the Securitization Law. Future storms could have similar or more drastic effects. Transmission and/or distribution and generation facilities could be damaged or destroyed and usage of electricity could be interrupted temporarily, reducing the collections of storm recovery charges. There could be longer-lasting weather-related adverse effects on residential and commercial development and economic activity among ELL's customers, which could cause the storm recovery charge to be greater than expected. Legislative action adverse to the bondholders might be taken in response, and such legislation, if challenged as violative of the State Pledge, might be defended on the basis of public necessity. Please read "The Securitization Law-The Securitization Law Authorizes Utilities to Recover Storm Recovery Costs Through the Issuance of Bonds Pursuant to a Financing Order" and "-ELL and Other Utilities May Securitize Storm Recovery and Upfront Financing Costs-State and Commission Pledge" in this prospectus.

  RISKS ASSOCIATED WITH POTENTIAL BANKRUPTCY PROCEEDINGS OF THE SELLER OR THE SERVICER

  For a more detailed discussion of the following bankruptcy risks, please read "How a Bankruptcy May Affect Your Investment."

  The servicer will commingle the storm recovery charges with other revenues it collects, which might obstruct access to the storm recovery charges in case of the servicer's bankruptcy and reduce the value of your investment in the storm recovery bonds.

  The servicer will be required to remit to the trustee on a daily basis storm recovery charge payments received by the servicer from or on behalf of customers. Such remittances must be made within two servicer business days after such payments are received by the servicer. The servicer will not segregate the storm recovery charges from the other funds it collects from customers or its general funds. The storm recovery charges will be segregated only when the servicer pays them to the trustee.

  Despite this requirement, the servicer might fail to remit the full amount of the storm recovery charges to the trustee or might fail to do so on a timely basis. This failure, whether voluntary or involuntary, might materially reduce the amount of storm recovery charge collections available to make payments on the storm recovery bonds.

  The Securitization Law provides that the priority of a security interest perfected in storm recovery property is not impaired by the commingling of the funds arising from storm recovery charges with any other funds. In a bankruptcy of the servicer, however, a bankruptcy court might rule that federal bankruptcy law takes precedence over the Securitization Law and might decline to recognize our right to collections of the storm recovery charges that are commingled with other funds of the servicer as of the date of bankruptcy. If so, the collections of the storm recovery charges held by the servicer as of the date of bankruptcy would not be available to pay amounts owing on the storm recovery bonds. In this case, we would have only a general unsecured claim against the servicer for those amounts. This decision could cause material delays in payments of principal or interest, or losses, on your storm recovery bonds and could materially reduce the value of your investment in the storm recovery bonds.

  The bankruptcy of ELL or any successor seller might result in losses or delays in payments on the storm recovery bonds.

  The Securitization Law and the financing order provide that as a matter of Louisiana state law:

      the rights and interests of a selling utility under a financing order, including the right to impose, collect and receive storm recovery charges, are contract rights of the seller, the seller may make a present transfer of its rights under a financing order, including the right to impose, collect and receive future storm recovery charges that customers do not yet owe, the storm recovery property constitutes a present contract right, even though the imposition and collection of storm recovery charges depend on further acts that have not yet occurred, and a transfer of the storm recovery property from the seller or its affiliate, to us, under an agreement that expressly states the transfer is a sale or other absolute transfer, is a true sale of the storm recovery property and not a pledge of the storm recovery property to secure a financing by the seller.

  These provisions are important to maintaining payments on a series of storm recovery bonds in accordance with their terms during any bankruptcy of ELL. In addition, the transaction has been structured with the objective of keeping us legally separate from ELL and its affiliates in the event of a bankruptcy of ELL or any such affiliates.

  A bankruptcy court generally follows state property law on issues such as those addressed by the state law provisions described above. However, a bankruptcy court does not follow state law if it determines that the state law is contrary to a paramount federal bankruptcy policy or interest. If a bankruptcy court in an ELL bankruptcy refused to enforce one or more of the state property law provisions described above, the effect of this decision on you as a beneficial owner of the storm recovery bonds might be similar to the treatment you would receive in an ELL bankruptcy if the storm recovery bonds had been issued directly by ELL. A decision by the bankruptcy court that, despite our separateness from ELL, our assets and liabilities and those of ELL should be consolidated would have a similar effect on you as a bondholder.

  We have taken steps together with ELL, as the seller, to reduce the risk that in the event the seller or an affiliate of the seller were to become the debtor in a bankruptcy case, a court would order that our assets and liabilities be substantively consolidated with those of ELL or an affiliate. Nonetheless, these steps might not be completely effective, and thus if ELL or an affiliate of the seller were to become a debtor in a bankruptcy case, a court might order that our assets and liabilities be consolidated with those of ELL or an affiliate of the seller. This might cause material delays in payment of, or losses on, your storm recovery bonds and might materially reduce the value of your investment in the storm recovery bonds. For example:

      without permission from the bankruptcy court, the trustee might be prevented from taking actions against ELL or recovering or using funds on your behalf or replacing ELL as the servicer, the bankruptcy court might order the trustee to exchange the storm recovery property for other property, of lower value, tax or other government liens on ELL's property might have priority over the trustee's lien and might be paid from collected storm recovery charges before payments on the related series of storm recovery bonds, the trustee's lien might not be properly perfected in the collected storm recovery property collections prior to or as of the date of ELL's bankruptcy, with the result that the storm recovery bonds would represent only general unsecured claims against ELL, the bankruptcy court might rule that neither our property interest nor the trustee's lien extends to storm recovery charges in respect of electricity consumed after the commencement of ELL's bankruptcy case, with the result that the related series of storm recovery bonds would represent only general unsecured claims against ELL, we and ELL might be relieved of any obligation to make any payments on the storm recovery bonds during the pendency of the bankruptcy case and might be relieved of any obligation to pay interest accruing after the commencement of the bankruptcy case,
      ELL might be able to alter the terms of each series of storm recovery bonds as part of its plan of reorganization, the bankruptcy court might rule that the storm recovery charges should be used to pay, or that we should be charged for, a portion of the cost of providing electric service, or the bankruptcy court might rule that the remedy provisions of the sale agreement are unenforceable, leaving us with an unsecured claim for actual damages against ELL that may be difficult to prove or, if proven, to collect in full.

  Furthermore, if ELL enters bankruptcy proceedings, it might be permitted to stop acting as servicer and it may be difficult to find a third party to act as servicer. The failure of the servicer to perform its duties or the inability to find a successor servicer might cause payment delays or losses on your investment in the storm recovery bonds. Also, the mere fact of a servicer or seller bankruptcy proceeding might have an adverse effect on the resale market for the storm recovery bonds and on the value of the storm recovery bonds.

  The sale of the storm recovery property might be construed as a financing and not a sale in a case of ELL's bankruptcy which might delay or limit payments on the storm recovery bonds.

  The Securitization Law provides that the characterization of a transfer of storm recovery property as a sale or other absolute transfer will not be affected or impaired by treatment of the transfer as a financing for federal or state tax purposes or financial reporting purposes. We and ELL will treat the transaction as a sale under applicable law, although for financial reporting and federal and state tax purposes the transaction is intended to be treated as a financing. In the event of a bankruptcy of ELL, a party in interest in the bankruptcy might assert that the sale of the storm recovery property to us was a financing transaction and not a "sale or other absolute transfer" and that the treatment of the transaction for financial reporting and tax purposes as a financing and not a sale lends weight to that position. If a court were to characterize the transaction as a financing, we expect that we would, on behalf of ourselves and the trustee, be treated as a secured creditor of ELL in the bankruptcy proceedings, although a court might determine that we only have an unsecured claim against ELL. Even if we had a security interest in the storm recovery property, we would not likely have access to the related storm recovery charge collections during the bankruptcy and would be subject to the risks of a secured creditor in a bankruptcy case, including the possible bankruptcy risks described in the immediately preceding risk factor. As a result, repayment of a series of storm recovery bonds might be significantly delayed and a plan of reorganization in the bankruptcy might permanently modify the amount and timing of payments to us of the related storm recovery charge collections and therefore the amount and timing of funds available to us to pay storm recovery bondholders.

  If the servicer enters bankruptcy proceedings, the collections of the storm recovery charges held by the servicer as of the date of bankruptcy might constitute preferences, which means these funds might be unavailable to pay amounts owing on the storm recovery bonds.

  In the event of a bankruptcy of the servicer, a party in interest might take the position that the remittance of funds prior to bankruptcy of the servicer, pursuant to the servicing agreement or an intercreditor agreement, constitutes a preference under bankruptcy law if the remittance of those funds was deemed to be paid on account of a preexisting debt. If a court were to hold that the remittance of funds constitutes a preference, any such remittance within 90 days of the filing of the bankruptcy petition could be avoidable, and the funds could be required to be returned to the bankruptcy estate of the servicer. To the extent that storm recovery charges have been commingled with the general funds of the servicer, the risk that a court would hold that a remittance of funds was a preference would increase. Also, we would probably be considered an "insider" of the servicer. If we are considered to be an "insider" of the servicer, any such remittance made within one year of the filing of the bankruptcy petition could be avoidable as well if the court were to hold that such remittance constitutes a preference. In either case, we or the trustee would merely be an unsecured creditor of the servicer. If any funds were required to be returned to the bankruptcy estate of the servicer, we would expect that the amount of any future storm recovery charges would be increased through the true-up mechanism to recover such amount.

  Claims against ELL or any successor seller might be limited in the event of a bankruptcy of the seller.

  If the seller were to become a debtor in a bankruptcy case, claims, including indemnity claims, by us against the seller under the sale agreement and the other documents executed in connection with the sale agreement could be unsecured claims and would be disposed of in the bankruptcy case. In addition, the bankruptcy court might estimate any contingent claims that we have against the seller and, if it determines that the contingency giving rise to these claims is unlikely to occur, estimate the claims at a lower amount. A party in interest in the bankruptcy of the seller might challenge the enforceability of the indemnity provisions in a sale agreement. If a court were to hold that the indemnity provisions were unenforceable, we would be left with a claim for actual damages against the seller based on breach of contract principles, which would be subject to estimation and/or calculation by the court. We cannot give any assurance as to the result if any of the above-described actions or claims were made. Furthermore, we cannot give any assurance as to what percentage of their claims, if any, unsecured creditors would receive in any bankruptcy proceeding involving the seller.

  The bankruptcy of ELL or any successor seller might limit the remedies available to the trustee.

  Upon an event of default for a series of storm recovery bonds under the related indenture, the Securitization Law permits the trustee to enforce the security interest in the related storm recovery property in accordance with the terms of that indenture. In this capacity, the trustee is permitted to request that the Louisiana district court of the domicile of the Louisiana commission order the sequestration and payment to bondholders of such series of all revenues arising with respect to the related storm recovery property. There can be no assurance, however, that such district court would issue this order after an ELL bankruptcy in light of the automatic stay provisions of Section 362 of the United States Bankruptcy Code. In that event, the trustee would be required to seek an order from the bankruptcy court lifting the automatic stay to permit this action by the Louisiana court, and an order requiring an accounting and segregation of the revenues arising from the storm recovery property. There can be no assurance that a court would grant either order.

  OTHER RISKS ASSOCIATED WITH AN INVESTMENT IN THE STORM RECOVERY BONDS

  ELL's indemnification obligations under the sale and servicing agreements are limited and might not be sufficient to protect your investment in the storm recovery bonds.

  ELL is obligated under the sale agreement to indemnify us and the trustee, for itself and on behalf of the storm recovery bondholders, only in specified circumstances and will not be obligated to repurchase any storm recovery property in the event of a breach of any of its representations, warranties or covenants regarding the storm recovery property. Similarly, ELL is obligated under the servicing agreement to indemnify us and the trustee, for itself and on behalf of the storm recovery bondholders only in specified circumstances. Please read "The Sale Agreement" and "The Servicing Agreement."

  Neither the trustee nor the storm recovery bondholders will have the right to accelerate payments on a series of storm recovery bonds as a result of a breach under the sale agreement or servicing agreement, absent an event of default under the indenture relating to such series of storm recovery bonds as described in "Description of the Storm Recovery Bonds-Events of Default; Rights Upon Event of Default." Furthermore, ELL might not have sufficient funds available to satisfy its indemnification obligations under these agreements, and the amount of any indemnification paid by ELL might not be sufficient for you to recover all of your investment in the storm recovery bonds. In addition, if ELL becomes obligated to indemnify storm recovery bondholders, the ratings on the storm recovery bonds will likely be downgraded as a result of the circumstances causing the breach and the fact that storm recovery bondholders will be unsecured creditors of ELL with respect to any of these indemnification amounts.

  We may issue additional series of storm recovery bonds.

  We may issue one or more additional series of storm recovery bonds under the financing order or under a subsequent financing order, and ELL may also sell storm recovery property to one or more entities other than us in connection with the issuance of a new series of storm recovery bonds, in any such case without your prior review or approval. Any new series may include terms and provisions that would be unique to that particular series. We may not issue additional storm recovery bonds nor may ELL sell storm recovery property to other entities issuing storm recovery bonds if the issuance would result in the credit ratings on any outstanding series of storm recovery bonds being reduced or withdrawn. In the event a customer does not pay in full all amounts owed under any bill including storm recovery charges, ELL is required to allocate any resulting shortfalls in storm recovery charges ratably based on the amounts of storm recovery charges owing in respect of the bonds, any amounts owing to any other series, amounts owing to us and amounts owing to any other subsequently created special-purpose subsidiaries of ELL which issue storm recovery bonds. However, we cannot assure you that a new series or issuance would not cause reductions or delays in payments on your storm recovery bonds. In addition, some matters relating to the storm recovery bonds issued by us require the vote of the holders of all series and classes of storm recovery bonds issued by us. Your interests in these votes may conflict with the interests of the beneficial owners of storm recovery bonds of another series or of another class. Thus, these votes could result in an outcome that is materially unfavorable to you.

  ELL's ratings might affect the market value of the storm recovery bonds.

  A downgrading of the credit ratings on the debt of ELL might have an adverse effect on the market value of your storm recovery bonds.

  Technological change might make alternative energy sources more attractive in the future.

  Technological developments might result in the introduction of economically attractive alternatives to purchasing electricity through ELL's distribution or transmission facilities for increasing numbers of customers. Manufacturers of self-generation facilities may develop smaller-scale, more fuel-efficient generating units that can be cost-effective options for a greater number of customers. Customers who made a clear, substantial and irrevocable financial commitment to finance the construction of self- or co-generation before August 1, 2007 are not liable for the storm recovery charge. In addition, new load for new plants and plant expansions by industrial customers that is served by self generation will also be exempt from the storm recovery charges. However, storm recovery charges will be imposed on all standby or maintenance power obtained for the load served by such self-generation facilities. Storm recovery charges will not be imposed on customers who receive no transmission or distribution service from ELL and who do not initiate new self generation projects after August 1, 2007 or otherwise purchase or acquire power from a third party, including but not limited to an affiliate of the customer. Technological developments might thus allow greater numbers of customers to avoid storm recovery charges, which may reduce the total number of customers from which storm recovery charges will be collected.

  The absence of a secondary market for a series of storm recovery bonds might limit your ability to resell your storm recovery bonds of such series.

  The underwriters for a series of storm recovery bonds might assist in resales of the storm recovery bonds of such series, but they are not required to do so. A secondary market for a series of storm recovery bonds might not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your storm recovery bonds. Please read "Plan of Distribution."

  You might receive principal payments for a series of storm recovery bonds later than you expect.

  The amount and the rate of collection of the storm recovery charges for a series of storm recovery bonds, together with the related storm recovery charge adjustments, will generally determine whether there is a delay in the scheduled repayments of storm recovery bond principal for such series. If the servicer collects the storm recovery charges at a slower rate than expected from any alternative electricity supplier, it might have to request adjustments of the storm recovery charges. If those adjustments are not timely and accurate, you might experience a delay in payments of principal and interest and a decrease in the value of your investment in such series of storm recovery bonds.

  THE SECURITIZATION LAW

  The Securitization Law Authorizes Utilities to Recover Storm Recovery Costs Through the Issuance of Bonds Pursuant to a Financing Order.

  In 2005, Louisiana was struck by Hurricanes Katrina and Rita, which caused widespread damage to infrastructure and power outages throughout ELL's system serving its LPSC-jurisdictional customers. In response to the damage to utility infrastructure, the Louisiana legislature passed The Louisiana Electric Utility Storm Recovery Securitization Act, codified at Louisiana Revised Statutes 45:1226-36, which we refer to as the Securitization Law. The Securitization Law governs the application for, and the Louisiana commission's issuance of, a financing order allowing for the securitization of storm recovery costs and upfront financing costs.

  A utility subject to the jurisdiction of the Louisiana commission must apply to the Louisiana commission for a financing order under the Securitization Law to authorize the issuance of storm recovery bonds. ELL applied for a financing order under the Securitization Law, which was issued by the Louisiana commission on August 28, 2007. This financing order, and a financing order issued by the Louisiana commission on the same date to an affiliate of ELL, are the first financing orders issued under the Securitization Law.

  ELL and Other Utilities May Securitize Storm Recovery and Upfront Financing Costs

  We May Issue Storm Recovery Bonds to Recover ELL's Storm Recovery Costs.

  Under the Securitization Law and the plenary power granted to the Louisiana commission under the Louisiana Constitution, the Louisiana commission may issue financing orders approving the issuance of storm recovery bonds in series, such as the storm recovery bonds issued by us, to recover certain costs of an electric utility, including storm recovery costs, the cost of carrying storm recovery costs and the cost of funding a storm recovery reserve. Multiple series of storm recovery bonds may be issued under one financing order, and each series of storm recovery bonds will relate to only one financing order. A utility, its successors or a third-party assignee of a utility may issue storm recovery bonds. The Securitization Law requires the proceeds of the storm recovery bonds to be used for the purposes of recovering or financing storm recovery costs, financing costs and costs to replenish or fund a storm recovery reserve, solely as determined by the Louisiana commission. The storm recovery bonds are secured by and payable from storm recovery property, which includes the right to impose, collect and receive storm recovery charges. Storm recovery charges can be imposed only when and to the extent that storm recovery bonds are issued.

  The Securitization Law contains a number of provisions designed to facilitate the securitization of storm recovery and upfront financing costs.

  Creation of Storm Recovery Property.

  As authorized by the Securitization Law, and provided by the financing order, the storm recovery property was created when the financing order was issued.

  A Financing Order is Irrevocable.

  A financing order, together with the storm recovery charges authorized in the financing order, is irrevocable after the issuance of storm recovery bonds, and not subject to reduction, impairment, or adjustment by the Louisiana commission, except for adjustments pursuant to the Securitization Law in order to correct overcollections or undercollections and to ensure the projected recovery of amounts sufficient to provide timely payment of debt service and all other financing costs in connection with the related series of storm recovery bonds. Although a financing order is irrevocable, the Securitization Law allows for applicants to apply for one or more new financing orders to provide for retiring and refunding storm recovery bonds.

  State and Commission Pledges.

  Under the Securitization Law, the State of Louisiana has pledged, for the benefit and protection of storm recovery bondholders and ELL, that it will not take or permit any action that would impair the value of the storm recovery property, or, except for adjustments discussed in "ELL's Financing Order-True-ups" and "The Servicing Agreement-The Storm Recovery Charge Adjustment Process," reduce, alter, or impair the storm recovery charges to be imposed, collected and remitted to storm recovery bondholders until the principal, interest and premium, if any, and any other charges incurred and contracts to be performed in connection with the related storm recovery bonds have been paid and performed in full. However, nothing will preclude limitation or alteration if and when full compensation is made for the full protection of the storm recovery charges collected pursuant to the financing order and the full protection of the bondholders and any assignee or financing party. Please read "Risk Factors-Risks Associated with Potential Judicial, Legislative or Regulatory Actions."

  As authorized by the Securitization Law, in the financing order the Louisiana commission has pledged that each financing order will be irrevocable until the indefeasible payment in full of the storm recovery bonds and the financing costs. Except for true-up adjustments discussed in "ELL's Financing Order-True-ups" and "The Servicing Agreement-The Storm Recovery Charge Adjustment Process," the Louisiana commission will not amend, modify, or terminate the financing order by any subsequent action or reduce, impair, postpone, terminate, or otherwise adjust the storm recovery charges. However, nothing will preclude limitation or alteration if and when full compensation is made for the full protection of the storm recovery charges collected pursuant to the financing order and the full protection of the bondholders and any assignee or financing party. Please read "Risk Factors-Risks Associated with Potential Judicial, Legislative or Regulatory Actions."

  Constitutional Matters.

  To date, no federal or Louisiana cases addressing the repeal or amendment of securitization provisions analogous to those contained in the Securitization Law have been decided. There have been cases in which federal courts have applied the Contract Clause of the United States Constitution and Louisiana courts have applied the Contract Clause of the Louisiana Constitution to strike down legislation regarding similar matters, such as legislation reducing or eliminating taxes, public charges or other sources of revenues servicing other types of bonds issued by public instrumentalities or private issuers, or otherwise substantially impairing or eliminating the security for bonds or other indebtedness. Based upon this case law, Phelps Dunbar, L.L.P. expects to deliver an opinion, prior to the closing of an offering of a series of storm recovery bonds described in a prospectus supplement accompanying this prospectus, to the effect that the State pledge described above unambiguously indicates the State's intent to be bound with the bondholders and, subject to all of the qualifications, limitations and assumptions set forth in its opinion, supports the conclusion that the State Pledge constitutes a binding contractual relationship between the State and the bondholders for purposes of both the Federal Contract Clause and Louisiana Contract Clause. Subject to all of the qualifications, limitations and assumptions set forth in its opinion, including that any impairment of the contract be "substantial," a reviewing court of competent jurisdiction would hold that the State of Louisiana could not constitutionally repeal or amend the Securitization Law or take any other action contravening the State Pledge and creating an impairment (without, as the Securitization Law requires, providing full compensation for the full protection of the storm recovery charges to be collected pursuant to the financing order and full protection of the bondholders), unless such court would determine that such impairment clearly is a reasonable exercise of the State of Louisiana's sovereign powers based upon reasonable conditions and of a character reasonable and appropriate to the emergency or other significant and legitimate public purpose justifying such action.

  Phelps Dunbar, L.L.P., subject to all of the qualifications, limitations and assumptions (including the assumption that any impairment would be "substantial") set forth in its opinion, that a Louisiana state court reviewing an appeal of LPSC action of a legislative character would conclude that the Commission Pledge (i) creates a binding contractual obligation of the State of Louisiana for purposes of the Federal Contract Clause and the Louisiana Contract Clause and (ii) provides a basis upon which the bondholders could challenge successfully on appeal any such action by the Commission of a legislative character, including the rescission or amendment of the financing order, that such court determines violates the Commission pledge in a manner that substantially reduces, limits or impairs the value of the storm recovery property or the storm recovery charges, prior to the time that the bonds are fully paid and discharged, unless there is a judicial finding that the Commission action clearly is exercised for a public end and is reasonably necessary to the accomplishment of that public end so as not to be arbitrary, capricious or an abuse of authority.

  In addition, any action of the Louisiana legislature adversely affecting the storm recovery property or the ability to collect storm recovery charges may be considered a "taking" under the United States or Louisiana Constitutions. Phelps Dunbar, L.L.P. has advised us that it is not aware of any federal or Louisiana court cases addressing the applicability of the Takings Clause of the United States or Louisiana Constitution in a situation analogous to that which would be involved in an amendment or repeal of the Securitization Law. It is possible that a court would decline even to apply a Takings Clause analysis to a claim based on an amendment or repeal of the Securitization Law, since, for example, a court might determine that a Contract Clause analysis rather than a Takings Clause analysis should be applied. Assuming a Takings Clause analysis were applied under the United States Constitution or the Louisiana Constitution, Phelps Dunbar, L.L.P. expects to render an opinion, prior to the closing of an offering of a series of storm recovery bonds described in a prospectus supplement accompanying this prospectus, to the effect that under existing case law, a reviewing court of competent jurisdiction would hold, subject to all of the qualifications, limitations and assumptions set forth in its opinion, if it concludes that the storm recovery property is protected by the Takings Clause of the United States Constitution and Takings Clause of the Louisiana Constitution, that the State would be required to pay just compensation to bondholders, as determined by such court, if the State Legislature repealed or amended the Securitization Law or took any other action contravening the State Pledge, if the court determines doing so constituted a permanent appropriation of a substantial property interest of the bondholders in the storm recovery property and deprived the bondholders of their reasonable expectations arising from their investments in the bonds. In examining whether action of the Louisiana legislature amounts to a regulatory taking, both federal and state courts will consider the character of the governmental action and whether such action substantially advances the State's legitimate governmental interests, the economic impact of the governmental action on the bondholders, and the extent to which the governmental action interferes with distinct investment-backed expectations. There is no assurance, however, that, even if a court were to award just compensation, it would be sufficient for you to recover fully your investment in the storm recovery bonds.

  In connection with the foregoing, Phelps Dunbar, L.L.P. has advised us that issues relating to the Contract and Takings Clauses of the United States and Louisiana Constitutions are essentially decided on a case-by-case basis and that the courts' determinations, in most cases, appear to be strongly influenced by the facts and circumstances of the particular case, and Phelps Dunbar, L.L.P. has further advised us that there are no reported controlling judicial precedents that are directly on point. The opinions described above will be subject to the qualifications included in them. The degree of impairment necessary to meet the standards for relief under a Takings Clause analysis or Contract Clause analysis could be substantially in excess of what a storm recovery bondholder would consider material.

  In addition, Phelps Dunbar, L.L.P. expects to render an opinion, prior to the closing of an offering of a series of storm recovery bonds described in a prospectus supplement accompanying this prospectus, to the effect that under existing case law, a reviewing court of competent jurisdiction would hold that the Securitization Law is constitutional in all material respects under the United States Constitution and, subject to all of the qualifications, limitations and assumptions set forth in its opinion, that the State Pledge is not an impermissible attempt to "contract away" the police power of the State of Louisiana, and will not be disregarded under the reserved powers doctrine, and that the Securitization Law is constitutional in all material respects under the Louisiana Constitution.

  We will file a copy of the Phelps Dunbar, L.L.P. opinion with the SEC.

  For a discussion of risks associated with potential judicial, legislation or regulatory actions, please read "Risk Factors-Risks Associated with Potential Judicial, Legislative or Regulatory Actions."

  The Louisiana Commission May Adjust Storm Recovery Charges.

  The Securitization Law authorizes the Louisiana commission to provide, and the Louisiana commission has provided, in the financing order, that storm recovery charges be adjusted at least semi-annually. The purposes of these adjustments are:

      to correct any overcollections or undercollections during the preceding 6 months, and to ensure the projected recovery of amounts sufficient to provide timely payment of debt service and all other financing costs in connection with the related series of storm recovery bonds.

  Storm Recovery Charges Are Nonbypassable.

  The Securitization Law provides that the storm recovery charges are nonbypassable subject to the terms of the financing order. "Nonbypassable" means that ELL collects these charges from its existing and future LPSC-jurisdictional customers receiving transmission or distribution retail electric service, or both, from ELL or its successors or assignees under rate schedules or special contracts approved by the Louisiana commission, even if the customer elects to purchase electricity from an alternative electricity supplier as a result of a fundamental change in the manner of regulation of public utilities in Louisiana. Under current law, customers of Louisiana public utilities cannot buy their electricity from alternative electricity suppliers. Storm recovery charges will not be imposed upon: (a) customers who completely discontinue all service from ELL and who do not (i) initiate new self -generation projects after August 1, 2007 or (ii) otherwise purchase or acquire power from a third party, including, but not limited to, an affiliate of the customer; (b) customer load reductions for reasons other than self-generation or the purchase or acquisition of power from a third party, including, but not limited to, an affiliate of the customer; (c) load served by self-generation projects for which a customer had made a clear, substantial and irrevocable financial commitment prior to August 1, 2007 to install such self-generation; (d) that portion of new load that comes on-line after August 1, 2007 due to plant expansion project(s) and that is served by new self-generation; and (e) that portion of new load created after August 1, 2007 by new plant(s) constructed in Louisiana that is served by new self-generation. Storm recovery charges for any such customer who had not made a clear, substantial and irrevocable financial commitment prior to August 1, 2007 to proceed with installing self-generation will be based on the customer's billing determinants for the twelve months ending three months prior to the commercial in-service date of the new self-generation facility. In such event, the storm recovery charges will not apply to that portion of stand-by or maintenance power obtained for the load served by the new self-generation; however, storm recovery charges will apply to all stand-by or maintenance power obtained for load served by new self-generation pursuant to sections (c), (d) and (e) above. Storm recovery charges will be nonbypassable for customers who initiate new self-generation projects after August 1, 2007 to serve load that is being served by ELL as of August 1, 2007.

  Under Louisiana law, locations not currently served by ELL, such as undeveloped parcels, whether or not adjacent to existing ELL customer locations, may not be required to use ELL's retail electric service if the point of connection on such parcel is not within 300 feet of an electric line of ELL, or if the point of connection is within 300 feet of an electric line of another utility.

  The Securitization Law Protects the Bondholders' Security Interest in Storm Recovery Property.

  The Securitization Law provides that a valid and enforceable security interest in storm recovery property will attach only after the issuance of a financing order, the execution and delivery of a security agreement in connection with issuance of each series of storm recovery bonds and the receipt of value for the storm recovery bonds. The security interest attaches automatically at the time when all of the foregoing conditions have been met.

  Upon perfection by filing a financing statement, under Section 1231(D) of the Securitization Law and otherwise in accordance with the Louisiana Uniform Commercial Code or UCC, the security interest will be a perfected security interest in the storm recovery property and all proceeds of the property, whether accrued or not, and will have priority in the order of perfection and take precedence over any subsequent lien creditor. The servicer pledges in the servicing agreement to file all necessary continuation statements. The trustee will also be specifically authorized to file financing statements covering the storm recovery bond collateral.

  The Securitization Law provides that priority of transfers of and security interests in storm recovery property will not be impaired by:

      commingling of funds arising from storm recovery charges with other funds, or modifications to the financing order resulting from any true-up adjustment.

  Please read "Risk Factors-Risks Associated with the Unusual Nature of the Storm Recovery Property."

  The Securitization Law Characterizes the Transfer of Storm Recovery Property as a True Sale.

  The Securitization Law provides that an electric utility's or an assignee's transfer of storm recovery property is a "true sale" under Louisiana law and is not a secured transaction and that the transferor's right, title, and interest in, to, and under the storm recovery property passes to the transferee, if the agreement governing that transfer expressly states that the transfer is a sale or other absolute transfer. Please read "The Sale Agreement" and "Risk Factors-The Risks Associated With Potential Bankruptcy Proceedings of the Seller or the Servicer."

  ELL'S FINANCING ORDER

  ELL's Securitization Proceeding and Financing Order

  ELL has filed the financing order with the SEC as an exhibit to the registration statement of which this prospectus forms a part. The following summary does not purport to be complete and is subject to and qualified by reference to the provisions of the financing order.

  On February 28, 2007, ELL filed an application with the Louisiana commission seeking authority to securitize and cause the issuance of storm recovery bonds in the amount of approximately $711 million.

  On August 21, 2007, the Louisiana commission issued a cost recovery order determining that ELL is entitled to recover $545 million of storm recovery costs and $152 million to fund storm recovery reserves.

  On August 28, 2007, the Louisiana commission issued its financing order to ELL authorizing the issuance of storm recovery bonds in the aggregate principal amount of approximately $705 million, consisting of: (a) $545 million of storm recovery costs, which includes carrying costs through the projected issuance date of the storm recovery bonds of September 27, 2007, plus (b) the costs of funding storm recovery reserves for ELL's operations that are subject to the jurisdiction of the Commission in the amount of $152 million, plus (c) upfront financing costs, which are capped, and are not to exceed $7.5 million, plus or minus (d) any adjustment to reflect the cost of any approved credit enhancement or any carrying costs based upon the actual bond delivery date.

  The financing order became final and non-appealable on September 13, 2007.

  In the financing order, the Louisiana commission stated that it will act pursuant to the irrevocable financing order as expressly authorized by the Securitization Law to ensure that expected storm recovery charge revenues are sufficient to pay the scheduled principal of and interest on the storm recovery bonds issued pursuant to the financing order and all other financing costs in connection with the related series of storm recovery bonds. The financing order, pursuant to its terms and the Louisiana commission's constitutional plenary power and the provisions of the Securitization Law, is irrevocable and is not subject to reduction, impairment or adjustment by further action of the Louisiana commission, except as contemplated by the periodic true-up adjustments. The financing order also concludes that the true-up mechanism and all other obligations of the State of Louisiana and the Louisiana commission set forth in the irrevocable financing order are direct, explicit, irrevocable and unconditional upon issuance of the storm recovery bonds, and are legally enforceable against the State of Louisiana and the Louisiana commission. Please read "Risks Associated With Potential Judicial, Legislative or Regulatory Actions."

  Collection of Storm Recovery Charges

  The financing order authorizes ELL to collect storm recovery charges from customers or, in the future as a result of a fundamental change in the manner of regulation of public utilities in Louisiana, any alternative electricity suppliers serving ELL's customers in an amount sufficient at all times to provide for recovery of ELL's aggregate storm recovery costs and upfront and ongoing financing costs, which include principal and interest and certain ongoing fees and expenses associated with the storm recovery bonds. There is no "cap" on the level of storm recovery charges that may be imposed on customers to pay on a timely basis scheduled principal and interest on the storm recovery bonds. There is also no limit on how long storm recovery charges may be imposed; pursuant to the financing order, the charges will be imposed until the storm recovery bonds and all related financing costs have been paid in full.

  Issuance Advice Letter

  Within twenty four hours following the determination of the final terms of a series of storm recovery bonds and prior to their issuance, ELL is required to file with the Louisiana commission an issuance advice letter, which will:

      confirm that customers will experience savings relative to traditional methods of financing, confirm that the structure, term and pricing of such series of storm recovery bonds is consistent with the terms of the financing order, evidence the actual terms on which such series of storm recovery bonds will be issued, show the actual initial storm recovery charges for each customer rate class relating to such series of storm recovery bonds, identify us, and
      certify that the structuring and pricing of such series of storm recovery bonds resulted in the lowest storm recovery charges consistent with market conditions on the date and time of such pricing.

  Within twenty four hours of receipt of the issuance advice letter, a designee of the Louisiana commission will either (a) approve the transaction by executing a concurrence, or (b) reject the issuance advice letter and state the reasons therefor. The designee will approve the final structure, terms and pricing of the transaction if he or she determines that the final structure, terms and pricing of the transaction are consistent with the criteria established by the financing order and that the mathematical calculations in the issuance advice letter are accurate. The designee's concurrence shall represent the final, binding and irrevocable approval by the Louisiana commission of the structure, terms and pricing of the storm recovery bonds and all related documents and security. A change in market conditions from the date and time of the actual pricing of the storm recovery bonds shall not constitute grounds for rejecting the issuance advice letter.

  Tariff

  We are required, prior to the issuance of any storm recovery charges, to complete and file a tariff in the form attached to the financing order. The tariff establishes the initial storm recovery charges. Please read "Description of the Storm Recovery Property-Tariffs Imposing Storm Recovery Charges."

  True-Ups

  The Securitization Law authorizes and the financing order requires that storm recovery charges be adjusted at least semi-annually to correct any overcollections or undercollections in the preceding six months, or such longer or shorter period following the issuance of the first series of storm recovery bonds, as set forth in the related prospectus supplement, and to ensure the projected recovery of amounts sufficient to provide for the timely payment of scheduled payments of principal, interest and other amounts in respect of the storm recovery bonds during the subsequent 12 month period. The financing order also requires the servicer to make interim true-up adjustments if the servicer forecasts that storm recovery charge collections will be insufficient to make all scheduled payments of principal, interest and other amounts in respect of the storm recovery bonds during the current or next succeeding semi-annual period and/or to replenish any draws upon the capital subaccount. These adjustments are intended to ensure the expected recovery of amounts sufficient to timely provide all payments of debt service and other required amounts and charges in connection with the storm recovery bonds for the two payment dates next succeeding the adjustment. The Securitization Law does not cap the level of storm recovery charges that may be imposed on customers as a result of the true-up process.

  The Louisiana commission must be given at least 15 days' notice prior to making either the semi-annual true-up adjustment or any interim true-up adjustment. In the event any correction to a true-up adjustment due to mathematical errors in the calculation of the adjustment or otherwise is necessary, it will be made in a future true-up adjustment.

  The financing order also authorizes the servicer to request approval from the Louisiana commission of a non-standard true-up adjustment to address any material deviations between storm recovery charge collections and amounts required to provide for the timely payment of scheduled payments of principal, interest and other amounts in respect of the storm recovery bonds. No non-standard true-up adjustment may become effective unless the rating agency condition has been satisfied.

  Under the terms of the financing order, customers are divided between two storm cost recovery groups. The storm recovery charges for each storm cost recovery group will be calculated based upon each storm cost recovery group's percentage of projected base revenue, subject to certain adjustments as described below under "Description of the Storm Recovery Property-Calculation of Storm Recovery Charges." Although the cost responsibility among each storm cost recovery group will differ, any deficiency in the payment of the storm recovery charges by any storm cost recovery group will be included in the true-up and will be taken into account in the application of the true-up mechanism to adjust the storm recovery charge for all customers.

  The State of Louisiana has pledged in the Securitization Law and the Louisiana commission has pledged in the financing order that it will not take or permit any action that would impair the value of the storm recovery property, or, except as permitted in connection with a true-up adjustment authorized by the statute, reduce, alter or impair the storm recovery charges until the principal, interest and premium, and any other charges incurred and contracts to be performed in connection with the related series of storm recovery bonds, have been paid and performed in full. Please read "The Securitization Law-ELL and Other Utilities May Securitize Storm Recovery and Upfront Financing Costs," "Risk Factors" and "Cautionary Statement Regarding Forward-Looking Information" for further information.

  The broad -based nature of the true-up mechanism and the pledges of the State of Louisiana and the Louisiana commission, along with the bankruptcy -remoteness of the special purpose entity and the collection account, will serve to minimize, if not effectively eliminate, for all practical purposes and circumstances, any credit risk associated with the storm recovery bonds (i.e., that sufficient funds will be available and paid to discharge all principal and interest on the storm recovery bonds as and when legally due). The Louisiana commission has made a finding to such effect in the financing order.

  Servicing Agreement

  In the financing order, the Louisiana commission required ELL to enter into a servicing agreement described under "The Servicing Agreement" in this prospectus.

  Binding on Successors

  The financing order, along with the storm recovery charges authorized in the financing order, is binding on:

      ELL
      any successor to ELL that provides transmission and distribution service directly to ELL's customers, any other entity that provides transmission or distribution service to ELL's customers, any other entity responsible for billing and collecting storm recovery charges on our behalf, and any successor to the Louisiana commission.

  Subsequent Financing Orders

  We may issue additional series of storm recovery bonds secured by separate storm recovery property under a subsequent financing order of the Louisiana commission. We will describe the material terms of any such financing order in the related prospectus supplement.

  DESCRIPTION OF THE STORM RECOVERY PROPERTY

  Creation of Storm Recovery Property; Financing Order

  The Securitization Law defines storm recovery property as the rights and interests of an electric utility or successor under a financing order, including the right to impose, collect and receive storm recovery charges, which charges include amounts to be charged to recover storm recovery costs, established in the financing order. The storm recovery property was created when the financing order was issued. The storm recovery bonds will be secured by storm recovery property, as well as the other collateral described under "Security for the Storm Recovery Bonds."

  Unless otherwise specified in the related prospectus supplement, in addition to the right to impose, collect and receive storm recovery charges, each financing order will:

      authorize the transfer of storm recovery property to us and the issuance of storm recovery bonds;
      establish procedures for periodic true-up adjustments to storm recovery charges in the event of overcollection or undercollection; and
      provide that the financing order is irrevocable and not subject to reduction, impairment, or adjustment by further act of the Louisiana commission (except for the periodic adjustments to the storm recovery charges).

  A form of issuance advice letter and a form of tariff will be attached to each financing order. We will complete and file both documents with the Louisiana commission immediately after the pricing of the storm recovery bonds.

  The issuance advice letter confirms to the Louisiana commission the interest rate and expected amortization schedule for the storm recovery bonds and sets forth the actual dollar amount of the initial storm recovery charges as described above under "ELL's Financing Order-Issuance Advice Letter." The dollar amount of the initial storm recovery charges for any series, along with any other terms of the issuance advice letter and tariff affecting the terms of the storm recovery bonds, will be more fully described in the related prospectus supplement.

  Calculation of Storm Recovery Charges

  The storm recovery charges will be calculated to generate revenues sufficient to pay the scheduled principal and interest on the storm recovery bonds, together with related financing costs, for the next succeeding 12 month or shorter period, as applicable. This revenue requirement is referred to as the Periodic Billing Requirement ("PBR"). Under the financing order, payment responsibility for the PBR is allocated among all existing and future LPSC -jurisdictional customers. However, the allocation methodology is designed to shift a portion of the distribution system recovery costs (which corresponds to approximately 31% of the PBR) from transmission customers who take electrical service at voltage levels at or greater than 69 kV (for example, certain large industrial customers) to customers who take electrical service at voltage levels less than 69 kV (for example, residential and general service customers).  (We sometimes refer to the group of transmission customers who take electrical service at a voltage level at or greater than 69 kV as large industrial customers, although the group may not consist entirely of industrial customers nor do all industrial customers fall within this group .).

  Under the financing order, payment responsibility for the PBR is calculated by reference to two storm cost recovery groups: one consisting of all customers and the second consisting of all customers taking electrical service at a voltage level below 69 kV. (We refer to these customer storm cost recovery groups as the "transmission & distribution storm cost recovery group" and the "distribution only storm cost recovery group," respectively.) Approximately 31% of the PBR is allocated to fund the storm damage reserve; cost responsibility for this portion of the PBR is allocated to the transmission & distribution storm cost recovery group. Payment responsibility for the remaining 69% of the PBR is allocated as follows: one half of this amount is allocated to the transmission & distribution storm cost recovery group, and the remaining one half is allocated 25.37% to the transmission & distribution storm cost recovery group and 74.63% to the distribution only storm cost recovery group. As a result of the foregoing allocations, customers taking electrical service at a voltage level at or greater than 69 kV are allocated a smaller portion of the storm recovery costs reflected in the PBR than if a single storm recovery rate had been developed by dividing the total PBR for the recovery period by ELL total base rate revenue.

  Once payment responsibility for the PBR is divided between the two customer storm cost recovery groups as described above, a rate is developed for each customer storm cost recovery group that when applied to the forecasted base rate revenue for that storm cost recovery group will be sufficient to generate revenues equal to the PBR allocated to that storm cost recovery group. Each storm cost recovery group's rate is calculated by dividing that storm cost recovery group's allocated PBR by that storm cost recovery group's forecasted base rate revenue for the upcoming recovery period. ("Base rate revenues" include electricity usage service charges and demand service charges.) The storm cost recovery rate for large industrial customers equals the rate calculated for the transmission & distribution storm cost recovery group; the storm recovery rate for customers other than large industrial customers equals the sum of the rate calculated for the transmission & distribution storm cost recovery group and the rate calculated for distribution only storm cost recovery group.

  Although the allocation of cost responsibility between large industrial customers and all other customers will differ, any undercollection (or overcollection) of the storm recovery charges from any storm cost recovery group will be included in calculating the PBR payable by all customers in the next true-up adjustment. See "ELL's Financing Order - True-Ups."

  Future financing orders may allocate cost responsibility among customer classes on a different basis. Any differences will be described in the prospectus supplement relating to bonds authorized to be sold pursuant to that financing order.

  Tariffs Imposing Storm Recovery Charges

  The tariff establishes the storm recovery charges (expressed as a percentage of base rate revenues) for all customers (i.e., one charge for large industrial customers and one charge for all other customers). A tariff will be filed before the issuance of each series of storm recovery bonds, and will be effective as of the issuance date for such series of storm recovery bonds, unless otherwise described in the related prospectus supplement. The tariff will be amended each time the storm recovery charges are adjusted.

  The storm recovery charge will be calculated and separately set forth on each customer bill as a percentage of base rate revenues. The initial storm recovery charge (expressed as a percentage of base rate revenues) for large industrial customers and for all other customers will be set forth in the related prospectus supplement.

  Billing and Collection Terms and Conditions

  Storm recovery charges will be assessed by the servicer, for our benefit as owner of the storm recovery property, based on a customer's actual consumption of electricity from time to time. Storm recovery charges will be collected by the servicer directly from customers as part of its normal collection activities. Storm recovery charges will be deposited by the servicer into each applicable collection account under the terms of the indenture and the servicing agreement. The servicer will deposit in the applicable collection accounts payments of storm recovery charges on each business day.

  The obligation to pay storm recovery charges is not subject to any right of set-off in connection with the bankruptcy of the seller or any other entity. Storm recovery charges are "nonbypassable" in accordance with the provisions set forth in the Securitization Law and the financing order. If any customer does not pay the full amount of any bill to the servicer, the amount paid by the customer will be applied in the following order of priority based on the chronological order of billing: first, to any amounts due with respect to customer deposits, second, to all service charges of the servicer on the bill (which do not include storm recovery charges), third, to all storm recovery charges, and fourth, to additional pledges billed to the customer. If there is more than one owner of storm recovery property, or if the sole or any owner of storm recovery property has issued multiple series of storm recovery bonds, such partial collections representing storm recovery charges will be allocated among such owners, and among such series of storm recovery bonds, pro-rata based upon the amounts billed with respect to each series of storm recovery bonds, provided that late fees and charges may be allocated to the servicer as provided in the tariff.

  THE SELLER, INITIAL SERVICER AND SPONSOR

  General

  ELL will be the seller and initial servicer of the storm recovery property securing the storm recovery bonds, and will be the sponsor of each securitization in which storm recovery bonds covered by this prospectus are issued.

  ELL is a limited liability company organized under the laws of the State of Texas. As part of a restructuring involving a Texas statutory merger-by-division effective December 31, 2005, ELL succeeded to all of the regulated utility operations of the Louisiana corporation, Entergy Louisiana, Inc. ("ELI"), an electric public utility company providing service to customers in the State of Louisiana since 1927. ELL was allocated substantially all of the property and other assets of ELI, including all assets used to provide retail and wholesale electric service to ELL's customers, and assumed substantially all of the liabilities of ELI, including all of its debt securities and leases but excluding the outstanding preferred stock of ELI.

  On December 31, 2005, and immediately prior to the formation of ELL, ELI changed its state of incorporation from Louisiana to Texas and its name to Entergy Louisiana Holdings, Inc. Upon the effectiveness of the statutory merger-by-division on December 31, 2005, ELL was organized and Entergy Louisiana Holdings, Inc. held all of ELL's common membership interests. All of the common membership interests of ELL continue to be held by Entergy Louisiana Holdings, Inc. and all of the common stock of Entergy Louisiana Holdings, Inc. continues to be held by Entergy Corporation.

  ELL is therefore indirectly owned by Entergy Corporation, a Delaware corporation ("Entergy"). In addition to ELL, the principal operating utility subsidiaries of Entergy are Entergy Arkansas, Inc., Entergy Gulf States, Inc., Entergy Mississippi, Inc., and Entergy New Orleans, Inc. Entergy also owns, among other things, all of the common stock of System Energy Resources, Inc., a generating company that owns the Grand Gulf Electric Generating Station, and Entergy Operations, Inc., a nuclear management services company.

  ELL is a fully integrated electric utility providing generation, transmission and distribution service in Louisiana. As of December 31, 2006, ELL provided electric service to approximately 644,912 retail customers in Louisiana. As of December 31, 2006, approximately 20,000 of these customers are not under the jurisdiction of the LPSC and will not pay the storm recovery charges. The retail customer base includes a mix of residential, commercial and diversified industrial retail customers. During the twelve months ended December 31, 2006, ELL delivered approximately 27.4 billion kilowatt hours of electricity resulting in billed electric revenue of $2,179.9 million. During the twelve months ended December 31, 2006, approximately 46% of ELL's total retail electric deliveries were to industrial customers, 21% were to commercial customers and 31% were to residential customers and 2% were to government and municipal customers.

  ELL is subject to regulation by the Louisiana commission as to electric and gas service, rates and charges, certification of generating facilities and power or capacity purchase contracts, depreciation, accounting and other matters involving the territories ELL serves in Louisiana. ELL is also subject to the jurisdiction of the Federal Energy Regulatory Commission or FERC under the Federal Power Act with respect to the sale of electricity for resale, transmission of electricity in interstate commerce, the issuance of securities, acquisitions and divestitures of utility assets, certain affiliate transactions and other matters.

  Where to Find Information About ELL. ELL files periodic reports with the SEC as required by the Exchange Act. Reports filed with the SEC are available for inspection without charge at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, DC 20549. Copies of periodic reports and exhibits thereto may be obtained at the above location at prescribed rates. Information as to the operation of the public reference facilities is available by calling the SEC at 1 800-SEC 0330. Information filed with the SEC can also be inspected at the SEC site on the World Wide Web at http://www.sec.gov. You may access a copy of ELL's filings at http://www.entergy.com.

  Municipalization

  Louisiana law may authorize certain local municipalities to seek to acquire portions of ELL's electric distribution facilities through the power of expropriation for use as part of municipally-owned utility systems. The power of expropriation has been used by municipalities in Louisiana to acquire electric distribution systems when the city limits were enlarged to include areas served by ELL. There can be no assurance that one or more municipalities will not seek to acquire a portion of some or all of ELL's electric distribution facilities. The Securitization Law requires that the financing order provide, and the financing order does so provide, that storm recovery charges approved by the financing order shall be collected by an electric utility for the benefit and account of any party to which it sells storm recovery property. In each servicing agreement, ELL will covenant to assert in an appropriate forum that any municipality that acquires any portion of ELL's electric distribution facilities must be treated as a successor to ELL under the Securitization Law and the financing order and that customers in such municipalities formerly served by ELL must remain responsible for payment of storm recovery charges. However, the involved municipality might assert that it should not be treated as a successor to ELL for these purposes and that its distribution customers are not responsible for payment of storm recovery charges. In any such cases, there can be no assurance that the storm recovery charges will be collected from customers of municipally-owned utilities who were formerly customers of ELL. ELL has covenanted that the portion of the proceeds ELL may receive from the expropriation of its customers and allocated to the storm recovery charge be used to pay down or defease the principal on the bonds.

  ELL Customer Base and Electric Energy Consumption

  The following tables show the electricity delivered to retail customers, electric delivery revenues and number of retail electric customers for each of ELL's revenue-reporting customer classes for the five preceding years. All data is for all of ELL's retail customers, including those who are not under the jurisdiction of the LPSC and will not pay the storm recovery charges. As of December 31, 2006, approximately 20,000 of ELL's 644,912 customers are not subject to the jurisdiction of the LPSC. There can be no assurances that the retail electricity sales, retail electric revenues and number of retail customers or the composition of any of the foregoing will remain at or near the levels reflected in the following tables.

	Electricity Delivered to Retail Customers (As Measured by GWh Sales) by Customer Class and Percentage Composition*
Customer Class	2002		2003		2004		2005		2006
Residential	8,780	29.70%	8,795	31.66%	8,842	31.37%	8,559	31.83%	8,513	31.06%
Commercial	5,538	18.73%	5,622	20.24%	5,762	20.44%	5,554	20.66%	5,679	20.74%
Industrial	14,738	49.85%	12,870	46.33%	13,140	46.62%	12,348	45.92%	12,759	46.59%
Government & Municipal	510	1.73%	491	1.77%	439	1.56%	428	1.59%	436	1.59%
Total Retail	29,566	100.00%	27,778	100.00%	28,183	100.00%	26,889	100.00%	27,387	100.00%

	Electric Delivery Revenues by Customer Class Percentage Composition (Dollars in thousands)*
Customer Class	2002		2003		2004		2005		2006
Residential	$637,901	37.23%	$739,389	37.41%	$769,770	36.86%	$827,926	36.93%	$797,197	36.57%
Commercial	403,051	23.53%	473,351	23.95%	501,536	24.02%	538,683	24.03%	532,999	24.45%
Industrial	636,410	37.15%	723,102	36.58%	779,103	37.31%	834,320	37.22%	809,237	37.12%
Government & Municipal	35,914	2.10%	40,664	2.06%	37,894	1.81%	40,813	1.82%	40,455	1.86%
Total Retail	$1,713,276	100.00%	$1,976,506	100.00%	$2,088,303	100.00%	$2,241,742	100.00%	$2,179,887	100.00%

	Number of Retail Electric Customers and Percentage Composition in Louisiana as of December 31 of the Year Shown Below*
Customer Class	2002		2003		2004		2005		2006
Residential	565,824	87.20%	571,767	87.00%	575,701	86.96%	539,912	87.32%	560,462	86.77%
Commercial	70,418	10.85%	72,901	11.09%	73,622	11.11%	66,897	10.82%	71,029	11.01%
Industrial	7,136	1.10%	7,686	1.17%	7,858	1.19%	7,005	1.13%	8,563	1.33%
Government & Municipal	5,532	0.85%	4,859	0.74%	5,274	0.80%	4,494	0.73%	4,858	0.75%
Total Retail	648,910	100.00%	657,213	100.00%	662,455	100.00%	618,308	100.00%	644,912	100.00%

  * Columns may not add due to rounding.

  Percentage Concentration Within ELL's Large Commercial Customers

  For the year ended December 31, 2006, the ten largest electric customers in the area served by ELL in Louisiana represented approximately 28% of ELL's retail gigawatt-hour sales and 20% of ELL's retail revenues. All ten customers are industrial class accounts. There are no material concentrations in the residential and commercial classes.

  Forecasting Electricity Consumption

  Entergy uses econometric models for forecasting residential, commercial, small industrial and governmental sales for all of its regulated electric utilities, including ELL. The models use ten years of monthly historical sales data when possible, although several models use only five to eight years because of reliability issues with older data. Entergy's largest 150 industrial customers (the "Top 150") are forecasted and tracked individually through account managers. Of the Top 150 accounts, 37 are located in the area served in Louisiana by ELL.

  Economic driver data used in the econometric models, both historical and forecasted are obtained from Moody's Economy.com. The data includes both customized data for the area served in Louisiana by ELL, as well as national drivers for a wide variety of economic variables. Temperature data is obtained from the national weather service and converted to cooling and heating degree days for use in all the models except for those instances (such as for all the industrial class models) where no dependence of sales to weather could be established. Actual data is used for the historical time periods and normal (defined as ten-year average) cooling and heating days are used for the forecasted time periods.

  Econometric sales forecasts for each of the four classes for the area served in Louisiana by ELL are derived from separate usage per customer ("UPC") and customer count models, the outputs of which are multiplied together on a monthly basis to produce total gigawatt-hour sales. The key drivers for the UPC models are generally gross area economic output (similar to national gross domestic product) or real income, while customer count models are typically based on drivers such as population or households. Commercial and small industrial class forecasts formerly (prior to 2007) were derived from total usage models on a segment basis. The segments were defined by North American Industrial Classification System ("NAICS") codes. Eighteen segment models for the commercial class and nine for the small industrials were used. Economic drivers typically included variables such as NAICS class employment or output, area economic output, or total national industrial output. These segment models have been discontinued for all future forecasts.

  Once per year (typically in July), Entergy completes a comprehensive five-year sales forecast where the econometric models are completely re-estimated and where each Top 150 account forecast is produced. The output of this exercise is the sales forecast that underlies Entergy's annual five-year business plan. This forecast is typically completed during July as the first step in a multi-stage planning process that determines the hourly demand (gigawatt), generation mix and fuel cost assumptions in the business plan. In the past, the final sales forecast, although largely based on the econometric model outputs, has been revised by qualitative judgments from management. Starting in the 2007 to 2011 business plan, however, the sales forecast for the area served by ELL in the five-year business plan is based solely on the econometric modeling and large industrial forecasting processes.

  The table below shows the annual variance from original forecasted sales for each of the most recent four calendar years.

  Annual Forecast Variance For Ultimate Electric Delivery (GWh)

	2003	2004	2005	2006
Residential
Forecast	8,976	9,133	9,120	8,944
Actual	8,795	8,842	8,559	8,558
Variance (%)	-2.0%	-3.2%	-6.2%	-4.3%
Commercial
Forecast	5,681	5,787	5,891	5,819
Actual	5,622	5,762	5,554	5,714
Variance (%)	-1.0%	-0.4%	-5.7%	-1.8%
Industrial
Forecast	13,169	13,004	13,224	13,189
Actual	12,870	13,140	12,348	12,770
Variance (%)	-2.3%	1.0%	-6.6%	-3.2%
Government
Forecast	520	499	442	445
Actual	491	439	428	436
Variance (%)	-5.6%	-12.0%	-3.1%	-0.9%
TOTAL
Forecast	28,346	28,423	28,676	28,397
Actual	27,778	28,183	26,889	27,483
Variance (%)	-2.0%	-0.8%	-6.2%	-3.2%

  Credit Policy; Billing Process; Collections Process; Termination of Service; Weather Rules

  ELL bills its customers under LPSC-jurisdiction directly, and its current credit policies, billing process, and termination of service policies are described below.

  Credit Policy

  ELL is required to provide applicants with electric and/or natural gas utility service once outstanding debts are cleared and any deposit requirements are met. Using information provided by the Customer Care System (CCS, Entergy's customer accounting system), ELL determines whether it has previously provided service to the applicant. Certain accounts are secured with deposits or guarantees as a precautionary measure. The amount of the deposit for residential customers is based upon previous history of usage at location and can be up to two times the highest bill. Normally a residential customer is billed an initial deposit of $150 for electric and gas combination accounts or electric only. ELL does not require deposits from all new residential customers.

  ELL uses certain criteria for establishing credit. ELL uses a positive identification and consumer credit scoring service from a third party provider (currently Experian) to determine creditworthiness of its new residential customers. If a deposit is required to establish credit, residential customers must deposit cash equal to $150 for combination gas/electric account or electric only. LPSC regulations require ELL to pay 5% simple interest for any cash deposits held by ELL on a customer account. ELL will refund interest in January/February of each year as a credit on a customer's account. Deposits of less than 6 months are exempt from receiving interest. A residential applicant may also have its deposit requirement satisfied by an existing residential customer whose account is in good standing and who is willing to act as guarantor for the deposit and any outstanding balance which might be left on the account should the customer default in payment. Effective July 1, 2005, Entergy no longer offers Commercial Third Party Letter of Guaranty options.

  ELL's current business practice requires industrial and commercial applicants to pay an initial deposit of up to 2-1/2 times the average or estimated bill for location. These customers may obtain an irrevocable letter of credit or a surety bond for deposit requirements in excess of $2,000. Cash deposits are accounted for as an obligation, but are not required to be escrowed and are included in working capital.

  Billing Process

  ELL bills its customers on average every 30 days. For the year ended December 31, 2006, Entergy Louisiana mailed out an average of 29,132 bills on each business day to its customers. For accounts with potential billing error exceptions, reports are generated for manual review. This review examines accounts that have abnormally high or low bills, potential meter-reading errors, possible meter malfunctions and/or unbilled accounts.

  Collection, Termination of Service and Write-Off Policy.

  ELL receives approximately 52% of payments by mail, 31% are walk-in payments, and 17% are electronic payments either by bank draft or electronic funds transfer. ELL does not collect payments at ELL local offices. Walk-in payments are handled by a third party provider. Walk-in payments collected by a third party provider must be remitted to ELL by the second business day following such payment.

  Customers are sent a bill which is due and payable upon receipt, past due after 21 calendar days. If the bill is not paid on the last day to pay indicated on the statement, and the customer's payment history makes the account eligible for collection activity for the outstanding balance, a disconnect notice is mailed on the fourth business day after the past due date to ensure consideration of any payment en route by the last day to pay. The disconnect notice gives the customer an additional seven calendar days to pay the bill. On the last day to pay noted on the disconnect notice, a courtesy call is attempted with a predictive dialer. If the bill is not paid or if the customer has not called for extended payment arrangements, a disconnect order will be generated on the next business day. Once the disconnect order has been generated, payment in full is required to stop the termination. If the customer is disconnected, payment in full is required plus (depending on the time of day the payment is made) a $7 to $10 reconnect fee. In addition, the customer may be subject to an additional deposit which is normally billed in increments of $25.00 until the maximum deposit (two times the highest bill) is reached for residential customers. For non-residential customers, an additional deposit is billed after disconnection based on usage at location and the full amount of 2-1/2 times the average bill is due prior to the reconnection.

  ELL provides several payment options to help customers manage their electric usage and payments. ELL customer service representatives as well as an Automated Voice Response Unit (VRU) are available 24 hours a day, 365 days a year to assist customers with payment arrangements. Most customers can receive an extension of their last day to pay through the VRU or by talking with a customer service representative. Extensions are denied in some cases based on payment history of the account. Programs such as Pick-A-Date, which allows the customer to choose a preferred due date, and Levelized Billing Programs, which allow customers to pay an average bill each month while spreading the difference over the remaining months, are available to most residential customers. Automated draw draft and Internet billing and payments are also available.

  Unpaid final bills are written off after 120 days. ELL does mail a final bill to all customers. If not paid in 45 days, an in-house collection letter is mailed. A second letter is mailed approximately 15 days later. If not paid, a third letter is mailed by a third party collector at approximately 75 days after the account finals. Once the account is written off, it is turned over to a third party collection agency on a contingency basis.

  Weather Rules

  The Louisiana commission enforces specific weather rules on ELL. An electric utility must not disconnect service for a residential customer in a parish on a day when (1) the previous day's highest temperature did not exceed 32 degrees Fahrenheit, and the temperature is predicted to remain at or below that level for the next 24 hours, according to the nearest National Weather Service reports; or (2) the nearest National Weather Service issues a "heat advisory" as defined by the National Weather Service.

  Write-off and Delinquency Experience

  The following tables set forth information relating to the total billed revenues and write-off experience for the past years. Such historical information is presented because ELL's actual experience with respect to write-offs and delinquencies may affect the timing of storm recovery charge collections. ELL does not expect, but cannot assure, that the delinquency or write-off experience with respect to storm recovery charge collections will differ substantially from the rates indicated. Write-off and delinquency data is affected by factors such as the overall economy, weather and changes in collection practices. The net write-off and delinquency experience is expected, but cannot be assured, to be similar to ELL previous experience. Please read "Servicing Risks."

  The following table shows total ELL electric revenues for the past five calendar years for each customer class.

	Billed Electric Revenue by Customer Class (Dollars in thousands)*
Customer Class	2002	2003	2004	2005	2006
Residential	$637,901	$739,389	$769,770	$827,927	$797,198
Commercial	403,051	473,351	501,536	538,683	532,999
Industrial	636,410	723,102	779,103	834,320	809,237
Government & Municipal	35,914	40,664	37,894	40,813	40,455
Total Retail	$1,713,276	$1,976,506	$2,088,302	$2,241,742	$2,179,887

  *Numbers not exact due to rounding.

  The following table shows gross write-offs for electricity and gross write-offs as a percentage of total billed revenue for the past five years.

  Gross Write-Offs as a Percentage of Revenues*

	As of December 31,
	2002	2003	2004	2005	2006
Billed Electric Revenues ($000)	$1,713,276	$1,976,506	$2,088,302	$2,241,742	$2,179,887
Gross Write-Offs ($000)	$4,765	$10,393	$13,642	$10,622	$37,853
Percentage of Billed Revenue	0.28%	0.53%	0.65%	0.47%	1.74%

  * Numbers not exact due to rounding.

  The following table shows total ELL net write-offs and total net write-offs as a percentage of total electric billed revenue for the past five years in Louisiana. Net write-offs include amounts recovered by ELL from deposits, bankruptcy proceedings and payments received after an account has been either written-off by ELL or transferred to one of its external collection agencies.

  Net Write-Offs as a Percentage of Revenues*

	As of December 31,
	2002	2003	2004	2005	2006
Billed Electric Revenues ($000)	$1,713,276	$1,976,506	$2,088,302	$2,241,742	$2,179,887
Gross Write-Offs ($000)	$2,469	$6,624	$6,543	$5,062	$14,640
Percentage of Billed Revenue	0.14%	0.34%	0.31%	0.23%	0.67%

  * Numbers not exact due to rounding.

  Delinquencies

  The following table sets forth information relating to the delinquency experience of ELL for residential, commercial, industrial and governmental customers on December 31 of each of the three preceding years:

  Customer Delinquency Data*

	2004	2005	2006
Residential
Percent of Billed Revenue Collected Within:
31-60 days	6.30%	7.69%	10.24%
61-90 days	0.52%	0.82%	0.54%
91 days or more	0.06%	0.17%	0.09%
Commercial, Industrial, Governmental & Residential
Percent of Billed Revenue Collected Within:
31-60 days	3.26%	4.86%	5.26%
61-90 days	0.17%	0.43%	0.30%
91 days or more	0.07%	0.10%	0.07%

  * Data shows statistics for electric revenues for open accounts for each year and is calculated based upon amounts collected as a percentage of the prior year's billed revenue.

  ELL does not believe that the delinquency experience with respect to storm recovery charge collections will differ substantially from the approximate rates indicated above.

  ENTERGY LOUISIANA HURRICANE RECOVERY FUNDING I, L.L.C., THE ISSUING ENTITY

  We are a special purpose limited liability company formed under Louisiana law pursuant to a limited liability company operating agreement executed by our sole member or owner, ELL, and by us, and the filing of articles of organization and an initial report with the Secretary of the State of Louisiana. Our limited liability company operating agreement restricts us from engaging in activities other than those described in this section. We do not have any employees, but we will pay our member for administrative services in accordance with our administration agreement. We have summarized selected provisions of our limited liability company operating agreement below, a copy of which has been filed as an exhibit to the registration statement of which this prospectus is a part. On the date of issuance of each series of the storm recovery bonds, our capital will be equal to 0.5% of the principal amount of such storm recovery bonds issued or such other amount as may allow us to achieve the desired security rating and treat the storm recovery bonds as debt under applicable IRS regulations. Our capitalization after giving effect to the issuance of any storm recovery bonds will be set forth in the prospectus supplement for the related series.

  As of the date of this prospectus, we have not carried on any business activities and have no operating history. We are not an agency or instrumentality of the State of Louisiana but are responsible to the State of Louisiana and the Louisiana commission as described below under the caption "-Our Relationship with the State of Louisiana and the Louisiana Commission."

  Our assets will consist of:

      the storm recovery property,
      our rights under the sale agreement (and under any bills of sale delivered thereunder), the servicing agreement, the administration agreement, and the other basic documents, collections of storm recovery charges that are allocated to us and the trust accounts held by the trustee, and any money distributed by the trustee from the collection accounts in accordance with the indenture.

  Restricted Purpose

  We have been created for the sole purpose of:

      purchasing and owning the storm recovery property and the other collateral;
      registering and issuing from time to time one or more series of storm recovery bonds, each of which may be comprised of one or more tranches;
      making payment on the storm recovery bonds;
      distributing amounts released to us;
      pledging our interest in the storm recovery property and other collateral to the trustee under the indenture in order to secure the storm recovery bonds; and
      performing other activities that are necessary, suitable or convenient to accomplish these purposes.

  Our limited liability company operating agreement does not permit us to engage in any activities not directly related to these purposes, including issuing securities (other than the storm recovery bonds), borrowing money or making loans to other persons. The list of permitted activities set forth in our limited liability company operating agreement may not be altered, amended or repealed without the affirmative vote of our member and of a majority of our managers, which vote must include the affirmative vote of our independent manager(s).

  Our Relationship with ELL

  On the issue date for each series of storm recovery bonds, except in the event of a series issued solely to refund outstanding storm recovery bonds, ELL will sell storm recovery property to us pursuant to a sale agreement between us and ELL. ELL will service the storm recovery property pursuant to a servicing agreement between us and ELL. Please read "The Sale Agreement" and "The Servicing Agreement."

  Our Relationship with the State of Louisiana and the Louisiana Commission

  We are responsible to the State of Louisiana and the Louisiana commission. Specifically, pursuant to a financing order,

      our organizational documents and transaction documents prohibit us from engaging in any activities other than acquiring storm recovery property, issuing storm recovery bonds and performing other activities as specifically authorized by that financing order, we must respond to representatives of the Louisiana commission throughout the process of offering the storm recovery bonds provided for therein, and the servicer will file periodic adjustments to storm recovery charges with the Louisiana commission on our behalf.

  We have also agreed that certain reports concerning storm recovery charge collections will be provided to the Louisiana commission.

  Our Management

  Pursuant to our limited liability company operating agreement, our business will be managed by five managers appointed from time to time by ELL. We refer to ELL or any successor as our owner or owners. Following the initial issuance of storm recovery bonds, we will have at least one independent manager who, among other things, is not and has not been for at least five years from the date of their appointment:

      a direct or indirect legal or beneficial owner of us, our owner, any of our respective affiliates or any of our owner's affiliates, a relative, supplier, employee, officer, director, manager, contractor or material creditor of us, our owner or any of our affiliates or any of our owner's affiliates, or a person who controls (whether directly, indirectly or otherwise) our owner or its affiliates or any creditor, employee, officer, director, manager or material supplier or contractor of our owner or its affiliates; provided, that the indirect or beneficial ownership of stock of our owner or its affiliates through a mutual fund or similar diversified investment vehicle with respect to which the owner does not have discretion or control over the investments held by such diversified investment vehicle shall not preclude such owner from being an independent manager.

  The remaining managers will be employees or officers of ELL, its affiliates or any new owner. The managers will devote the time necessary to conduct our affairs.

  ELL, as our sole member, will appoint the independent manager(s) prior to the issuance of the initial series of the storm recovery bonds.

  Manager Fees and Limitation on Liabilities

  We have not paid any compensation to any manager since we were formed. We will not compensate our managers, other than the independent manager(s), for their services on our behalf, but, to the extent permitted by law, we may reimburse our managers for reasonable out-of-pocket expenses prudently incurred in connection with their services on our behalf. We will pay the independent manager(s) annual fees from our revenues and will reimburse them for their reasonable expenses. These expenses include the reasonable expenses and disbursements of the agents, representatives, experts and counsel that the independent manager(s) may employ in connection with the exercise and performance of their rights and duties under our limited liability company operating agreement, the indenture, the sale agreement and the servicing agreement. Our limited liability company operating agreement provides that to the extent permitted by law, the managers will not be personally liable for any of our debts, obligations or liabilities. Our limited liability company operating agreement further provides that, except as described below, to the fullest extent permitted by law, we will indemnify the managers against any liability incurred in connection with their services as managers for us if they acted in good faith and in a manner which they reasonably believed to be in or not opposed to our best interests. With respect to a criminal action, the managers will be indemnified unless they had reasonable cause to believe their conduct was unlawful. We will not indemnify the manager for any judgment, penalty, fine or other expense directly caused by their fraud, gross negligence or willful misconduct. In addition, unless ordered by a court, we will not indemnify the managers if a final adjudication establishes that their acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and were material to the cause of action. We will pay any indemnification amounts owed to the managers out of funds in the collection accounts, subject to the priority of payments described in "Security for the Storm Recovery Bonds-How Funds in the Collection Account Will Be Allocated."

  We Are a Separate and Distinct Legal Entity from ELL

  Under our limited liability company operating agreement, we may not file a voluntary petition for relief under the Bankruptcy Code, without the affirmative vote of our member and the affirmative vote of all of our managers, including each independent manager(s). ELL has agreed that it will not cause us to file a voluntary petition for relief under the Bankruptcy Code. Our limited liability company operating agreement requires us, except for financial reporting purposes and for federal income tax purposes, and, to the extent consistent with applicable state law, state income and franchise tax purposes, to maintain our existence separate from ELL including:

      taking all reasonable steps to continue our identity as a separate legal entity;
      making it apparent to third persons that we are an entity with assets and liabilities distinct from those of ELL, other affiliates of ELL, the managers or any other person; and
      making it apparent to third persons that, except for federal and certain other tax purposes, we are not a division of ELL or any of its affiliated entities or any other person.

  Administration Agreement

  ELL will, pursuant to an administration agreement between ELL and us, provide administrative services to us, including services relating to the preparation of financial statements, required filings with the SEC, any tax returns we might be required to file under applicable law, qualifications to do business, and minutes of our managers' meetings. We will pay ELL a fixed fee of $100,000 per annum, payable in installments of $50,000 on each Payment Date for performing these services.

  USE OF PROCEEDS

  We will use the proceeds of the issuance of a series of storm recovery bonds to pay the upfront financing costs of the storm recovery bonds of such series and to purchase related storm recovery property from ELL. In accordance with the applicable financing order, ELL will use the proceeds it receives from the sale of the storm recovery property, net of any upfront financing costs of such series payable by ELL, for the purpose of recovering Louisiana commission-approved storm recovery costs, through the refinancing or retirement of utility debt and paying down equity, and funding storm recovery reserves.

  DESCRIPTION OF THE STORM RECOVERY BONDS

  General

  We will issue the storm recovery bonds pursuant to the terms of an indenture between us and the trustee specified in the applicable prospectus supplement. The particular terms of the storm recovery bonds of any series will be established in a supplement to the indenture referred to herein as a series supplement and the material terms of that series will be described in the related prospectus supplement. Although we have summarized below selected provisions of the indenture and the storm recovery bonds, this summary does not purport to be complete and is subject to the terms and provisions of the indenture and related supplements, forms of which are filed as exhibits to the registration statement of which this prospectus forms a part. Please read "Where You Can Find More Information."

  We may issue the storm recovery bonds in one or more series, any one or more of which may be comprised of one or more tranches. Tranches of storm recovery bonds may differ as to the interest rate, maturity and the timing, sequential order and amount of payments of principal or interest, or both.

  While each prospectus supplement will describe the specific terms of the related series of storm recovery bonds (and the tranches of that series (if any)), the terms of that series and any tranches will not be subject to the prior review of or consent of the holders of outstanding storm recovery bonds. All storm recovery bonds of the same series will be identical in all respects except for the denominations, unless that series is comprised of more than one tranche, in which case all storm recovery bonds of the same tranche will be identical in all respects except for the denominations.

  All storm recovery bonds that we issue under the indenture will be payable solely from, and secured solely by, a pledge of and lien on the storm recovery property and the other collateral for that series as provided in the indenture. Please read "Security for the Storm Recovery Bonds-Pledge of Collateral."

  The prospectus supplement for a series of storm recovery bonds will describe the following terms of that series of storm recovery bonds and, if applicable, the tranches of that series:

      the designation of the series and, if applicable, the tranches of that series, the principal amount of the series and, if applicable, the tranches of that series, the storm recovery charges applicable to such series and, if applicable, the tranches of that series, the annual rate at which interest accrues or the method or methods of determining such annual rate and, if applicable, the tranches of that series, the payment dates,
      the collateral for such series,
      the scheduled final payment date and the final maturity date of the series and, if applicable, the tranches of that series, the issuance date of the series,
      the authorized denominations,
      the expected sinking fund schedule for principal of the series and, if applicable, the tranches of that series, any other material terms of the tranches or series that are not inconsistent with the provisions of the indenture and that will not result in any rating agency reducing or withdrawing its rating of any outstanding series or tranche of storm recovery bonds, and the identity of the trustee.

  The storm recovery bonds are not a debt, liability or other obligation of the State of Louisiana, the Louisiana commission or of any political subdivision, governmental agency, authority or instrumentality of the State or Louisiana and do not represent an interest in or legal obligation of ELL, Entergy or any of their affiliates, other than us. Neither ELL, Entergy nor any of their affiliates will guarantee or insure the storm recovery bonds. Financing orders authorizing the issuance of the storm recovery bonds do not constitute a pledge of the full faith and credit of the State of Louisiana or of any of its political subdivisions, agencies or instrumentalities. The issuance of the storm recovery bonds under the Securitization Law will not directly, indirectly or contingently obligate the State of Louisiana or any of its political subdivisions or instrumentalities to levy any tax for the payment of storm recovery bonds or, except in their capacity as customers, to make any appropriation for their payment.

  Interest and Principal on the Storm Recovery Bonds

  Interest will accrue on the principal balance of a tranche of storm recovery bonds at the interest rate specified in or determined in the manner specified in the related prospectus supplement. Interest will be payable on each payment date, commencing on the date specified in the related prospectus supplement. Interest payments for each series will be made from collections of storm recovery charges, including amounts available in the excess funds subaccount and, if necessary, the amounts available in the capital subaccount for the related series. Please read "Security for the Storm Recovery Bonds-How Funds in the Collection Account Will Be Allocated."

  Principal of the storm recovery bonds of each series and tranche will be payable in the amounts and on the payment dates specified in the related prospectus supplement, but only to the extent that amounts in the applicable collection account are available, and subject to the other limitations described below, under "Security for the Storm Recovery Bonds-How Funds in the Collection Account Will Be Allocated." Accordingly, principal of the series of storm recovery bonds may be paid later, but generally not sooner, than reflected in the expected sinking fund schedule and expected amortization schedule for such series, except in the case of an acceleration. Each prospectus supplement will set forth the expected sinking fund schedule and expected amortization schedule for the related series of storm recovery bonds and, if applicable, the tranches of that series. The expected sinking fund schedule will be established in a manner required by the financing order. If principal of any tranche or series is not paid in full on the final maturity date for such tranche or series, an event of default will occur. On any payment date, unless an event of default has occurred and is continuing and the storm recovery bonds have been declared due and payable, the trustee will make principal payments on the storm recovery bonds only until the outstanding principal balances of those storm recovery bonds have been reduced to the principal balances specified in the applicable expected amortization schedule for that payment date. The trustee will retain in the excess funds subaccount for payment on later payment dates any collections of storm recovery charges in excess of amounts payable as:

      fees and expenses of the servicer, the independent manager(s) and the trustee (including the servicing fee), payments of interest on and principal of the storm recovery bonds, investment earnings on amounts in the capital subaccount released to us, and allocations to the capital subaccount (all as described under "Security for the Storm Recovery Bonds-How Funds in the Collection Account Will Be Allocated").

  If the trustee receives insufficient collections of storm recovery charges for any payment date, and amounts in the collection account (and the applicable subaccounts of the collection account) of the related series are not sufficient to make up the shortfall, principal of any tranche of storm recovery bonds may be payable later than expected, as described in this prospectus. Please read "Risk Factors-Other Risks Associated with an Investment in the Storm Recovery Bonds." The failure to make a scheduled payment of principal on the storm recovery bonds because there are not sufficient funds in the collection account for that series does not constitute a default or an event of default with respect to such series under the indenture, except for the failure to pay in full the unpaid balance of any tranche or series upon the final maturity date for such tranche or series. If an event of default (other than a breach by the State of Louisiana or the Louisiana commission of its pledge) has occurred and is continuing, then the trustee or the holders of not less than a majority in principal amount of the storm recovery bonds of each affected series then outstanding may declare the storm recovery bonds of each such affected series to be immediately due and payable, in which event the entire unpaid principal amount of the storm recovery bonds of each such affected series will become due and payable. An event of default under one series of storm recovery bonds will not automatically trigger an event of default under other outstanding series of storm recovery bonds. Please read "-Events of Default; Rights Upon Event of Default."

  Unless the context requires otherwise, all references in this prospectus to principal of the storm recovery bonds of a series include any premium that might be payable if storm recovery bonds of that series are redeemed, as described in the related prospectus supplement.

  Payments on the Storm Recovery Bonds

  The trustee will pay on each payment date to the holders of each tranche of storm recovery bonds, to the extent of available funds in the applicable collection account, all payments of principal and interest then due. The trustee will make each payment other than the final payment with respect to any storm recovery bonds to the holders of record of the storm recovery bonds of the applicable tranche on the record date for that payment date. The trustee will make the final payment for each tranche of storm recovery bonds, however, only upon presentation and surrender of the storm recovery bonds of that tranche at the office or agency of the trustee specified in the notice given by the trustee of the final payment. The trustee will mail notice of the final payment to the related bondholders no later than five days prior to the final payment date, specifying the date set for the final payment and the amount of the payment.

  The failure to pay accrued interest on any payment date (even if the failure is caused by a shortfall in storm recovery charges received) will result in an event of default for the applicable series of storm recovery bonds unless such failure is cured within five business days. Please read "-Events of Default; Rights Upon Event of Default." Any interest not paid within such five business day period (plus interest on the defaulted interest at the applicable interest rate to the extent lawful) will be payable to the bondholders on a special record date. The special record date will be at least fifteen business days prior to the date on which the trustee is to make a special payment (a special payment date). We will fix any special record date and special payment date. At least ten days before any special record date, the trustee will mail to each affected bondholder a notice that states the special record date, the special payment date and the amount of defaulted interest (plus interest on the defaulted interest) to be paid.

  At the time, if any, we issue the storm recovery bonds of any series in the form of definitive bonds and not to DTC or its nominee, the trustee will make payments with respect to that tranche on a payment date or a special payment date by check mailed to each holder of a definitive bond of the tranche of record on the applicable record date at its address appearing on the register maintained with respect to the storm recovery bonds of that series. Upon application by a holder of any tranche of storm recovery bonds in the principal amount of $10,000,000 or more to the trustee not later than the applicable record date, the trustee will make payments by wire transfer to an account maintained by the payee in New York, New York.

  If any special payment date or other date specified for any payments to bondholders is not a business day, the trustee will make payments scheduled to be made on that special payment date or other date on the next succeeding business day and no interest will accrue upon the payment during the intervening period.

  Registration, Transfer and Denominations of the Storm Recovery Bonds

  If specified in the related prospectus supplement, we may issue one or more tranches of storm recovery bonds in definitive form, which will be transferable and exchangeable at the office of the registrar identified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, there will be no service charge for any registration or transfer of the storm recovery bonds, but the trustee may require the owner to pay a sum sufficient to cover any tax or other governmental charge.

  We will issue each tranche of storm recovery bonds in the minimum initial denominations set forth in the related prospectus supplement.

  The trustee will make payments of interest and principal on each payment date to the bondholders in whose names the storm recovery bonds were registered on the record date.

  Storm Recovery Bonds Will Be Issued in Book-Entry Form

  Unless we specify otherwise in the related prospectus supplement, the storm recovery bonds will be available to investors only in the form of book-entry storm recovery bonds. You may hold your bonds through DTC in the United States, Clearstream Banking, Luxembourg, S.A., referred to as Clearstream, or Euroclear in Europe or in any other manner we describe in the related prospectus supplement. You may hold your bonds directly with one of these systems if you are a participant in the system or indirectly through organizations that are participants.

  The Role of DTC, Clearstream and Euroclear

  Cede & Co., as nominee for DTC, will hold the global bond or bonds representing the storm recovery bonds. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream customers and Euroclear participants, respectively, through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries. These depositaries will, in turn, hold these positions in customers' securities accounts in the depositaries' names on the books of DTC.

  The Function of DTC

  DTC is a limited purpose trust company organized under the laws of the State of New York and is a member of the Federal Reserve System. DTC is a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thereby eliminating the need for physical movement of bonds. Direct participants of DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations, including the underwriters of a series of storm recovery bonds. Indirect access to the DTC system also is available to others, including banks, brokers, dealers and trust companies, as indirect participants, that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

  The Function of Clearstream

  Clearstream is incorporated under the laws of Luxembourg. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thereby eliminating the need for physical movement of securities. Transactions may be settled by Clearstream in any of various currencies, including United States dollars. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in various countries through established depositary and custodial relationships. Clearstream is registered as a bank in Luxembourg and therefore is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations, among others, and may include the underwriters of any series of storm recovery bonds. Clearstream's United States customers are limited to securities brokers and dealers and banks. Clearstream has customers located in various countries. Indirect access to Clearstream is also available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream has established an electronic bridge with Euroclear Bank S.A./N.V. as the operator of the Euroclear System in Brussels to facilitate settlement of trades between Clearstream and Euroclear.

  The Function of Euroclear

  Euroclear was created in 1968 to hold securities for Euroclear participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Such transactions may be settled in any of various currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below. The Euroclear System is operated by Euroclear Bank S.A./N.V. as the Euroclear operator. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator. Euroclear participants include central banks and other banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any series of storm recovery bonds. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

  Terms and Conditions of Euroclear

  Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System. These terms and conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System and receipts of payments with respect to securities in the Euroclear System. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear operator acts under these rules and laws only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

  The Rules for Transfers Among DTC, Clearstream or Euroclear Participants

  Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream customers or Euroclear participants will occur in the ordinary way in accordance with their respective rules and operating procedures.

  Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary; however, those cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, which will be based on European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving storm recovery bonds in DTC and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to Clearstream's and Euroclear's depositaries.

  Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during that processing will be reported to the relevant Clearstream customer or Euroclear participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

  DTC Will Be the Holder of the Storm Recovery Bonds

  Storm recovery bondholders that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interest in, storm recovery bonds may do so only through participants and indirect participants. In addition, storm recovery bondholders will receive all distributions of principal of and interest on the storm recovery bonds from the trustee through the participants, who in turn will receive them from DTC. Under a book-entry format, storm recovery bondholders may experience some delay in their receipt of payments because payments will be forwarded by the trustee to Cede & Co., as nominee for DTC. DTC will forward those payments to its participants, who thereafter will forward them to indirect participants or storm recovery bondholders. It is anticipated that the only "bondholder" will be Cede & Co., as nominee of DTC. The trustee will not recognize storm recovery bondholders as bondholders, as that term is used in the indenture, and storm recovery bondholders will be permitted to exercise the rights of bondholders only indirectly through the participants, who in turn will exercise the rights of storm recovery bondholders through DTC.

  Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the storm recovery bonds and is required to receive and transmit distributions of principal and interest on the storm recovery bonds. Participants and indirect participants with whom storm recovery bondholders have accounts with respect to the storm recovery bonds similarly are required to make book-entry transfers and receive and transmit those payments on behalf of their respective storm recovery bondholders. Accordingly, although storm recovery bondholders will not possess storm recovery bonds, storm recovery bondholders will receive payments and will be able to transfer their interests.

  Because DTC can act only on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a storm recovery bondholder to pledge storm recovery bonds to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of those bonds, may be limited due to the lack of a physical certificate for those storm recovery bonds.

  DTC has advised us that it will take any action permitted to be taken by a storm recovery bondholder under the indenture only at the direction of one or more participants to whose account with DTC the storm recovery bonds are credited. Additionally, DTC has advised us that it will take those actions with respect to specified percentages of the collateral amount only at the direction of and on behalf of participants whose holdings include interests that satisfy those specified percentages. DTC may take conflicting actions with respect to other interests to the extent that those actions are taken on behalf of participants whose holdings include those interests.

  How Storm Recovery Bond Payments Will Be Credited by Clearstream and Euroclear

  Distributions with respect to storm recovery bonds held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream customers or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. Those distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Please read "Material U.S. Federal Income Tax Consequences" in this prospectus. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a storm recovery bondholder under the indenture on behalf of a Clearstream customer or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary's ability to effect those actions on its behalf through DTC.

  Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the storm recovery bonds among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time.

  Definitive Storm Recovery Bonds

  Unless otherwise specified in the related prospectus supplement, we will issue storm recovery bonds in registered, certificated form to bondholders, or their nominees, rather than to DTC, only under the circumstances provided in the indenture, which will include: (1) DTC or us advising the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as nominee and depositary with respect to the book-entry bonds of that series and that we are unable to locate a qualified successor, (2) our electing to terminate the book-entry system through DTC, with written notice to the trustee, or (3) after the occurrence of an event of default under the indenture, holders of storm recovery bonds representing not less than a majority of the aggregate outstanding principal amount of the storm recovery bonds of any series maintained as book-entry bonds advising us, the trustee, and DTC in writing that the continuation of a book-entry system through DTC (or a successor) is no longer in the best interests of those bondholders. Upon issuance of definitive bonds of a series, the storm recovery bonds evidenced by such definitive bonds will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the trustee with respect to transfers, notices and payments.

  Upon surrender by DTC of the global bonds representing the storm recovery bonds and instructions for registration, the trustee will issue the storm recovery bonds in the form of definitive bonds, and thereafter the trustee will recognize the registered holders of the definitive bonds as bondholders under the indenture.

  The trustee will make payment of principal of and interest on the storm recovery bonds directly to bondholders in accordance with the procedures set forth herein and in the indenture and the related prospectus supplement. The trustee will make interest payments and principal payments to bondholders in whose names the definitive bonds were registered at the close of business on the related record date. The trustee will make payments by check mailed to the address of the bondholder as it appears on the register maintained by the trustee or in such other manner as may be provided in the related series supplement, except that certain payments will be made by wire transfer as described in the indenture. The trustee will make the final payment on any storm recovery bond (whether definitive bonds or notes registered in the name of Cede & Co.), however, only upon presentation and surrender of the bond on the final payment date at the office or agency that is specified in the notice of final payment to bondholders. The trustee will provide the notice to registered bondholders not later than the fifth day prior to the final payment date.

  Definitive bonds will be transferable and exchangeable at the offices of the transfer agent and registrar, which initially will be the trustee. There will be no service charge for any registration of transfer or exchange, but the transfer agent and registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

  Optional Redemption

  The indenture does not permit an optional redemption of storm recovery bonds under any circumstances.

  Conditions of Issuance of Additional Series and Acquisition of Additional Storm Recovery Property

  The indenture has been structured as the functional equivalent of a master trust in that we may, subject to the terms of the financing order or any subsequent financing order but without your prior review or approval, acquire additional storm recovery property and issue one or more additional series of storm recovery bonds which are backed by such storm recovery property, all of which storm recovery bonds will be paid through collections of additional storm recovery charges from the same group of customers. The indenture allows us to issue additional series of storm recovery bonds, up to the aggregate amounts that are authorized in all applicable financing orders, without notice to or the consent of holders of any other series. Each series will have its own storm recovery property, which will include the right to impose, collect and receive storm recovery charges calculated in respect of that series, and the right to impose interim and annual true-up adjustments to correct overcollections or undercollections in respect of that series. Each series will also have its own collection account, including any related subaccounts, into which collections of the storm recovery charges relating to that series will be deposited and from which amounts will be withdrawn to pay the related series of storm recovery bonds. The collateral for each series of storm recovery bonds will be separate from the collateral for any other series, and holders of one series of storm recovery bonds will have no recourse to collateral for a different series. Although each series of storm recovery bonds we may issue will in form be backed by legally separate storm recovery property, all such bonds will be backed by storm recovery charges imposed on the same group of customers. Please read "-Allocations as Between Series" and "The Servicing Agreement-Remittances to Collection Account." No series will be subordinated to any other series except that any tranche of a particular series may be subordinated to other tranches of such series if and to the extent set forth in the applicable prospectus supplement.

  Our acquisition of storm recovery property and issuance of any series of storm recovery bonds with respect thereto after the initial acquisition and issuance is subject to the following conditions, among others:

      all parties required to do so by the terms of the relevant documents must have authorized, executed and delivered appropriate documentation required by the indenture and the limited liability company operating agreement, including trustee's certificates or supplements to the limited liability company operating agreement;
      the seller must have irrevocably assigned all of its right, title and interest in the additional storm recovery property to us and made a filing required by Section 1230 of the Securitization Law to perfect our interest in such storm recovery property;
      the rating agency condition must have been satisfied with respect to all outstanding series;
      the seller must receive and deliver to us and the trustee an opinion or opinions of independent tax counsel (as selected by the seller, and in form and substance reasonably satisfactory to us and the trustee) to the effect that:

  (i) we will not be subject to United States federal income tax as an entity separate from our sole owner and that the storm recovery bonds will be treated as debt of our sole owner for United States federal tax purposes,

  (ii) for United States federal income tax purposes, the issuance of the storm recovery bonds will not result in gross income to the seller and

  (iii) in the case of a subsequent issuance of storm recovery bonds only, that such issuance will not adversely affect the characterization of any then outstanding storm recovery bonds as obligations of our sole owner;

  We will refer to such an opinion as a no material adverse tax change opinion.
      no event of default may have occurred and be continuing under the indenture;
      as of the date of issuance, we must have sufficient funds available to pay the purchase price for the additional storm recovery property, and all conditions to the issuance of a new series of storm recovery bonds must have been satisfied or waived; and
      we must deliver certain certificates and opinions specified in the indenture to the trustee.

  It will be a condition of issuance for each series of storm recovery bonds that they be rated "Aaa" by Moody's, "AAA" by S&P and "AAA" by Fitch. Please read "Ratings for the Storm Recovery Bonds." Our obligation to purchase storm recovery property on any transfer date is also subject to the satisfaction or waiver of the conditions described in "The Sale Agreement-Conditions to the Sale of Storm Recovery Property."

  Allocations as Between Series

  Each series will have its own storm recovery property, storm recovery charges relating to each series will be collected through single bills to individual customers and the servicer must include a written statement at least annually to the effect that we (or our assigns or pledgees) are the owners of the storm recovery property. In the event a customer does not pay in full all amounts owed under any bill including storm recovery charges, ELL is required to allocate any resulting shortfalls in storm recovery charges ratably based on the amounts of storm recovery charges owing in respect of the bonds, any amounts owing to any other series, amounts owing to us and amounts owing to any other subsequently created special-purpose subsidiaries of ELL which issue storm recovery bonds. Please read "The Servicing Agreement-Remittances to Collection Account."

  Access of Bondholders

  Upon written request of any bondholder or group of bondholders of any series or of all outstanding series of storm recovery bonds evidencing not less than 10 percent of the aggregate outstanding principal amount of the storm recovery bonds of that series or all series, as applicable, the trustee will afford the bondholder or bondholders making such request a copy of a current list of bondholders of that series or of all outstanding series, as the case may be, for purposes of communicating with other bondholders with respect to their rights under the indenture.

  The indenture does not provide for any annual or other meetings of bondholders.

  Reports to Bondholders

  On or prior to each payment date, special payment date or any other date specified in the indenture for payments with respect to any series of storm recovery bonds, the trustee will deliver to the bondholders of that series, a statement prepared by the servicer with respect to the payment to be made on the payment date, special payment date or other date, as the case may be, setting forth the following information:

      the amount of the payment to bondholders allocable to principal and interest, the aggregate outstanding principal balance of the storm recovery bonds, before and after giving effect to payments allocated to principal reported immediately above, the difference, if any, between the amount specified immediately above and the principal amount scheduled to be outstanding on that date according to the related expected amortization schedule, any other transfers and payments to be made on such payment date, including amounts paid to the trustee and the servicer, and the amounts on deposit in the capital subaccount and the excess funds subaccount, after giving effect to the foregoing payments.

  Unless and until storm recovery bonds are no longer issued in book-entry form, the reports will be provided to the depository for the storm recovery bonds, or its nominee, as sole beneficial owner of the storm recovery bonds. The reports will be available to bondholders upon request to the trustee or the servicer. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The financial information provided to bondholders will not be examined and reported upon by an independent public accountant. In addition, an independent public accountant will not provide an opinion on the financial information.

  Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the storm recovery bonds, the trustee, so long as it is acting as paying agent and transfer agent and registrar for the storm recovery bonds, will, upon written request by us or any storm recovery bondholder, mail to persons who at any time during the calendar year were bondholders and received any payment on the storm recovery bonds, a statement containing certain information for the purposes of the bondholder's preparation of U.S. federal and state income tax returns.

  Website Continuing Disclosure

  We will, to the extent permitted by and consistent with our obligations under applicable law, cause to be posted on the website associated with ELL, currently located at www.entergy.com:

      the final prospectus for each series of outstanding storm recovery bonds, the servicer's certificate delivered for each series of storm recovery bonds pursuant to the servicing agreement, and any periodic reports filed with the SEC, subject to our right to suspend the filing of such reports pursuant to Section 15(d) of the Exchange Act.

  We and the Trustee May Modify the Indenture

  Modifications of the Indenture that do not Require Consent of Storm Recovery Bondholders

  From time to time, and without the consent of the bondholders of any series (but with prior notice to the rating agencies and with the consent or deemed consent of the Louisiana commission only if the proposed amendment would increase the ongoing financing costs (other than with respect to a supplement establishing a new issuance of storm recovery bonds), we may enter into one or more agreements supplemental to the indenture for various purposes described in the indenture, including:

      to correct or amplify the description of any property including, without limitation, the collateral subject to the indenture, or to better convey, assure and confirm to the trustee the property subject to the indenture, or to add additional property, to add to the covenants for the benefit of the bondholders and the trustee, or surrender any right or power conferred to us with the indenture, to convey, transfer, assign, mortgage or pledge any property to or with the trustee, to cure any ambiguity or correct or supplement any provision in the indenture or in any supplemental indenture which may be inconsistent with any other provision in the indenture or in any supplemental indenture or to make any other provisions with respect to matters or questions arising under the indenture or in any supplemental indenture, provided however, that (i) such action will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of the bondholders and (ii) the rating agency condition shall have been satisfied with respect thereto, to evidence the succession of another person to us or to the trustee in accordance with the terms of the indenture, to effect qualification under the Trust Indenture Act,
      to set forth the terms of any additional series or tranche of storm recovery bonds, to qualify the storm recovery bonds for registration with a clearing agency, or to satisfy any rating agency requirements.

  We may also, without the consent of the bondholders, enter into one or more other agreements supplemental to the indenture so long as (i) the supplemental agreement does not, as evidenced by an opinion of counsel, adversely affect the interests of any holders of storm recovery bonds then outstanding in any material respect, (ii) the rating agency condition shall have been satisfied with respect thereto, and (iii) with respect to any amendment that would increase ongoing financing costs, we have obtained the consent or deemed consent of the Louisiana commission.

  Modifications of the Indenture that Require the Approval of Storm Recovery Bondholders.

  We may, with the consent of bondholders holding not less than a majority of the aggregate outstanding principal amount of the storm recovery bonds of all affected series or tranches (and with the consent or deemed consent of the Louisiana commission if such supplemental indenture will increase ongoing financing costs), enter into one or more indentures supplemental to the indenture for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture. No supplement, however, may, without the consent of each bondholder of each series or tranche affected thereby, take certain actions enumerated in the indenture, including:

      change the date of payment of any installment of principal of or premium, if any, or interest on any storm recovery bond of such series or tranche, or reduce in any manner the principal amount thereof, the interest rate thereon or the premium, if any, with respect thereto, change the provisions of the indenture and any applicable supplemental indenture relating to the application of collections on, or the proceeds of the sale of, the collateral to payment of principal of or premium, if any, or interest on the storm recovery bonds of such series or tranche, or change the coin or currency in which any storm recovery bond or any interest thereon is payable, impair the right to institute suit for the enforcement of those provisions of the indenture specified therein regarding payment, reduce the percentage of the aggregate amount of the outstanding storm recovery bonds, or of a series or tranche thereof, the consent of the storm recovery bondholders of which is required for any supplemental indenture, or the consent of the storm recovery bondholders of which is required for any waiver of compliance with those provisions of the indenture specified therein or of defaults specified therein and their consequences provided for in the indenture, reduce the percentage of the outstanding amount of the storm recovery bonds of such series or tranche the holders of which are required to consent to direct the trustee to sell or liquidate the collateral, modify any of the provisions of the indenture in a manner so as to affect the amount of any payment of interest, principal or premium, if any, payable on any storm recovery bond of such series or tranche on any payment date or change the expected amortization schedules or final maturity dates of any storm recovery bonds of such series or tranche, decrease the required capital amount with respect to such series, or permit the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any of the collateral for the storm recovery bonds of such series or tranche or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any property at any time subject thereto or deprive the holder of any storm recovery bond of the security provided by the lien of the indenture.

  Promptly following the execution of any supplement to the indenture, the trustee will furnish written notice of the substance of the supplement to each bondholder.

  Notification of the Rating Agencies, the Louisiana Commission, the Trustee and the Storm Recovery Bondholders of Any Modification

  If we, ELL or the servicer or any other party to the applicable agreement:

      proposes to amend, modify, waive, supplement, terminate or surrender, or agree to any other amendment, modification, waiver, supplement, termination or surrender of, the terms of the sale agreement, the servicing agreement or the administration agreement, or waives timely performance or observance by ELL or the servicer under a sale agreement, a servicing agreement or the administration agreement,

  in each case in a way which would materially and adversely affect the interests of the related storm recovery bondholders, we must first notify the rating agencies of the proposed amendment. Upon receiving notification regarding satisfaction of the rating agency condition, we must thereafter notify the related trustee and the Louisiana commission in writing and the trustee shall notify the related storm recovery bondholders of the proposed amendment and whether the rating agency condition has been satisfied with respect thereto. The trustee will consent to this proposed amendment, modification, supplement or waiver or other action only with the written consent of the holders of a majority of the outstanding principal amount of the storm recovery bonds of the series or tranches materially and adversely affected thereby. In determining whether a majority of holders have consented, storm recovery bonds owned by us, ELL or any affiliate of us to ELL shall be disregarded, except that, in determining whether the indenture trustee shall be protected in relying upon any such consent, the indenture trustee shall only be required to disregard any storm recovery bonds it actually knows to be so owned.

  Modifications to the Sale Agreement, the Administration Agreement and the Servicing Agreement

  With the prior written consent of the trustee, the sale agreement, the administration agreement and the servicing agreement, in each case relating to a particular series of storm recovery bonds, may be amended, so long as the rating agency condition is satisfied in connection therewith, at any time and from time to time, without the consent of the storm recovery bondholders of the related series but, with respect to amendments that would increase ongoing financing costs as defined in the applicable financing order, with the consent or deemed consent of the Louisiana commission. However, any such amendment may not adversely affect the interest of any storm recovery bondholder in any material respect without the consent of the holders of a majority of the outstanding principal amount of the storm recovery bonds of the affected series. Notwithstanding the foregoing, no bondholder consent shall be required with respect to the assumption of the anticipated Louisiana successor utility of all obligations under the sale agreement, the administration agreement, and the servicing agreement and the release of ELL of all liabilities thereunder. The parties to each servicing agreement will acknowledge that the related financing order provides that the Louisiana commission, acting through its authorized legal representative and for the benefit of Louisiana customers, may enforce the servicer's obligations imposed under the servicing agreement pursuant to the financing order to the extent permitted by law.

  Enforcement of the Sale Agreement, the Administration Agreement and the Servicing Agreement

  The indenture provides that we will take all lawful actions to enforce our rights under the sale agreement, the administration agreement, and the servicing agreement applicable to each series of storm recovery bonds. The indenture also provides that we will take all lawful actions to compel or secure the performance and observance by ELL, the administrator and the servicer of their respective obligations to us under or in connection with the sale agreement, the administration agreement, and the servicing agreement applicable to each series of storm recovery bonds. So long as no event of default occurs and is continuing, we may exercise any and all rights, remedies, powers and privileges lawfully available to us under or in connection with the sale agreement, the administration agreement, and the servicing agreement applicable to each series of storm recovery bonds. However, if we or the servicer propose to amend, modify, waive, supplement, terminate or surrender in any material respect, or agree to any material amendment, modification, supplement, termination, waiver or surrender of, the process for adjusting the storm recovery charges, we must notify the trustee and the Louisiana commission in writing and the trustee must notify the storm recovery bondholders of this proposal. In addition, the trustee may consent to this proposal only with the written consent of the holders of a majority of the principal amount of the outstanding storm recovery bonds of the series or tranches materially and adversely affected thereby and only if the rating agency condition is satisfied. In addition, any proposed amendment of the indenture, the sale agreement or the servicing agreement that would increase ongoing financing costs as defined in the applicable financing order requires the prior written consent or deemed consent of the Louisiana commission.

  If an event of default occurs and is continuing, the trustee may, and, at the written direction of the holders of a majority of the outstanding amount of the storm recovery bonds of all affected series shall, exercise all of our rights, remedies, powers, privileges and claims against ELL, the administrator and servicer, under or in connection with the sale agreement, administration agreements and servicing agreement, and any right of ours to take this action shall be suspended.

  Procedure for obtaining consent or deemed consent of the Louisiana commission

  To the extent the consent of the Louisiana commission is required to effect any amendment, modification or supplemental indenture of the indenture or any other of the basic documents that is reasonably anticipated to increase ongoing financing costs, each financing order and the indenture will set forth procedures whereby we may request such consent and the Louisiana commission shall, within 30 days of receiving such a request, either (i) provide notice of its consent or lack of consent, or (ii) be conclusively deemed to have consented to the proposed amendment, modification or supplemental indenture.

  Our Covenants

  We may not consolidate with or merge into any other entity, unless:

      the entity formed by or surviving the consolidation or merger is organized under the laws of the United States or any State;
      the entity expressly assumes, by a supplemental indenture, the performance or observance of all of our agreements and covenants under the indenture and any series supplement;
      the entity expressly assumes all of our obligations and succeeds to all of our rights under each sale agreement, servicing agreement and any other basic document to which we are a party;
      no default, event of default or servicer default under the indenture has occurred and is continuing immediately after the merger or consolidation;
      the rating agency condition will have been satisfied with respect to the merger or consolidation;
      we have delivered to ELL, the trustee and the rating agencies a no material adverse tax change opinion of independent tax counsel (as selected by us, in form and substance reasonably satisfactory to ELL and the trustee) regarding such consolidation or merger;
      any action necessary to maintain the lien and the first priority perfected security interest in the collateral created by the indenture and the related series supplement has been taken, as evidenced by an opinion of counsel of independent counsel; and
      we have delivered to the trustee an officer's certificate and an opinion of counsel of independent counsel, each stating that all conditions precedent in the indenture provided for relating to the transaction have been complied with.

  We may not sell, convey, exchange, transfer or otherwise dispose of any of our properties or assets included in the collateral to any person or entity, unless:

      the person or entity acquiring the properties and assets:
      is a U.S. citizen or an entity organized under the laws of the United States or any State, expressly assumes, by a supplemental indenture, the performance or observance of all of our agreements and covenants under the indenture and each series supplement, expressly agrees by a supplemental indenture that all right, title and interest so conveyed or transferred will be subject and subordinate to the rights of bondholders, unless otherwise specified in the supplemental indenture, expressly agrees to indemnify, defend and hold us and the trustee harmless against and from any loss, liability or expense arising under or related to the indenture, each related series supplement and each series of outstanding storm recovery bonds, expressly agrees by means of the supplemental indenture that the person (or if a group of persons, then one specified person) will make all filings with the SEC (and any other appropriate person) required by the Exchange Act in connection with the storm recovery bonds; and
      if such sale, conveyance, exchange, transfer or disposal relates to our rights and obligations under a sale agreement or servicing agreement, such person or entity assumes all obligations and succeeds to all of our rights under the sale agreement and the servicing agreement, as applicable;
      no default, event of default or servicer default under the indenture has occurred and is continuing immediately after the transactions;
      the rating agency condition has been satisfied with respect to such transaction;
      we have delivered to ELL, the trustee and the rating agencies an opinion or opinions of independent tax counsel (as selected by us, in form and substance reasonably satisfactory to ELL and the trustee) a no material adverse tax change opinion regarding such disposition;
      any action necessary to maintain the lien and the first priority perfected security interest in the collateral created by the indenture and each series supplement has been taken as evidenced by an opinion of independent counsel; and
      we have delivered to the trustee an officer's certificate and an opinion of independent counsel, each stating that the conveyance or transfer complies with the indenture and the related series supplement and all conditions precedent therein provided for relating to the transaction have been complied with.

  We will not, among other things, for so long as any storm recovery bonds are outstanding:

      except as expressly permitted by the indenture, sell, transfer, exchange or otherwise dispose of any of our assets unless directed to do so by the trustee;
      claim any credit on, or make any deduction from the principal or premium, if any, or interest payable in respect of, the storm recovery bonds (other than amounts properly withheld from such payments under the Internal Revenue Code or other tax laws) or assert any claim against any present or former bondholder by reason of the payment of the taxes levied or assessed upon any part of the collateral;
      terminate our existence, or dissolve or liquidate in whole or in part;
      permit the validity or effectiveness of the indenture or any series supplement to be impaired;
      permit the lien of the indenture and any series supplement to be amended, hypothecated, subordinated, terminated or discharged or permit any person to be released from any covenants or obligations with respect to the storm recovery bonds except as may be expressly permitted by the indenture;
      permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance, other than the lien and security interest granted under the indenture and the related series supplement, to be created on or extend to or otherwise arise upon or burden the collateral or any part thereof or any interest therein or the proceeds thereof (other than tax liens arising by operation of law with respect to amounts not yet due);
      permit the lien granted under the indenture and each series supplement not to constitute a valid first priority perfected security interest in the related collateral;
      enter into any swap, hedge or similar financial arrangement, unless otherwise approved in a subsequent financing order;
      elect to be classified as an association taxable as a corporation for federal income tax purposes or otherwise take any action, file any tax return, or make any election inconsistent with our treatment, for federal income tax purposes and, to the extent consistent with applicable state tax law, state income and franchise tax purposes, as a disregarded entity that is not separate from our sole member;
      change our name, identity or structure or the location of our chief executive office, unless at least 10 days prior to the effective date of any such change, we deliver to the trustee such documents, instruments or agreements, executed by us, as are necessary to reflect such change and to continue the perfection of the security interest of the indenture and each series supplement; or
      take any action which is subject to the rating agency condition if such action would result in a downgrade.

  We may not engage in any business other than financing, purchasing, owning and managing the storm recovery property and the other collateral and the issuance of the storm recovery bonds in the manner contemplated by the financing order and the basic documents, or certain related activities incidental thereto.

  We will not issue, incur, assume, guarantee or otherwise become liable for any indebtedness except for the storm recovery bonds. Also, we will not, except as contemplated by the storm recovery bonds and the related basic documents, make any loan or advance or credit to, or guarantee, endorse or otherwise become contingently liable in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other person. We will not, except as contemplated by the storm recovery bonds and the related basic documents, make any expenditure (by long-term or operating lease or otherwise) for capital assets (either real or personal).

  We will not make any payments, distributions, dividends or redemptions to any holder of our equity interests in respect of that interest except in accordance with the indenture.

  We will cause the servicer to deliver to the trustee the annual accountant's certificates, compliance certificates, reports regarding distributions and statements to bondholders required by the servicing agreement.

  Events of Default; Rights Upon Event of Default

  An "event of default" with respect to any series of storm recovery bonds will be defined in the indenture as any one of the following events:

      a default for five business days in the payment of any interest on any storm recovery bond (whether such failure to pay interest is caused by a shortfall in storm recovery charges received or otherwise), a default in the payment of the then unpaid principal of the storm recovery bonds on the final maturity date for that tranche or series, a default in the observance or performance of any of our covenants or agreements made in the indenture (other than defaults described above) and the continuation of any default for a period of 30 days after the earlier of (i) the date that written notice of the default is given to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the storm recovery bonds of that series then outstanding or (ii) the date that we had actual knowledge of the default, any representation or warranty made by us in the indenture or in any certificate delivered pursuant to the indenture or in connection with the indenture having been incorrect in any material respect as of the time made, and such breach not having been cured within 30 days after the earlier of (i) the date that notice of the breach is given to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the storm recovery bonds of that series then outstanding or (ii) the date that we had actual knowledge of the default, certain events of bankruptcy, insolvency, receivership or liquidation, an act or omission by the State of Louisiana or any of its agencies (including the Louisiana commission), officers or employers that violates or is not in accordance with the State Pledge or the Commission Pledge, or any other event designated as such in the related series supplement and described in the related prospectus supplement.

  We will agree in the indenture to give the trustee and the rating agencies prompt notice of each default or event of default under the indenture and each default on the part of ELL, in its capacity as seller and servicer, of its obligations under the sale agreement and servicing agreement, respectively.

  If an event of default (other than as specified in the sixth bullet point above) should occur and be continuing with respect to any series of storm recovery bonds, the trustee or holders of not less than a majority in principal amount of the storm recovery bonds of such affected series then outstanding may declare the unpaid principal of the storm recovery bonds of such affected series and all accrued and unpaid interest thereon to be immediately due and payable. However, the nature of our business will result in payment of principal upon an acceleration of a series of storm recovery bonds being made as funds become available. Please read "Risk Factors-Risks Associated with the Unusual Nature of the Storm Recovery Property-Foreclosure of the trustee's lien on the storm recovery property for a series of storm recovery bonds might not be practical, and acceleration of the storm recovery bonds of such series before maturity might have little practical effect" and "Risk Factors-You may experience material payment delays or incur a loss on your investment in the storm recovery bonds because the source of funds for payment is limited." The holders of a majority in principal amount of the storm recovery bonds of any such series may rescind that declaration under certain circumstances set forth in the indenture. Additionally, the trustee may exercise all of our rights, remedies, powers, privileges and claims against the seller or the servicer under or in connection with the related sale agreement, the servicing agreement and the administration agreement. If an event of default as specified in the sixth bullet point above has occurred, the servicer will be obligated to institute (and the trustee, for the benefit of the bondholders, will be entitled and empowered to institute) any suits, actions or proceedings at law, in equity or otherwise, to enforce the State Pledge and the Commission Pledge and to collect any monetary damages as a result of a breach thereof, and each of the servicer and the trustee may prosecute any suit, action or proceeding to final judgment or decree. The servicer would be required to advance its own funds in order to bring any suits, actions or proceedings and, for so long as the legal actions were pending, the servicer would, unless otherwise prohibited by applicable law or court or regulatory order in effect at that time, be required to bill and collect the storm recovery charges, perform adjustments and discharge its obligations under the servicing agreement. The costs of any such action would be payable by the seller pursuant to the sale agreement.

  If the storm recovery bonds of a series have been declared to be due and payable following an event of default, the trustee may, at the written direction of the holders of a majority in principal amount of the storm recovery bonds of such series, either sell the storm recovery property relating to such series or elect to have us maintain possession of such storm recovery property and continue to apply storm recovery charge collections as if there had been no declaration of acceleration. There is likely to be a limited market, if any, for the storm recovery property following a foreclosure, in light of the event of default, the unique nature of the storm recovery property as an asset and other factors discussed in this prospectus. In addition, the trustee is prohibited from selling the storm recovery property following an event of default with respect to any series, other than a default in the payment of any principal at final maturity or a default for five business days or more in the payment of any interest on any storm recovery bond of any series, unless:

      the holders of all the outstanding storm recovery bonds of all series consent to the sale, the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on the outstanding storm recovery bonds of all series, or the trustee determines that the proceeds of the collateral would not be sufficient on an ongoing basis to make all payments on the storm recovery bonds of all series as those payments would have become due if the storm recovery bonds had not been declared due and payable, and the trustee obtains the consent of the holders of 66-2/3% of the aggregate outstanding amount of the storm recovery bonds of all series.

  Subject to the provisions of the indenture relating to the duties of the trustee, if an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the related storm recovery bonds at the request or direction of any of the holders of storm recovery bonds if the trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with the request. Subject to the provisions for indemnification and certain limitations contained in the indenture:

      the holders of not less than a majority in principal amount of the outstanding storm recovery bonds of an affected series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee and the holders of not less than a majority in principal amount of the storm recovery bonds of the affected series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the consent of all of the holders of the outstanding storm recovery bonds of all series or tranches affected thereby.

  With respect to a storm recovery bond of any series, no holder of any such storm recovery bond will have the right to institute any proceeding, to avail itself of any remedies provided in the Securitization Law or of the right to foreclose on the collateral, or otherwise to enforce the lien and security interest on the collateral or to seek the appointment of a receiver or trustee, or for any other remedy under the indenture, unless:

      the holder previously has given to the trustee written notice of a continuing event of default with respect to that series, the holders of not less than a majority in principal amount of the outstanding storm recovery bonds of all series have made written request of the trustee to institute the proceeding in its own name as trustee, the holder or holders have offered the trustee satisfactory indemnity, the trustee has for 60 days failed to institute the proceeding, and no direction inconsistent with the written request has been given to the trustee during the 60-day period by the holders of a majority in principal amount of the outstanding storm recovery bonds of the affected series.

  In addition, each of the trustee, the bondholders and the servicer will covenant that it will not, prior to the date which is one year and one day after the termination of the indenture, institute against us or against our managers or our member or members any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law, subject to the right of a Louisiana district court of the domicile of the Louisiana commission to order sequestration and payment of revenues arising with respect to the storm recovery property.

  Neither any manager nor the trustee in its individual capacity, nor any holder of any ownership interest in us, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the storm recovery bonds of any series or for our agreements contained in the indenture.

  Actions by Bondholders

  Subject to certain exceptions, the holders of not less than a majority of the aggregate outstanding amount of the storm recovery bonds of the affected series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee under the indenture; provided that:

      the direction is not in conflict with any rule of law or with the indenture and would not involve the trustee in personal liability or expense;
      subject to any other conditions specified in the indenture, the consent of 100% of the bondholders of the affected series is required to direct the trustee to sell the collateral; and
      the trustee may take any other action deemed proper by the trustee which is not inconsistent with the direction.

  In circumstances under which the trustee is required to seek instructions from the holders of the storm recovery bonds of any tranche with respect to any action or vote, the trustee will take the action or vote for or against any proposal in proportion to the principal amount of the corresponding tranche, as applicable, of storm recovery bonds taking the corresponding position. Notwithstanding the foregoing, the indenture allows each bondholder to institute suit for the nonpayment of (1) the interest, if any, on its storm recovery bonds which remains unpaid as of the applicable due date and (2) the unpaid principal, if any, of any tranche of its storm recovery bonds on the final maturity date therefor.

  Annual Report of Trustee

  If required by the Trust Indenture Act of 1939, the trustee will be required to mail each year to all bondholders a brief report. The report must state, among other things:

      the trustee's eligibility and qualification to continue as the trustee under the indenture, any amounts advanced by it under the indenture,
      the amount, interest rate and maturity date of specific indebtedness owing by us to the trustee in the trustee's individual capacity, the property and funds physically held by the trustee,
      any additional issue of a series of storm recovery bonds not previously reported, and any action taken by it that materially affects the storm recovery bonds or any series and that has not been previously reported.

  Annual Compliance Statement

  We will file annually with the trustee and the rating agencies, a written statement as to whether we have fulfilled our obligations under the indenture.

  Satisfaction and Discharge of Indenture

  The indenture will cease to be of further effect with respect to the storm recovery bonds of any series and the trustee, on our written demand and at our expense, will execute instruments acknowledging satisfaction and discharge of the indenture with respect to the storm recovery bonds of such series, when:

      either all storm recovery bonds of such series which have already been authenticated or delivered, with certain exceptions set forth in the indenture, have been delivered to the trustee for cancellation or we have irrevocably deposited in trust with the trustee cash and/or non-callable U.S. government obligations in an aggregate amount sufficient to pay principal, interest and premium, if any, on the storm recovery bonds of such series and all other sums payable by us with respect to such storm recovery bonds when scheduled to be paid and to discharge the entire indebtedness on such storm recovery bonds when due, we have paid all other sums payable by us under the indenture with respect to the storm recovery bonds of such series, and we have delivered to the trustee an officer's certificate, an opinion of independent counsel and, if required by the Trust Indenture Act or the trustee, a certificate from a firm of independent registered public accountants, each stating that there has been compliance with the conditions precedent in the indenture relating to the satisfaction and discharge of the indenture with respect to the storm recovery bonds of such series.

  Our Legal and Covenant Defeasance Options

  We may, at any time, terminate all of our obligations under the indenture with respect to the storm recovery bonds of any series, referred to herein as the legal defeasance option, or terminate our obligations to comply with some of the covenants in the indenture, including some of the covenants described under "-Our Covenants," referred to herein as our covenant defeasance option.

  We may exercise the legal defeasance option with respect to any series of the storm recovery bonds notwithstanding our prior exercise of the covenant defeasance option with respect to that series. If we exercise the legal defeasance option with respect to any series, that series will be entitled to payment only from the funds or other obligations set aside under the indenture for payment thereof on the scheduled final payment date or redemption date therefor as described below. That series will not be subject to payment through redemption or acceleration prior to the scheduled final payment date or redemption date, as applicable. If we exercise the covenant defeasance option with respect to any series, the final payment of the storm recovery bonds of that series may not be accelerated because of an event of default relating to a default in the observance or performance of any of our covenants or agreements made in the indenture.

  The indenture provides that we may exercise our legal defeasance option or our covenant defeasance option with respect to any series of storm recovery bonds only if:

      we irrevocably deposit or cause to be deposited in trust with the trustee cash and/or non-callable U.S. government obligations in an aggregate amount sufficient to pay principal, interest and premium, if any, on the storm recovery bonds of that series and other sums payable by us under the indenture with respect to such storm recovery bonds when scheduled to be paid and to discharge the entire indebtedness on such storm recovery bonds when due, we deliver to the trustee a certificate from a nationally recognized firm of independent registered public accountants expressing its opinion that the payments of principal and interest on the U.S. government obligations when due and without reinvestment plus any deposited cash will provide cash at times and in sufficient amounts to pay in respect of the storm recovery bonds of that series:
      principal in accordance with the expected sinking fund schedule therefor, interest when due, and
      all other sums payable by us under the indenture with respect to such storm recovery bonds, in the case of the legal defeasance option, 95 days pass after the deposit is made and during the 95-day period no default relating to events of our bankruptcy, insolvency, receivership or liquidation occurs and is continuing at the end of the period, no default has occurred and is continuing on the day of this deposit and after giving effect thereto, in the case of the legal defeasance option, we deliver to the trustee an opinion of independent counsel stating that: we have received from, or there has been published by, the IRS a ruling, or since the date of execution of the indenture, there has been a change in the applicable federal income tax law, and in either case confirming that the holders of the storm recovery bonds of that series will not recognize income, gain or loss for federal income tax purposes as a result of the exercise of the legal defeasance option and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the legal defeasance had not occurred, in the case of the covenant defeasance option, we deliver to the trustee an opinion of independent counsel to the effect that the holders of the storm recovery bonds of that series will not recognize income, gain or loss for federal income tax purposes as a result of the exercise of the covenant defeasance option and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred, we deliver to the trustee a certificate of one of our officers and an opinion of counsel, each stating that all conditions precedent to the legal defeasance option or the covenant defeasance option, as applicable, have been complied with as required by the indenture, we deliver to the trustee an opinion of counsel to the effect that (a) in a case under the Bankruptcy Code in which ELL (or any of its affiliates, other than us) is the debtor, the court would hold that the deposited cash or U.S. government obligations would not be in the bankruptcy estate of ELL (or any of its affiliates, other than us, that deposited the cash or U.S. government obligations); and (b) in the event ELL (or any of its affiliates, other than us, that deposited the cash or U.S. government obligations), were to be a debtor in a case under the Bankruptcy Code, the court would not disregard the separate legal existence of ELL (or any of its affiliates, other than us, that deposited the cash or U.S. government obligations) and us so as to order substantive consolidation under the Bankruptcy Code of our assets and liabilities with the assets and liabilities of ELL or such other affiliate, and the rating agency condition will be satisfied with respect to the exercise of any legal defeasance option or covenant defeasance option.

  THE TRUSTEE

  The trustee for each series of storm recovery bonds will be identified in the prospectus supplement. You will find the address of the principal office of the trustee, as well as a description of its experience as a trustee, in the prospectus supplement. The trustee may resign at any time by so notifying us. The holders of a majority in principal amount of the storm recovery bonds of all series then outstanding may remove the trustee by so notifying the trustee and may appoint a successor trustee. We will remove the trustee if the trustee ceases to be eligible to continue in this capacity under the indenture, the trustee becomes a debtor in a bankruptcy proceeding or is adjudicated insolvent, a receiver, other public officer takes charge of the trustee or its property, the trustee becomes incapable of acting or the trustee fails to provide to us certain information we reasonably request which is necessary for us to satisfy our reporting obligations under the securities laws. If the trustee resigns or is removed or a vacancy exists in the office of trustee for any reason, we will be obligated promptly to appoint a successor trustee eligible under the indenture. No resignation or removal of the trustee will become effective until acceptance of the appointment by a successor trustee. We are responsible for payment of the expenses associated with any such removal or resignation.

  The trustee will at all times satisfy the requirements of the Trust Indenture Act and Rule 3a-7 under the Investment Company Act of 1940 and have a combined capital and surplus of at least $50 million and a long term debt rating of "BBB" (or the equivalent thereof) or better by all of the rating agencies from which a rating is available. If the trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another entity, the resulting, surviving or transferee entity will without any further action be the successor trustee.

  The trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided that its conduct does not constitute willful misconduct, negligence or bad faith. We have agreed to indemnify the trustee and its officers, directors, employees and agents against any and all loss, liability or expense (including reasonable attorney's fees and expenses) incurred by it in connection with the administration of the trust and the performance of its duties under the indenture, provided that we are not required to pay any expense or indemnify against any loss, liability or expense incurred by the trustee through the trustee's own willful misconduct, negligence or bad faith.

  SECURITY FOR THE STORM RECOVERY BONDS

  General

  Each series of storm recovery bonds will be payable solely from and secured solely by a pledge of and lien on the storm recovery property and the other collateral as provided in the indenture. As noted under "Description of the Storm Recovery Bonds," we will issue the storm recovery bonds pursuant to the terms of the indenture. We will establish the particular terms of the storm recovery bonds of any series in a series supplement. We will describe the material terms of the storm recovery bonds in the related prospectus supplement for the related series of storm recovery bonds.

  Pledge of Collateral

  To secure the payment of principal of and interest on each series of the storm recovery bonds and certain other ongoing financing costs, we will grant to the trustee a security interest in all of our right, title and interest (whether now owned or hereafter acquired or arising) in and to the following property:

      the storm recovery property relating to such series and all related storm recovery charges, our rights under the true-up mechanism,
      our rights under a sale agreement pursuant to which we will acquire the related storm recovery property, and under all bills of sale delivered by ELL pursuant to the sale agreement, our rights under the servicing agreement and any subservicing, agency, or collection agreements executed in connection with the servicing agreement, our rights under the administration agreement,
      the collection account for the particular series of storm recovery bonds and all subaccounts of the collection account, and all amounts of cash instruments, investment property or other assets on deposit therein or credited thereto from time to time and all financial assets and securities entitlements carried therein or credited thereto, all of our other property related to the series of storm recovery bonds, other than any cash released to us by the trustee on any payment date from earnings on the capital subaccount, all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing, and all proceeds in respect of any or all of the foregoing.

  The security interest does not extend to:

      amounts deposited in the capital subaccount or any other subaccount that have been released to us or as we direct following retirement of all series of storm recovery bonds, and amounts deposited with us on any series issuance date for payment of costs of issuance with respect to the related series of storm recovery bonds (together with any interest earnings thereon).

  We refer to the foregoing assets in which we, as assignee of the seller, will grant the trustee a security interest as the collateral. The collateral for each series of storm recovery bonds will be separate from the collateral for any other series, and holders of one series of storm recovery bonds will have no recourse to collateral for a different series. An event of default with respect to one series of storm recovery bonds will not automatically trigger an event of default with respect to any other outstanding series of storm recovery bonds. The storm recovery charges relating to each such series, however, will be imposed on the same group of customers. Please read "-How Funds in the Collection Account Will Be Allocated."

  Security Interest in the Collateral

  Section 1231 of the Securitization Law provides that storm recovery property does not constitute property in which a security interest may be created under the Louisiana UCC, except to the extent not governed by the Securitization Law. Section 1231 of the Securitization Law provides that a valid and enforceable security interest in storm recovery property will attach only after the issuance of a financing order, the execution and delivery of a security agreement in connection with issuance of storm recovery bonds and the receipt of value for the storm recovery bonds. The security interest attaches automatically at the time when all of the foregoing conditions have been met. Upon perfection by filing a financing statement under Section 1231(D) of the Securitization Law and otherwise in accordance with the Louisiana UCC, the security interest will be a perfected security interest in the storm recovery property and all proceeds of the property, whether accrued or not, and will have priority in the order of perfection and take precedence over any subsequent lien creditor.

  The financing order authorizes the creation of a valid and enforceable security interest in the storm recovery property and the indenture states that it constitutes a security agreement within the meaning of the Securitization Law. The servicer will pledge in the servicing agreement to file in accordance with the Louisiana UCC on or before the date of issuance of the related series of storm recovery bonds the filing required by Section 1231 of the Securitization Law to perfect the lien of the trustee in the storm recovery property and to file all necessary continuation statements. The seller will represent, at the time of issuance of any series of storm recovery bonds, that no prior filing has been made under the terms of Section 1231 of the Securitization Law with respect to the storm recovery property securing the storm recovery bonds to be issued other than a filing which provides the trustee with a first priority perfected security interest in the storm recovery property on a parity basis with that securing any other outstanding series of storm recovery bonds.

  Certain items of the collateral may not constitute storm recovery property, and the perfection of the trustee's security interest in those items of collateral would therefore be subject to the UCC and not Section 1231 of the Securitization Law. These items consist of our rights in:

      the sale agreement, the servicing agreement, the administration agreement and any other basic documents, the capital subaccount or any other funds on deposit in the applicable collection account which do not constitute storm recovery charge collections, together with all instruments, investment property or other assets on deposit therein or credited thereto and all financial assets and securities entitlements carried therein or credited thereto which do not constitute storm recovery charge collections, all accounts, chattel paper, deposit accounts, documents, general intangibles, goods, instruments, investment property, letters-of-credit, letter-of-credit rights, money, commercial tort claims and supporting obligations and all of our other property to the extent not storm recovery property, and proceeds of the foregoing items.

  Additionally, any contractual rights we have against customers (other than the right to impose storm recovery charges and rights otherwise included in the definition of storm recovery property) would be collateral to which the UCC applies.

  As a condition to the issuance of any series of storm recovery bonds, we will have made all filings and taken any other action required by the UCC to perfect the lien of the trustee in all the items included in collateral which do not constitute storm recovery property. We will also covenant to take all actions necessary to maintain or preserve the lien and security interest on a first priority basis. We will represent, along with the seller, at the time of issuance of any series of storm recovery bonds, that no prior filing has been made with respect to the party under the terms of the UCC, other than a filing which provides the trustee with a first priority perfected security interest in the collateral on a parity basis with that securing any outstanding storm recovery bonds.

  Right of Foreclosure

  Section 1231(G) of the Securitization Law provides that if an event of default occurs with respect to any series of storm recovery bonds, the holders of the storm recovery bonds or their representatives, as secured parties, may foreclose or otherwise enforce the security interest in the related storm recovery property as if they were secured parties under the Louisiana UCC. A Louisiana district court of the domicile of the Louisiana commission may order that amounts arising from storm recovery charges be transferred to a separate account for the holders' benefit, to which their security interest will apply.

  Description of Indenture Accounts

  Collection Account.

  Pursuant to the indenture, we will establish a segregated trust account in the name of the trustee with an eligible institution, for each series of storm recovery bonds called the collection account. The collection accounts will be under the sole dominion and exclusive control of the trustee. The trustee will hold the collection accounts for our benefit as well as for the benefit of the bondholders of the related series. The collection account for each series of storm recovery bonds will consist of three subaccounts: a general subaccount, an excess funds subaccount, and a capital subaccount, which need not be separate bank accounts. For administrative purposes, the subaccounts may, but need not, be established by the trustee as separate accounts which will be recognized individually as subaccounts and collectively as the collection account. All amounts in the collection account not allocated to any other subaccount will be allocated to the general subaccount. We may establish additional subaccounts to provide credit enhancement for any series of storm recovery bonds as provided in any related series supplement. Unless the context indicates otherwise, references in this prospectus to the collection account include each applicable collection account and each of the subaccounts contained therein.

  Permitted Investments for Funds in the Collection Account.

  Funds in the collection account may be invested only in such investments as meet the criteria described below and which mature on or before the business day preceding the next payment date:

      direct obligations of, or obligations fully and unconditionally guaranteed as to timely payment by, the United States of America, time deposits and certificates of deposit of depository institutions meeting the requirements of the definition of "eligible institution" in the Glossary, commercial paper (other than commercial paper issued by ELL or any of its affiliates) having, at the time of investment or contractual commitment to invest, a rating in the highest rating category from each rating agency from which a rating is available, money market funds which have the highest rating from Moody's, S&P and Fitch, if rated by Fitch, or any other investment permitted by each rating agency.

  The trustee will have access to the collection account for the purpose of making deposits in and withdrawals from the collection account in accordance with the indenture. The servicer will select the eligible investments in which funds will be invested, unless otherwise directed by us.

  The servicer will remit storm recovery charge payments to the collection accounts in the manner described under "The Servicing Agreement-Remittances to Collection Account."

  General Subaccount

  The general subaccount will hold all funds held in the collection account that are not held in the other two subaccounts. The servicer will remit all storm recovery charge payments relating to a series to the general subaccount for that series. On each payment date, the trustee will draw on amounts in the general subaccount to pay our expenses and to pay interest and make scheduled payments on the storm recovery bonds, and to make other payments and transfers in accordance with the terms of the indenture. Funds in the general subaccount will be invested in the eligible investments described above.

  Excess Funds Subaccount

  The servicer will allocate to the excess funds subaccount storm recovery charge collections available with respect to any payment date in excess of amounts necessary to make the payments specified on such payment date. The excess funds subaccount will also hold all investment earnings on the collection account in excess of such amounts.

  Capital Subaccount

  In connection with the issuance of each series of storm recovery bonds, the seller, in its capacity as our sole owner, will invest in our capital in an amount equal to the required capital level, which will equal 0.50% of the principal amount of that series of storm recovery bonds issued. This amount will be funded by the seller and not from the proceeds of the sale of such series of storm recovery bonds, and will be deposited into the capital subaccount for the related series at the time of issuance. In the event that amounts on deposit in the general subaccount and the excess funds subaccount are insufficient to make scheduled payments of principal and interest on the storm recovery bonds and payments of fees and expenses contemplated by the first six bullets under "-How Funds in the Collection Account Will Be Allocated," the trustee will draw on amounts in the capital subaccount to make such payments up to the lesser of the amount of such insufficiency and the amounts on deposit in the capital subaccount. In the event of any such withdrawal, collected storm recovery charges available on any subsequent payment date that are not necessary to pay scheduled payments of principal and interest on the storm recovery bonds and payments of fees and expenses will be used to replenish any amounts drawn from the capital subaccount. If any series of the storm recovery bonds has been retired as of any payment date, the amounts on deposit in the capital subaccount allocable to that series will be released to us, free of the lien of the indenture.

  How Funds in the Collection Account Will Be Allocated

  On each payment date, the trustee will with respect to each series of storm recovery bonds, pay or allocate, at the direction of the servicer, all amounts on deposit in the collection account for such series (including investment earnings thereon) which have accumulated from the first billing date of the month in which the prior payment date occurred until the final billing date of the month immediately preceding the month of the relevant payment date, to pay the following amounts in the following priority:

      on a pro rata basis, based upon the respective outstanding amounts of each series, amounts owed by us to the trustee, and the total amount of which may be paid in any 12-month period may be capped, with respect to any series of storm recovery bonds, as set forth in the prospectus supplement;
      a servicing fee and any unpaid servicing fees from prior payment dates as described under "The Servicing Agreement-Servicing Compensation," to the servicer;
      on a pro rata basis, based upon the respective outstanding amounts of each series, an administration fee, which administration fee will be a fixed amount specified in the administration agreement between us and ELL and the fees owed to our independent manager(s), which will be a fixed amount specified in an agreement between us and our independent manager(s);
      on a pro rata basis, based upon the respective outstanding amounts of each series, all of our other ordinary periodic operating expenses, such as accounting and audit fees, rating agency fees, legal fees and certain reimbursable costs of the servicer under the servicing agreement;
      interest then due on the storm recovery bonds of the applicable series, including any past-due interest;
      principal then due and payable on the storm recovery bonds as a result of an event of default or on the final maturity date for the series of storm recovery bonds;
      scheduled principal payments of any series of storm recovery bonds according to its expected sinking fund schedule, together with any overdue scheduled principal payments of any series, paid pro rata among such storm recovery bonds if there is a deficiency;
      on a pro rata basis, based upon the respective outstanding amounts of each series, any remaining unpaid operating expenses and any remaining amounts owed pursuant to the basic documents, including indemnity amounts owed to the trustee;
      replenishment of any shortfalls in the applicable capital subaccount;
      if there is a positive balance after making the foregoing allocations, an amount of investment earnings on the applicable capital subaccount not to exceed a percentage per annum set forth in the prospectus supplement for such series shall be paid to the us; provided that no event of default has occurred or is continuing;;
      the trustee will pay the remainder, if any, to the applicable excess funds subaccount for distribution on subsequent payment dates; and
      after principal of and premium, if any, and interest on all storm recovery bonds of the related series and all of the other foregoing amounts have been paid in full, the balance (including all amounts then held in the applicable capital subaccount and the applicable excess funds subaccount), if any, shall be paid to us free and clear from the lien of the indenture and the related series supplement.

  If on any payment date funds on deposit in the general subaccount are insufficient to make the payments contemplated by the first nine bullet points above, the trustee will first, draw from amounts on deposit in the applicable excess funds subaccount, and second, draw from amounts on deposit in the applicable capital subaccount, up to the amount of the shortfall in the first eight bullet points above, in order to make those payments in full. If the trustee uses amounts on deposit in the applicable capital subaccount to pay those amounts or make those transfers, as the case may be, subsequent adjustments to the storm recovery charges will take into account, among other things, the need to replenish those amounts. If more than one series of storm recovery bonds is outstanding, the payments described in the preceding sentence will be made pro rata from the respective collection accounts of each series based upon the amounts of principal and/or interest owed.

  The trustee will make payments to the bondholders of a series on the payment date as specified in the related prospectus supplement.

  State and Commission Pledges

  Section 1233 of the Securitization Law provides in part: "Storm recovery bonds are not a debt or a general obligation of the state or any of its political subdivisions, agencies, or instrumentalities and are not a charge on their full faith and credit. An issue of storm recovery bonds does not, directly or indirectly or contingently, obligate the state or any agency, political subdivision, or instrumentality of the state to levy any tax or make any appropriation for payment of the bonds, other than for paying storm recovery charges in their capacity as consumers of electricity."

  Section 1234 of the Securitization Law provides in part:

  "The state pledges to and agrees with bondholders, the owners of the storm recovery property, and other financing parties that the state will not:

  (1) Alter the provisions of [the Securitization Law] which authorize the commission to create a contract right by the issuance of a financing order, to create storm recovery property, and to make the storm recovery charges imposed by a financing order irrevocable, binding, and nonbypassable charges;

  (2) Take or permit any action that impairs or would impair the value of storm recovery property; or

  (3) Except as allowed under this [State Pledge] and except for adjustments under any true-up mechanism established by the commission, reduce, alter, or impair storm recovery charges that are to be imposed, collected, and remitted for the benefit of the bondholders and other financing parties until any and all principal, interest, premium, financing costs and other fees, expenses, or charges incurred, and any contracts to be performed, in connection with the related storm recovery bonds have been paid and performed in full. Nothing in this Paragraph shall preclude limitation or alteration if and when full compensation is made by law for the full protection of the storm recovery charges collected pursuant to a financing order and full protection of the holders of storm recovery bonds and any assignee or financing party."

  In the initial financing order, the Louisiana commission provides that:

  "After the earlier of the transfer of the storm recovery property to an assignee or issuance of the storm recovery bonds authorized by this Financing Order, this Financing Order is irrevocable until the indefeasible payment in full of such bonds and the related financing costs. The Commission covenants, pledges and agrees it thereafter shall not amend, modify, or terminate this Financing Order by any subsequent action, or reduce, impair, postpone, terminate, or otherwise adjust the storm recovery charges approved in this Financing Order, or in any way reduce or impair the value of the storm recovery property created by this Financing Order, except as may be contemplated by a refinancing authorized under [the Securitization Law] or the periodic true up adjustments authorized by this Financing Order, until the indefeasible payment in full of the storm recovery bonds and the related financing costs."

  The initial financing order also provides that: "Nothing in this Financing Order shall preclude limitation or alteration of this Financing Order if and when full compensation is made for the full protection of the storm recovery charges approved pursuant to this Financing Order and the full protection of the holders of storm recovery bonds and any assignee or financing party."

  The bondholders and the trustee, for the benefit of the bondholders, will be entitled to the benefit of the pledges and agreements of the State of Louisiana and the Louisiana commission set forth in Section 1234 of the Securitization Law and the financing order, and we are authorized to include these pledges and agreements in any contract with the bondholders, the trustee or with any assignees pursuant to the Securitization Law. We have included these pledges and agreements in the indenture and the storm recovery bonds for the benefit of the trustee and the bondholders, and acknowledge that any purchase by a bondholder of a storm recovery bond is made in reliance on these agreements and pledges of the State of Louisiana (including the Louisiana commission).

  WEIGHTED AVERAGE LIFE AND YIELD CONSIDERATIONS
  FOR THE STORM RECOVERY BONDS

  The rate of principal payments, the amount of each interest payment and the actual final payment date of each series or tranche of the storm recovery bonds and the weighted average life thereof will depend primarily on the timing of receipt of storm recovery charges by the trustee and the true-up mechanism. The aggregate amount of collected storm recovery charges and the rate of principal amortization on the storm recovery bonds will depend, in part, on actual energy usage and energy demand, and the rate of delinquencies and write-offs. The storm recovery charges are required to be adjusted from time to time based in part on the actual rate of collected storm recovery charges. However, we can give no assurance that the servicer will be able to forecast accurately actual electricity usage and the rate of delinquencies and write-offs or implement adjustments to the storm recovery charges that will cause collected storm recovery charges to be received at any particular rate. Please read "Risk Factors-Servicing Risks," "-Inaccurate consumption forecasting or unanticipated delinquencies or charge-offs might reduce scheduled payments on the storm recovery bonds" and "ELL's Financing Order-True-Ups."

  If the servicer receives storm recovery charges at a slower rate than expected, the storm recovery bonds may be retired later than expected. Except in the event of an acceleration of the storm recovery bonds after an event of default, however, the storm recovery bonds will not be paid at a rate faster than that contemplated in the expected amortization schedule for each series or tranche of the storm recovery bonds even if the receipt of collected storm recovery charges is accelerated. Instead, receipts in excess of the amounts necessary to amortize the storm recovery bonds in accordance with the applicable expected amortization schedules, to pay interest and related fees and expenses and to fund subaccounts of the collection account will be allocated to the excess funds subaccount. Acceleration of the final maturity date after an event of default will result in payment of principal earlier than the related scheduled final payment dates. A payment on a date that is earlier than forecast might result in a shorter weighted average life, and a payment on a date that is later than forecast might result in a longer weighted average life. In addition, if a larger portion of the delayed payments on the storm recovery bonds is received in later years, the storm recovery bonds may have a longer weighted average life.

  THE SALE AGREEMENT

  The following summary describes particular material terms and provisions of the sale agreement pursuant to which we will purchase storm recovery property from the seller. We and ELL have filed the form of the sale agreement as an exhibit to the registration statement of which this prospectus forms a part. This summary does not purport to be complete and is subject and qualified by reference to the provisions of the sale agreement.

  Sale and Assignment of the Storm Recovery Property

  From time to time the seller will offer and sell storm recovery property to us, subject to the satisfaction of the conditions specified in the related sale agreement and the indenture. We will finance each purchase of storm recovery property through the issuance of one or more series of storm recovery bonds. On each date of issuance of a series of storm recovery bonds (other than an issuance solely to refinance another series), the seller will sell to us, without recourse, its entire right, title and interest in and to the storm recovery property to be transferred to us on that transfer date. The storm recovery property will include all of the seller's rights under the financing order related to such storm recovery property to impose, collect and receive storm recovery charges in an amount sufficient to recover all costs approved in that financing order.

  Under the Securitization Law, each such sale of storm recovery property will constitute a true sale under state law whether or not:

      we have any recourse against ELL (except that any such recourse cannot arise from the inability of one or more of ELL's customers to timely pay all or a portion of the storm recovery charges),
      ELL retains any equity interest in the storm recovery property under state law,
      ELL acts as a collector of storm recovery charges relating to the storm recovery property, or
      ELL treats the transfer as a financing for tax, financial reporting or other purposes.

  In accordance with the Securitization Law, a valid and enforceable security interest in the storm recovery property will be created upon the issuance of the financing order, the execution and delivery of the security agreement in connection with the issuance of a series of the storm recovery bonds and the receipt of value for the series of storm recovery bonds. The security interest attaches automatically from the time that all of foregoing conditions have been met and, through the filing of a financing statement, under Section 1231 of the Securitization Act and otherwise in accordance with the Louisiana UCC, will be a continuously perfected security interest in the storm recovery property and all proceeds of the storm recovery property subject only to the filing of continuation statements. Upon the issuance of the financing order, the execution and delivery of the sale agreement and the related bill of sale and the filing of a financing statement under the Securitization Act and in accordance with the Louisiana UCC, the transfer of the storm recovery property will be perfected as against all customers owing payment of storm recovery charges, creditors of ELL, subsequent transferees, and all other third parties, notwithstanding the absence of actual knowledge of or notice to the customers of the sale, transfer or assignment.

  Conditions to the Sale of Storm Recovery Property

  Our obligation to purchase and the seller's obligation to sell storm recovery property on any transfer date is subject to the satisfaction or waiver of each of the following conditions:

      on or prior to the transfer date, the seller must deliver to us a duly executed bill of sale identifying storm recovery property to be conveyed on that date;
      on or prior to the transfer date, the seller must have received a financing order from the Louisiana commission creating the storm recovery property;
      as of the transfer date, the seller may not be insolvent and may not be made insolvent by the sale of storm recovery property to us, and the seller may not be aware of any pending insolvency with respect to itself;
      as of the transfer date, the representations and warranties of the seller in the sale agreement must be true and correct (except to the extent they relate to an earlier date), the seller may not have breached any of its covenants in the sale agreement, and the servicer may not be in default under the servicing agreement;
      as of the transfer date, we must have sufficient funds available to pay the purchase price for storm recovery property to be conveyed and all conditions to the issuance of one or more series of storm recovery bonds intended to provide the funds to purchase that storm recovery property must have been satisfied or waived;
      on or prior to the transfer date, the seller must have taken all action required to transfer ownership of storm recovery property to be conveyed to us on the transfer date, free and clear of all liens other than liens created by us pursuant to the basic documents and to perfect such transfer including, without limitation, filing any statements or filings under the Securitization Law or the UCC; and we or the servicer, on our behalf, must have taken any action required for us to grant the trustee a first priority perfected security interest in the collateral and maintain that security interest as of the transfer date;
      in the case of a subsequent issuance of storm recovery bonds only, on or prior to the transfer date, the seller must provide timely notice to us and to the rating agencies;
      the seller must deliver appropriate opinions of counsel to us and to the rating agencies;
      the seller must receive and deliver to us and the trustee a no material adverse tax change opinion of independent tax counsel (as selected by the seller, and in form and substance reasonably satisfactory to us and the trustee) regarding such sale;
      on and as of the transfer date, our limited liability company operating agreement, the servicing agreement, the sale agreement, the indenture, the Securitization Law, any issued financing order and any tariff authorizing the collection of storm recovery charges must be in full force and effect;
      notification in writing must have been delivered to each rating agency and the rating agency condition must be satisfied; and
      the seller must deliver to us and to the trustee an officer's certificate confirming the satisfaction of each of these conditions.

  Seller Representations and Warranties

  In each sale agreement, the seller will represent and warrant to us, as of each transfer date, to the effect, among other things, that:

      no portion of the transferred storm recovery property has been sold, transferred, assigned or pledged or otherwise conveyed by the seller to any person other than us and immediately prior to the sale of the storm recovery property, the seller owns the storm recovery property free and clear of all liens and rights of any other person, and no offsets, defenses or counterclaims exist or have been asserted with respect to the storm recovery property;
      on the transfer date, immediately upon the sale under the sale agreement, the storm recovery property transferred on the transfer date will be validly transferred and sold to us, we will own the transferred storm recovery property free and clear of all liens (except for liens created in favor of you and the trustee pursuant to the Securitization Law and the basic documents) and all filings and action to be made or taken by the seller (including filings under the Louisiana UCC) necessary in any jurisdiction to give us a perfected ownership interest (subject to any lien created by us in your favor under the basic documents pursuant to the Securitization Law) in the transferred storm recovery property will have been made or taken;
      subject to the clause below regarding assumptions used in calculating the storm recovery charges as of the transfer date, all written information, as amended or supplemented from time to time, provided by the seller to us with respect to the storm recovery property (including the expected amortization schedule, the financing order and the issuance advice letter relating to the storm recovery property) is true and correct in all material respects;
      under the laws of the State of Louisiana (including the Securitization Law) and the United States in effect on the transfer date:
      the financing order pursuant to which the rights and interests of the seller have been created, including the right to impose, collect and receive the storm recovery charges and the interest in and to the storm recovery property, has become final and non-appealable and is in full force and effect and is irrevocable by its terms;
      as of the issuance of the storm recovery bonds, those storm recovery bonds are entitled to the protection provided in the Securitization Law and the financing order, and the issuance advice letter is not revocable by the Louisiana commission;
      as of the issuance of the related storm recovery bonds, the related tariff is in full force and effect and is not subject to modification by the Louisiana commission except for true-up adjustments made in accordance with the Securitization Law;
      the process by which the financing order was approved and the financing order, issuance advice letter and tariff comply with all applicable laws and regulations;
      the issuance advice letter and the tariff have been filed in accordance with the related financing order and an officer of the seller has provided the certification to the Louisiana commission required by the issuance advice letter; and
      no other approval, authorization, consent, order or other action of, or filing with any governmental authority is required in connection with the creation of the storm recovery property transferred on the transfer date, except those that have been obtained or made;
      under the Securitization Law, the State of Louisiana and the Louisiana commission have pledged that they will not take or permit any action that would impair the value of the storm recovery property, or, except for true-up adjustments made in accordance with the Securitization Law, reduce, alter, or impair the storm recovery charges relating to such storm recovery property until the principal, interest and premium, and any other charges incurred and contracts to be performed in connection with the related storm recovery bonds have been paid and performed in full. Consequently, the State of Louisiana could not constitutionally take any action of a legislative character, including the repeal or amendment of the Securitization Law, which would substantially reduce, limit or impair the storm recovery property or other rights vested in the bondholders pursuant to the financing order, or substantially reduce, limit, or impair the value or amount of the storm recovery property, unless that action is a reasonable and necessary exercise of the State of Louisiana's sovereign powers and of a character reasonable and appropriate to the emergency or other significant and legitimate public purpose justifying such action, and, under the takings clauses of the Louisiana and United States Constitutions, the State of Louisiana could not repeal or amend the Securitization Law or take any other action in contravention of the State Pledge without paying just compensation to the bondholders, as determined by a court of competent jurisdiction, if doing so would constitute a permanent appropriation of a substantial property interest of the bondholders in the storm recovery property and deprive the bondholders of their reasonable expectations arising from their investments in the storm recovery bonds. Furthermore, under the laws of the State of Louisiana, the Louisiana commission could not rescind or amend the financing order in a manner that substantially reduces, limits or impairs the value of the storm recovery property or the storm recovery charges prior to the time that the storm recovery bonds are paid in full and discharged, unless there is a judicial finding that the Louisiana commission action clearly is exercised for a public end and is reasonably necessary to the accomplishment of that public end so as not to be arbitrary, capricious or an abuse of authority. However, there is no assurance that, even if a court were to award just compensation, it would be sufficient to pay the full amount of principal and interest on the storm recovery bonds;
      based on information available to the seller on the transfer date, the assumptions used in calculating the storm recovery charges as of the transfer date are reasonable and are made in good faith; however, notwithstanding the foregoing, ELL makes no representation or warranty, express or implied, that amounts actually collected arising from those storm recovery charges will in fact be sufficient to meet the payment obligations on the related storm recovery bonds or that the assumptions used in calculating such storm recovery charges will in fact be realized;
      upon the effectiveness of the related financing order, the rights and interests of the seller under the financing order, including the right to impose, collect and receive the storm recovery charges established in the financing order, became storm recovery property;
      upon the effectiveness of the related financing order, the issuance advice letter and the tariff with respect to the transferred storm recovery property and the transfer of such storm recovery property to us:
      the storm recovery property constitutes a present contract right vested in us;
      the storm recovery property includes the right, title and interest of the seller in the financing order and the storm recovery charges, the right to impose, collect and obtain periodic adjustments (with respect to adjustments, in the manner and with the effect provided in the related servicing agreement) of the storm recovery charges, and the rates and other charges authorized by the financing order and all revenues, claims, payments, money or proceeds of or arising from the storm recovery charges;
      the owner of the storm recovery property is legally entitled to bill storm recovery charges and collect payments in respect of the storm recovery charges in the aggregate sufficient to pay the interest on and principal of the related storm recovery bonds in accordance with the indenture, to pay the fees and expenses of servicing the storm recovery bonds, and to replenish the capital subaccount to the required capital level until the storm recovery bonds are paid in full or until the last date permitted for the collection of payments in respect of the storm recovery charges under the financing order, whichever is earlier; and
      the storm recovery property is not subject to any lien other than the lien created by the related basic documents;
      the seller is a limited liability company duly organized and in good standing under the laws of the state of its organization, with power and authority to own its properties and conduct its business as currently owned or conducted;
      the seller has the power and authority to obtain the financing order and to own the rights and interests under the financing order relating to the storm recovery bonds, to sell and assign those rights and interests to us, whereupon (subject to the effectiveness of the related issuance advice letter) such rights and interests will become storm recovery property;
      the seller has the power and authority to execute and deliver the sale agreement and to carry out its terms, and the execution, delivery and performance of the sale agreement have been duly authorized by the seller by all necessary action;
      the sale agreement constitutes a legal, valid and binding obligation of the seller, enforceable against it in accordance with its terms, subject to customary exceptions relating to bankruptcy, creditor's rights and equitable principles;
      the consummation of the transactions contemplated by the sale agreement and the fulfillment of its terms do not (a) conflict with or result in a breach of any of the terms or provisions of or otherwise constitute (with or without notice or lapse of time) a default under the seller's organizational documents or any indenture, or other agreement or instrument to which the seller is a party or by which it or any of its property is bound, (b) result in the creation or imposition of any lien upon the seller's properties pursuant to the terms of any such indenture, agreement or other instrument (other than any liens that may be granted in our favor or any liens created by us pursuant to the Securitization Law) or (c) violate any existing law or any existing order, rule or regulation applicable to the seller of any governmental authority having jurisdiction over the seller or its properties;
      no proceeding is pending and, to the seller's knowledge, no proceeding is threatened and no investigation is pending or threatened before any governmental authority:
      asserting the invalidity of the Securitization Law, the related financing order, the related sale agreement, the storm recovery bonds of any series and the other related basic documents;
      seeking to prevent the issuance of the storm recovery bonds of the relevant series or the consummation of any of the transactions contemplated by the related sale agreement or any of the other related basic documents;
      seeking a determination that could reasonably be expected to materially and adversely affect the performance by the seller of its obligations under, or the validity or enforceability of, the Securitization Law, any financing order, the storm recovery bonds of any series, the related sale agreement or the other related basic documents; or
      seeking to adversely affect the federal income tax or state income or franchise tax classification of the storm recovery bonds of any series as debt;
      except for continuation filings under the UCC and other filings under the Securitization Law and the UCC, no governmental approvals, authorizations, consents, orders or other actions or filings with any governmental authority are required for the seller to execute, deliver and perform its obligations under the sale agreement except those which have previously been obtained or made or are required to be made by the servicer in the future pursuant to the servicing agreement;
      there is no order by any court providing for the revocation, alteration, limitation or other impairment of the Securitization Law, the financing order, the issuance advice letter, the transferred storm recovery property or the storm recovery charges or any rights arising under any of them or that seeks to enjoin the performance of any obligations under the financing order; and
      after giving effect to the sale of any transferred storm recovery property under the sale agreement, ELL:
      is solvent and expects to remain solvent;
      is adequately capitalized to conduct its business and affairs considering its size and the nature of its business and intended purposes;
      is not engaged and does not expect to engage in a business for which its remaining property represents an unreasonably small portion of its capital;
      reasonably believes that it will be able to pay its debts as they become due; and
      is able to pay its debts as they mature and does not intend to incur, or believes that it will not incur, indebtedness that it will not be able to repay at its maturity.

  The seller will not make any representation or warranty, express or implied, that billed storm recovery charges will be actually collected from customers.

  Certain of the representations and warranties that the seller will make in each sale agreement involve conclusions of law. The seller will make those representations and warranties in order to reflect the understanding of the basis on which we are issuing the storm recovery bonds and to reflect the agreement that if this understanding proves to be incorrect, the seller will be obligated to indemnify us.

  The representations and warranties made by the seller will survive the execution and delivery of the related sale agreement, will be re-made on each transfer date and may not be waived by us or the seller unless such waiver is evidenced by a written agreement, the trustee has given its written consent to such waiver, and the rating agency condition has been satisfied. The seller will not be in breach of any representation or warranty as a result of any change in law.

  Covenants of the Seller

  In each sale agreement, the seller will make the following covenants:

      Subject to its right to assign its rights and obligations under the sale agreement, and for a successor to assume the seller's rights and obligations under the sale agreement, so long as any of the storm recovery bonds of any series are outstanding, the seller or such successor will (a) keep in full force and effect its existence and remain in good standing under the laws of the jurisdiction of its organization, obtain and preserve its qualifications to do business in those jurisdictions necessary to protect the validity and enforceability of the sale agreement and the other basic documents or to the extent necessary to perform its obligations under the sale agreement and the other basic documents and (b) continue to own and operate its transmission and distribution system (or, if by law, the seller is no longer required to own and/or operate both the transmission and distribution systems, then the seller's distribution system) in order and to the extent required to provide electric service to its LPSC-jurisdictional customers. The seller is not prohibited from selling, assigning or otherwise divesting any of its assets provided that if the seller sells, assigns or otherwise divests of all or any portion of its transmission and distribution system required to provide electric service to its LPSC-jurisdictional customers (or, if by law, the seller is no longer required to own and/operate both the transmission and distribution systems, and if the seller then sells, assigns or otherwise divests all or any portion of its distribution system required to provide electric service to its LPSC-jurisdictional customers), then the entity acquiring such distribution (and if owned and/or operated jointly, transmission) facilities is either required by law or agrees by contract to continue operating the facilities to provide electric services to the seller's LPSC-jurisdictional customers, and, in the case of a sale, assignment or divestment of a portion of the distribution (and, if applicable transmission) assets, the rating agency condition is satisfied.
      Except for the conveyances under the sale agreement or any lien under the Securitization Law for the benefit of us, the bondholders or the trustee, the seller will not sell, pledge, assign or transfer, or grant, create, incur, assume or suffer to exist any lien on, any of the transferred storm recovery property, or any interest therein, and the seller will defend the right, title and interest of us and of the trustee on behalf of the related bondholders and itself, in, to and under the transferred storm recovery property against all claims of third parties claiming through or under the seller. The seller will also covenant that, in its capacity as seller, it will not at any time assert any lien against, or with respect to, any of the transferred storm recovery property.
      If the seller receives any payments in respect of the storm recovery charges or the proceeds thereof other than in its capacity as the servicer, the seller agrees to pay all those payments to the servicer, on behalf of us, and to hold such amounts in trust for us and the trustee prior to such payment.
      The seller will notify us and the trustee promptly after becoming aware of any lien on any of the transferred storm recovery property, other than the conveyances under the sale agreement, or any lien under the related basic documents or under the Securitization Law or the UCC for our benefit or for the benefit of the bondholders and the trustee.
      The seller agrees to comply with its organizational or governing documents and all laws, treaties, rules, regulations and determinations of any governmental authority applicable to it, except to the extent that failure to so comply would not materially adversely affect our or the trustee's interests in the transferred storm recovery property or under the related basic documents to which the seller is a party or the seller's performance of its obligations under the related basic documents to which the seller is a party.
      So long as any of the storm recovery bonds are outstanding, the seller will:
      treat the storm recovery bonds as debt for all purposes and specifically as our debt, other than for financial reporting, state or federal regulatory or tax purposes;
      disclose in its financial statements that we and not the seller are the owner of the transferred storm recovery property and that our assets are not available to pay creditors of the seller or its affiliates (other than us);
      not own or purchase any storm recovery bonds; and
      disclose the effects of all transactions between us and the seller in accordance with generally accepted accounting principles.
      The seller will agree that, upon the sale by the seller of storm recovery property to us pursuant to the sale agreement:
      to the fullest extent permitted by law, including applicable Louisiana commission regulations and the Securitization Law, we will have all of the rights originally held by the seller with respect to the related storm recovery property, including the right (subject to the terms of the servicing agreement) to exercise any and all rights and remedies to collect any amounts payable by any customer in respect of the transferred storm recovery property, notwithstanding any objection or direction to the contrary by the seller (and the seller agrees not to make any such objection or to take any such contrary action), and any payment by any customer to us will discharge that customer's obligations, if any, in respect of the transferred storm recovery property to the extent of that payment, notwithstanding any objection or direction to the contrary by the seller.
      So long as any of the storm recovery bonds are outstanding:
      in all proceedings relating directly or indirectly to the transferred storm recovery property, the seller will affirmatively certify and confirm that it has sold all of its rights and interests in and to such property (other than for financial reporting or tax purposes), and will not make any statement or reference in respect of the transferred storm recovery property that is inconsistent with our ownership interest (other than for financial accounting, state or federal regulatory, or tax purposes), the seller will not take any action in respect of the transferred storm recovery property except solely in its capacity as servicer pursuant to the servicing agreement or as otherwise contemplated by the basic documents, the seller will not sell storm recovery property under a separate financing order in connection with the issuance of additional storm recovery bonds unless the rating agency condition has been satisfied, and neither the seller nor the issuing entity will take any action, file any tax return, or make any election inconsistent with the treatment of the issuing entity, for federal income tax purposes and, to the extent consistent with applicable state tax law, state income and franchise tax purposes, as a disregarded entity that is not separate from the seller (or, if relevant, from another sole owner of us, as the issuing entity).
      The seller will execute and file the filings required by law to fully preserve, maintain, protect and perfect our ownership interest in and the trustee's lien on the transferred storm recovery property, including all filings required under the Securitization Law and the UCC relating to the transfer of the ownership of the rights and interests related to the storm recovery bonds under the financing order by the seller to us and the pledge of the transferred storm recovery property to the trustee. The seller will institute any action or proceeding necessary to compel performance by the Louisiana commission, the State of Louisiana or any of their respective agents of any of their obligations or duties under the Securitization Law, any financing order or any issuance advice letter. The seller also will take those legal or administrative actions, including defending against or instituting and pursuing legal actions and appearing or testifying at hearings or similar proceedings, in each case, as may be reasonably necessary (i) to protect us, the bondholders and the trustee from claims, state actions or other actions or proceedings of third parties which, if successfully pursued, would result in a breach of any representation or warranty of the seller in the sale agreement and (ii) to block or overturn any attempts to cause a repeal of, rescission of, modification of or supplement to the Securitization Law, the financing order, any issuance advice letter or the rights of holders by legislative enactment (including a legislative action by the Louisiana commission) or constitutional amendment that would be materially adverse to us, the trustee or the bondholder or which would otherwise cause an impairment of our rights or those of the bondholders and the trustee, and the seller will pay the costs of any such actions or proceedings.
      Even if the sale agreement or the indenture is terminated, the seller will not, prior to the date which is one year and one day after the termination of the indenture and payment in full of the storm recovery bonds or any other amounts owed under the indenture, petition or otherwise invoke or cause us to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against us under any federal or state bankruptcy, insolvency or similar law, appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official or any substantial part of our property, or ordering the winding up or liquidation of our affairs.
      So long as any of the storm recovery bonds are outstanding, the seller will, and will cause each of its subsidiaries to, pay all material taxes, assessments and governmental charges imposed upon it or any of its properties or assets or with respect to any of its franchises, business, income or property before any penalty accrues if the failure to pay any such taxes, assessments and governmental charges would, after any applicable grace periods, notices or other similar requirements, result in a lien on the transferred storm recovery property; provided that no such tax need be paid if the seller or any of its affiliates is contesting the same in good faith by appropriate proceedings promptly instituted and diligently conducted and if the seller or such affiliate has established appropriate reserves as shall be required in conformity with generally accepted accounting principles.
      The seller will not withdraw the filing of any issuance advice letter with the Louisiana commission.
      The seller will make all reasonable efforts to keep each tariff in full force and effect at all times.
      Promptly after obtaining knowledge of any breach in any material respect of its representations, warranties or covenants in the sale agreement, the seller will notify us, the trustee and the rating agencies of the breach.
      The seller will use the proceeds of the sale of the storm recovery property in accordance with the related financing order and the Securitization Law.
      Upon our request, the seller will execute and deliver such further instruments and do such further acts as may be necessary to carry out more effectively the provisions and purposes of the related sale agreement.

  Indemnification

  The seller will indemnify, defend and hold harmless us, the trustee (for itself and for the benefit of the related bondholders) and any of our and the trustee's respective officers, directors, managers, employees and agents against:

      any and all amounts of principal and interest on the storm recovery bonds not paid when due or when scheduled to be paid, any deposits required to be made by or to us under the basic documents or any financing order which are not made when required, and any and all other liabilities, obligations, losses, claims, damages, payment, costs or expenses incurred by any of these persons in each case, as a result of a breach by the seller of any of its representations, warranties and covenants in the sale agreement.

  The seller will indemnify us and the trustee (for itself and for the benefit of the bondholders) and each of their respective officers, directors, employees, trustees, managers, and agents for, and defend and hold harmless each such person from and against, any and all taxes (other than taxes imposed on the bondholders as a result of their ownership of a storm recovery bonds) that may at any time be imposed on or asserted against any such person as a result of (i) the sale of the transferred storm recovery property to us, (ii) our ownership and assignment of the transferred storm recovery property, (iii) the issuance and sale by us of the storm recovery bonds or (iv) the other transactions contemplated in the basic documents, including any franchise, sales, gross receipts, general corporation, tangible personal property, privilege or license taxes but excluding, any taxes imposed as a result of a failure of such person to withhold or remit taxes with respect to payments on any storm recovery bonds.

  In addition, the seller will indemnify, defend and hold harmless the trustee (for itself), our independent manager(s) and any of our respective affiliates, officers, directors, employees and agents against any and all liabilities, obligations, losses, claims, damages, payments, costs or expenses incurred by any of these parties as a result of the seller's breach of any of its representations and warranties or covenants contained in the sale agreement, except to the extent of such losses either resulting from the willful misconduct, bad faith or gross negligence of such indemnified persons or resulting from a breach of a representation or warranty made by such indemnified persons in the indenture or any related documents that gives rise to the seller's breach.

  The seller will indemnify the servicer (if the servicer is not the seller) for the costs of any action instituted by the servicer pursuant to the servicing agreement which are not paid as an operating expense under the indenture.

  There is no indemnification under the sale agreement based solely on the inability or failure of customers to timely pay all or a portion of the storm recovery charges.

  The indemnification provided for in the sale agreement will survive any repeal of, rescission of, modification of, or supplement to, or judicial invalidation of, the Securitization Law or any financing order and will survive the resignation or removal of the trustee, or the termination of the sale agreement and will rank in priority with other general, unsecured obligations of the seller.

  Successors to the Seller

  Any entity, which becomes the successor by merger, sale, reorganization, transfer, lease, management contract or otherwise to all or substantially all of the electric distribution system business assets of ELL serving its LPSC-jurisdictional customers may assume the rights and obligations of ELL under the sale agreement. If transmission and distribution are not provided by a single entity after any such transaction, the entity which provides distribution service directly to ELL's LPSC-jurisdictional customers taking service at facilities, premises or loads may assume ELL's rights and obligations under the sale agreement. So long as the conditions of any such assumption are met, ELL will automatically be released from its obligations under the sale agreement. The conditions include that:

      immediately after giving effect to any transaction referred to in this paragraph, no representation, warranty or covenant made in the sale agreement will have been breached, and no servicer default, and no event that, after notice or lapse of time, or both, would become a servicer default will have occurred and be continuing, the successor must execute an agreement of assumption to perform all of the obligations of the seller under the sale agreement;
      officers' certificates and opinions of counsel specified in the sale agreement will have been delivered to us, the trustee and the rating agencies, and the rating agencies specified in the sale agreement will have received prior written notice of the transaction.

  Amendment

  The sale agreement may be amended in writing by the seller and us, if notice of the amendment is provided by us to each rating agency and the rating agency condition is satisfied, with the consent of the trustee and, with respect to amendments that would increase ongoing financing costs as defined in the financing order, the consent or deemed consent of the Louisiana commission. If any such amendment would adversely affect the interest of any bondholder in any material respect, the consent of the holders of a majority of each affected tranche or series of storm recovery bonds is also required.

  THE SERVICING AGREEMENT

  The following summary describes the material terms and provisions of each servicing agreement pursuant to which the servicer is undertaking to service the related storm recovery property. We have filed the form of the servicing agreement as an exhibit to the registration statement of which this prospectus forms a part. This summary does not purport to be complete and is subject and qualified by reference to the provisions of the servicing agreement.

  Servicing Procedures

  The servicer, as our agent, will manage, service and administer, and bill and collect payments in respect of the storm recovery property according to the terms of each servicing agreement. The servicer's duties will include: calculating, billing and collecting the storm recovery charges; responding to inquiries of customers, the Louisiana commission or any other governmental authority regarding the storm recovery property; calculating electricity usage; accounting for collections; furnishing periodic reports and statements to us, the rating agencies and to the trustee; making all filings with the Louisiana commission and taking all other actions necessary to perfect our ownership interests in and the trustee's lien on the storm recovery property; making all filings and taking such other action as may be necessary to perfect the trustee's lien on and security interest in all collateral that is not storm recovery property; selling, as our agent, as our interests may appear, defaulted or written off accounts; and taking all necessary action in connection with true-up adjustments. The servicer is required to notify us, the trustee and the rating agencies in writing of any laws or Louisiana commission regulations promulgated after the execution of a servicing agreement that have a material adverse effect on the servicer's ability to perform its duties under the servicing agreement. The servicer is also authorized to execute and deliver documents and to make filings and participate in proceedings on our behalf.

  In addition, if we request, the servicer will provide to us public information about the servicer and any material information about the storm recovery property that is reasonably available, as may be reasonably necessary to enable us to monitor the servicer's performance, and, so long as any storm recovery bonds are outstanding, any information necessary to calculate the storm recovery charges applicable to each customer class. The servicer will also prepare any reports to be filed by us with the SEC and will cause to be delivered required opinions of counsel to the effect that all filings with the Louisiana commission necessary to preserve and protect the interests of the trustee in the storm recovery property have been made.

  Servicing Standards and Covenants

  Each servicing agreement will require the servicer, in servicing and administering the storm recovery property, to employ or cause to be employed procedures and exercise or cause to be exercised the same care and diligence it customarily employs and exercises with respect to billing and collection activities it conducts for its own account and, if applicable, for others.

  Each servicing agreement will require the servicer to (i) manage, service, administer and make collections in respect of the related storm recovery property with reasonable care and in material compliance with applicable requirements of law, including all applicable regulations of the Louisiana commission, (ii) follow customary standards, policies and procedures for the industry in Louisiana in performing its duties, (iii) use all reasonable efforts, consistent with its customary servicing procedures, to enforce, and maintain rights in respect of, the storm recovery property and to bill and collect the storm recovery charges, (iv) comply with all requirements of law including all applicable regulations of the Louisiana commission applicable to and binding on it relating to the storm recovery property, (v) file and maintain the effectiveness of UCC financing statements with respect to the property transferred from time to time under the related sale agreement, and (vi) take such other action on our behalf to ensure that the lien of the trustee on the collateral remains perfected and of first priority.

  The servicer is responsible for instituting any proceeding to compel performance by the State of Louisiana or the Louisiana commission of their respective obligations under the Securitization Law, any financing order, any issuance advice letter, any true-up adjustment or any tariff. This includes the order made by the Louisiana commission in the initial financing order that "[n]o entity may replace ELL as the servicer in any of its servicing functions with respect to the storm recovery charges and the storm recovery property authorized by this Financing Order, if the replacement would cause any of the then current credit ratings of the storm recovery bonds to be suspended, withdrawn, or downgraded" and "[i]n the event that there is a fundamental change in the manner of regulation of public utilities, and parties other than [ELL] are authorized to bill and collect the storm recovery charges, the storm recovery charges shall be billed, collected and remitted to the servicer in a manner that will not cause any of the then current credit ratings of the storm recovery bonds to be suspended, withdrawn or downgraded." The servicer is also responsible for instituting any proceeding as may be reasonably necessary to block or overturn any attempts to cause a repeal, modification or judicial invalidation of the Securitization Law or any financing order or the rights of holders of storm recovery property by legislative enactment, voter initiative or constitutional amendment that would be materially adverse to holders or which would cause an impairment of the rights of the issuing entity or the holders. In any proceedings related to the exercise of the power of eminent domain by any municipality to acquire a portion of ELL's electric distribution facilities, the servicer will assert that the court ordering such expropriation must treat such municipality as a successor to ELL under the Securitization Law and the financing order. The servicing agreement also designates the servicer as the custodian of our records and documents. The servicing agreement requires the servicer to indemnify us, our independent manager(s) and the trustee (for itself and for your benefit) for any grossly negligent act or omission relating to the servicer's duties as custodian.

  The Storm Recovery Charge Adjustment Process

  Among other things, the servicing agreement requires the servicer to file, and the Securitization Law requires the Louisiana commission to approve, semi-annual true-up adjustments to the rate at which storm recovery charges are billed to customers. For more information on the true-up process, please read "ELL's Financing Order-True-Ups." These adjustments are to be based on actual storm recovery charge collections and updated assumptions by the servicer as to projected future billed revenue from which storm recovery charges are allocated, projected electricity usage during the next period, expected delinquencies and write-offs and future payments and expenses relating to the storm recovery property and the storm recovery bonds.

  In addition to the semi-annual true-up adjustments, the financing order provides for the servicer to make true-up adjustments more frequently during the term of the storm recovery bonds to correct any undercollection or overcollection, as provided in the financing order, in order to assure timely payment of storm recovery bonds based on rating agency and bondholder considerations. The financing order also requires the servicer to make mandatory interim true-up adjustments if the servicer forecasts that storm recovery charge collections will be insufficient to make all scheduled payments of principal, interest and other amounts in respect of the storm recovery bonds during the current or next succeeding semi-annual or quarterly period (as applicable) and to replenish any draws upon the capital subaccount.

  The Louisiana commission must be given at least 15 days' notice prior to making either the semi-annual true-up adjustment or an interim true-up adjustment. In the event any correction to a true-up adjustment due to mathematical errors in the calculation of the adjustment or otherwise is necessary, it will be made in a future true-up adjustment.

  Any interim true-up adjustment will allocate amounts to storm cost recovery groups in the same manner as amounts were allocated in the most recent semi-annual true-up adjustment.

  As part of each true-up adjustment, the servicer will calculate the storm recovery charges necessary to result in:

      all accrued and unpaid interest being paid in full,
      the outstanding principal balance of each series equaling the amount provided in the expected amortization schedule, the amount on deposit in the capital subaccount equaling the required capital level, and all other fees, expenses and indemnities of the issuing entity (up to the authorized amounts of such payments set forth in the financing order) being paid.

  The servicer will file true-up adjustments and, in accordance with the related financing order, the Louisiana commission has the right to review the adjustments. Under the financing order, the Louisiana commission has 15 days to review semi-annual or interim true-up adjustment filings. The Louisiana commission's rights of review are limited to confirming its mathematical accuracy. The servicer will implement adjustments to the storm recovery charges semi-annually, unless more frequent adjustments are required as described above.

  In addition to the semi-annual true-up adjustment and interim true-up adjustments described above, the financing order authorizes the servicer to request a non-standard true-up adjustment from the Louisiana commission, at any time, to address any material deviations between storm recovery charge collections and amounts required amounts required to provide for the timely payment of scheduled payments of principal, interest and other amounts in respect of the storm recovery bonds. No non-standard true-up adjustment may become effective unless the rating agency condition has been satisfied.

  Remittances to Collection Account

  The servicer will remit storm recovery charges to the collection accounts daily within two servicer business days of receipt of such charges. For a description of the allocation of the deposits, please read "Security for the Storm Recovery Bonds-How Funds in the Collection Account Will Be Allocated." Until storm recovery charge collections are remitted to the applicable collection account, the servicer will not segregate them from its general funds. Please read "Risk Factors-Risks Associated With Potential Bankruptcy Proceedings of the Seller or the Servicer" in this prospectus.

  If any customer does not pay the full amount of any bill to the servicer, the amount paid by the customer will be applied in the following order of priority based on the chronological order of billing: first, to any amounts due with respect to customer deposits, second, to all service charges of ELL on the bill (which do not include the storm recovery charges), third, to all storm recovery charges, and fourth, to additional pledges billed to the customer. The portion owed in respect of storm recovery charges may be further allocated as between different series of storm recovery bonds and other affiliates of ELL who have issued storm recovery bonds under the Securitization Law, including ELL Funding I.

  In the event that the servicer makes changes to its current computerized customer information system which would allow the servicer to monitor payment and collection activity more efficiently or accurately than is being done today, the servicing agreement will allow the servicer to substitute such remittance procedures for the remittance procedures described above and otherwise modify the remittance procedures described above as may be appropriate in the interests of efficiency, accuracy, cost and/or system capabilities. However, the servicer will not be allowed to make any modification or substitution that will materially adversely affect the bondholders. The servicer must also give notice to the rating agencies of any such computer system changes no later than 60 business days after the date on which all retail customer accounts are billed on the new system.

  Servicing Compensation

  The servicer will be entitled to receive an annual servicing fee in an amount equal to:

      0.03% of the initial principal amount of the outstanding series of storm recovery bonds. ELL may seek to recover any actual incremental internal costs of servicing us in excess of this amount through a request for reimbursement with the Louisiana commission outside of the storm recovery charge process. In addition, ELL, as servicer will be entitled to receive reimbursement for its out-of-pocket costs for external accounting services; or
      if ELL or any of its affiliates is not the servicer, an amount agreed upon by the successor servicer and the trustee, but any amount in excess of 0.60% of the initial principal amount of all outstanding series of storm recovery bonds issued by us must be approved by the Louisiana commission.

  The servicing fee shall be paid semi-annually with half of the servicing fee being paid on each payment date. The servicer will also be entitled to retain any interest earnings on storm recovery charge collections prior to remittance to the collection accounts. The trustee will pay the servicing fee on each payment date (together with any portion of the servicing fee that remains unpaid from prior payment dates) to the extent of available funds prior to the distribution of any interest on and principal of the storm recovery bonds. So long as ELL or an affiliate is the servicer, ELL's servicing compensation will be included as an identified revenue credit and reduce revenue requirements for setting its transmission and distribution rates. The expenses of servicing shall likewise be included as a cost of service in setting such rates.

  ELL will agree in each servicing agreement that higher fees, if any, caused by its replacement as servicer due to its negligence, misconduct or termination for cause will be borne by ELL and not by customers.

  Servicer Representations and Warranties; Indemnification

  In each servicing agreement, the servicer will represent and warrant to us, as of the date of each issuance of a series of storm recovery bonds, among other things, that:

      the servicer is duly organized, validly existing and is in good standing under the laws of the state of its organization, with requisite power and authority to own its properties, to conduct its business as such properties are currently owned and such business is presently conducted by it, and to service the storm recovery property and hold the records related to the storm recovery property, and to execute, deliver and carry out the terms of the servicing agreement;
      the servicer is duly qualified to do business, is in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the storm recovery property) requires such qualifications, licenses or approvals (except where a failure to qualify would not be reasonably likely to have a material adverse effect on the servicer's business, operations, assets, revenues or properties or to its servicing of the storm recovery property);
      the execution, delivery and performance of the terms of the servicing agreement have been duly authorized by all necessary action on the part of the servicer under its organizational or governing documents and laws;
      the servicing agreement constitutes a legal, valid and binding obligation of the servicer, enforceable against it in accordance with its terms, subject to applicable insolvency, reorganization, moratorium, fraudulent transfer and other laws relating to or affecting creditors' rights generally from time to time in effect and to general principles of equity, regardless of whether considered in a proceeding in equity or at law;
      the consummation of the transactions contemplated by the servicing agreement does not conflict with, result in any breach of, nor constitute a default under the servicer's organizational documents or any indenture or other agreement or instrument to which the servicer is a party or by which it or any of its property is bound, result in the creation or imposition of any lien upon the servicer's properties pursuant to the terms of any such indenture or agreement or other instrument (other than any lien that may be granted under the basic documents or any lien created pursuant to Section 1231 of the Securitization Law) or violate any existing law or any existing order, rule or regulation applicable to the servicer;
      each report or certificate delivered in connection with an issuance advice letter or delivered in connection with any filing made to the Louisiana commission by us with respect to the storm recovery charges or true-up adjustments will be true and correct in all material respects, or, if based in part on or containing assumptions, forecasts or other predictions of future events, such assumptions, forecasts or predictions will be reasonably based on historical performance (and facts known to the servicer on the date such report or certificate is delivered);
      no governmental approvals, authorizations, consents, orders or other actions or filings with any governmental authority, are required for the servicer to execute, deliver and perform its obligations under the servicing agreement except those which have previously been obtained or made or are required to be made by the servicer in the future; and
      no proceeding or investigation is pending and, to the servicer's knowledge, no proceeding or investigation is threatened before any governmental authority having jurisdiction over the servicer or its properties, asserting the invalidity of the servicing agreement or the other basic documents, seeking to prevent issuance of storm recovery bonds or the consummation of the transactions contemplated by the servicing agreement or other basic documents, seeking a determination that could reasonably be expected to materially and adversely affect the performance by the servicer of its obligations under or the validity or enforceability of the servicing agreement or the other basic documents or which could reasonably be expected to adversely affect the federal income tax or state income or franchise tax classification of the related series of storm recovery bonds as debt.

  The servicer will not be responsible for any ruling, action or delay of the Louisiana commission, except those caused by the servicer's failure to file required applications in a timely and correct manner or other breach of its duties under the servicing agreement. The servicer also will not be liable for the calculation of the storm recovery charges and adjustments, including any inaccuracy in the assumptions made in the calculation, so long as the servicer has acted in good faith and has not acted in an imprudent manner.

  The Servicer Will Indemnify Us and Certain Other Entities in Limited Circumstances

  The servicer will indemnify, defend and hold harmless us and the trustee (for itself and for your benefit) and the independent manager(s) and each of their respective officers, directors, employees and agents from any and all liabilities, obligations, losses, damages, payments and claims, and reasonable costs or expenses, arising as a result of:

      the servicer's willful misconduct, bad faith or gross negligence in the performance of, or reckless disregard of, its duties or observance of its covenants under the servicing agreement, the servicer's breach of any of its representations or warranties, and litigation and related expenses relating to its status and obligations as servicer (other than any proceeding the servicer is required to institute under the servicing agreement).

  The servicer will not be liable, however, for any liabilities, obligations, losses, damages, payments or claims, or reasonable costs or expenses, resulting from the willful misconduct or gross negligence of the party seeking indemnification.

  Each servicing agreement will also provide that the servicer will release us and our independent manager(s), the trustee and each of our respective officers, directors and agents from any actions, claims and demands which the servicer, in the capacity of servicer or otherwise, may have against those parties relating to the storm recovery property or the servicer's activities, other than actions, claims and demands arising from the willful misconduct, bad faith or gross negligence of the parties.

  Evidence as to Compliance

  The servicing agreement will provide that the servicer will furnish annually to us, the trustee and the rating agencies, on or before March 31 of each year, beginning [March 31, 2008] or, if earlier, on the date on which the annual report on Form 10-K relating to the bonds is required to be filed, a report on its assessment of compliance with specified servicing criteria as required by Item 1122(a) of Regulation AB, during the preceding 12 months ended [December 31] (or preceding period since the closing date of the issuance of the storm recovery bonds in the case of the first statement), together with a certificate by an officer of the servicer certifying the statements set forth therein.

  The servicing agreement also provides that a firm of independent public accountants, at the servicer's expense, will furnish annually to us, the trustee and the rating agencies on or before March 31 of each year, beginning [March 31, 2008] or, if earlier, on the date on which the annual report on Form 10-K relating to the bonds is required to be filed, an annual accountant's report, which will include an attestation report that attests to and reports on the servicer's assessment report described in the immediately preceding paragraph, to the effect that the accounting firm has performed agreed upon procedures in connection with the servicer's compliance with its obligations under the servicing agreement during the preceding 12 months, identifying the results of the procedures and including any exceptions noted. The report will also indicate that the accounting firm providing the report is independent of the servicer within the meaning of the rules of The Public Company Accounting Oversight Board.

  You may also obtain copies of the above statements and certificates by sending a written request addressed to the trustee.

  The servicer will also be required to deliver monthly reports and copies of any filings made with the Louisiana commission to us and to the trustee and the rating agencies.

  The servicer will also be required to deliver to us, the trustee and the rating agencies monthly reports setting forth certain information relating to collections of storm recovery charges received during the preceding calendar month and, shortly before each payment date for each series, a report setting forth the amount of principal and interest payable to bondholders on such date, the difference between the principal outstanding on the storm recovery bonds of such series and the amounts specified in the related expected amortization schedule after giving effect to any such payments, and the amounts on deposit in the applicable capital subaccount and excess funds subaccount after giving effect to all transfers and payments to be made on such payment date.

  In addition, the servicer is required to send copies of each filing or notice evidencing a true-up adjustment to us, the trustee and the rating agencies.

  Matters Regarding the Servicer

  Each servicing agreement will provide that ELL may not resign from its obligations and duties as servicer thereunder, except when ELL delivers to the trustee and the Louisiana commission an opinion of independent legal counsel to the effect that ELL's performance of its duties under the servicing agreement is no longer permissible under applicable law. No resignation by ELL as servicer will become effective until a successor servicer has assumed ELL's servicing obligations and duties under the servicing agreement.

  Each servicing agreement will further provide that neither the servicer nor any of its directors, officers, employees, and agents will be liable to us or to the trustee, our managers, you or any other person or entity, except as provided under the servicing agreement, for taking any action or for refraining from taking any action under the servicing agreement or for good faith errors in judgment. However, neither the servicer nor any person or entity will be protected against any liability that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of its duties. The servicer and any of its directors, officers, employees or agents may rely in good faith on the advice of counsel reasonably acceptable to the trustee or on any document submitted by any person respecting any matters under the servicing agreement. In addition, the servicing agreement will provide that the servicer is under no obligation to appear in, prosecute, or defend any legal action, except as provided in the servicing agreement at our expense.

  Under the circumstances specified in the servicing agreement, any entity, including the Louisiana successor utility, which becomes the successor by merger, sale, transfer, lease, management contract or otherwise to all or substantially all of the servicer's electric transmission and distribution business serving ELL's LPSC-jurisdictional customers (or, subject to the satisfaction of the rating agency condition, part of the distribution system business assets serving ELL's LPSC-jurisdictional customers) may assume all of the rights and obligations of the servicer under the servicing agreement. If transmission and distribution are not provided by a single entity after any such transaction, the entity which provides distribution service directly to ELL's LPSC-jurisdictional customers may assume all of the servicer's rights and obligations under the servicing agreement. The following are conditions to the transfer of the duties and obligations to a successor servicer:

      immediately after the transfer, no representation or warranty made by the servicer in the servicing agreement will have been breached and no servicer default or event which after notice of, lapse of time or both, would become a servicer default, has occurred and is continuing;
      the successor to the servicer must execute an agreement of assumption to perform every obligation of the servicer under the servicing agreement;
      the servicer has delivered to us and to the trustee an officer's certificate and an opinion of counsel stating that the transfer complies with the servicing agreement and all conditions to the transfer under the servicing agreement have been complied with;
      the servicer has delivered to us and to the trustee and the rating agencies an opinion of counsel stating either that all necessary filings, including those with the Louisiana commission, to preserve, perfect and maintain the priority of our interests in and the trustee's lien on the storm recovery property, have been made or that no filings are required;
      the servicer has given prior written notice to the rating agencies; and
      the servicer has delivered to the issuing entity, the trustee and the rating agencies a no material adverse tax change opinion of independent tax counsel regarding such transfer.

  So long as the conditions of any such assumptions are met, then the prior servicer will automatically be released from its obligations under the servicing agreement.

  Each servicing agreement will permit the servicer to appoint any person to perform any or all of its obligations. However, unless the appointed person is an affiliate of ELL, the servicer must receive notice from the rating agencies that the appointment will not result in a reduction or withdrawal of the then current ratings on any tranche of storm recovery bonds. In all cases, the servicer must remain obligated and liable under the servicing agreement.

  Servicer Defaults

  Servicer defaults under each servicing agreement will include, among other things:

      any failure by the servicer to remit payments arising from the storm recovery charges into the related collection account as required under the servicing agreement, which failure continues unremedied for five business days after written notice from us or the trustee is received by the servicer or after discovery of the failure by an officer of the servicer;
      any failure by the servicer to duly perform its obligations to make storm recovery charge adjustment filings in the time and manner set forth in the servicing agreement, which failure continues unremedied for a period of five days;
      any failure by the servicer or, if the servicer is an affiliate of ELL, by ELL to observe or perform in any material respect any covenants or agreements in the servicing agreement or the other basic documents to which it is a party in its capacity as servicer, which failure materially and adversely affects the rights of the related bondholders and which continues unremedied for 60 days after written notice of this failure has been given to the servicer or, if the servicer is an affiliate of ELL, by ELL by us or by the trustee or after such failure is discovered by an officer of the servicer;
      any representation or warranty made by the servicer in the servicing agreement or any basic document will prove to have been incorrect in a material respect when made, which has a material adverse effect on us or the bondholders and which material adverse effect continues unremedied for a period of 60 days after the giving of written notice to the servicer by us or the trustee after such failure is discovered by an officer of the servicer; and
      certain events of bankruptcy, insolvency, receivership or liquidation of the servicer.

  Rights Upon a Servicer Default

  In the event of a servicer default that remains unremedied, the trustee may, and upon the instruction of the holders of storm recovery bonds evidencing not less than a majority in principal amount of then outstanding storm recovery bonds of all series, the trustee will terminate all the rights and obligations of the servicer under the servicing agreement, other than the servicer's indemnity obligation and obligation to continue performing its functions as servicer until a successor servicer is appointed. After the termination, the trustee will appoint a successor servicer who will succeed to all the responsibilities, duties and liabilities of the servicer under the servicing agreement and will be entitled to similar compensation arrangements.

  In addition, when a servicer defaults through failure to remit storm recovery charges as described in the first bullet above under "Servicer Defaults," the bondholders (subject to the provisions of the indenture) and the trustee as beneficiary of any statutory lien permitted by the Securitization Law will be entitled to (i) apply to a Louisiana district court of the domicile of the Louisiana commission for sequestration and payment of revenues arising from the storm recovery property, (ii) foreclose on or otherwise enforce the lien and security interests in any storm recovery property and (iii) apply to the Louisiana commission or a court of competent jurisdiction and venue for an order that amounts arising from the storm recovery charges be transferred to a separate account for the benefit of the bondholders. If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no servicer default other than an appointment of a bankruptcy trustee or similar official has occurred, that trustee or official may have the power to prevent the trustee or the bondholders from effecting a transfer of servicing. Please read "Risk Factors-Risks Associated With Potential Bankruptcy Proceedings of the Seller or Servicer" and "How a Bankruptcy May Affect Your Investment" in this prospectus.

  The trustee may appoint, or petition a court of competent jurisdiction for the appointment of, a successor servicer which satisfies criteria specified by the nationally recognized statistical rating agencies rating the storm recovery bonds. In no event will the trustee be liable for its appointment of a successor servicer. The trustee may make arrangements for compensation to be paid to the successor servicer.

  Waiver of Past Defaults

  Holders of storm recovery bonds evidencing not less than a majority in principal amount of the then outstanding storm recovery bonds, on behalf of all bondholders, may waive any default by the servicer in the performance of its obligations under the related servicing agreement and its consequences, except a default in making any required remittances to the collection account for any series under the servicing agreement. Each servicing agreement will provide that no waiver will impair the bondholders' rights relating to subsequent defaults.

  Successor Servicer

  If for any reason a third-party assumes the role of the servicer under the servicing agreement, the servicing agreement will require the servicer to cooperate with us and with the trustee and the successor servicer in terminating the servicer's rights and responsibilities under the servicing agreement, including the transfer to the successor servicer of all cash amounts then held by the servicer for remittance or subsequently acquired. The servicing agreement will provide that the servicer will be liable for the reasonable costs and expenses incurred in transferring the storm recovery property records to the successor servicer and amending the servicing agreement to reflect such succession if such transfer is the result of a servicer default. In all other cases such costs and expenses will be paid by the party incurring them.

  Amendment

  The servicing agreement may be amended in writing by the servicer and us, if the rating agency condition has been satisfied, with the prior written consent of the trustee and, with respect to amendments that would increase ongoing financing costs as defined in the applicable financing order, the consent or deemed consent of the Louisiana commission.

  HOW A BANKRUPTCY MAY AFFECT YOUR INVESTMENT

  Challenge to True Sale Treatment

  ELL will represent and warrant that the transfer of the storm recovery property in accordance with the sale agreement constitutes a true and valid sale and assignment of that storm recovery property by ELL to us. It will be a condition of closing for the sale of storm recovery property pursuant to the sale agreement that ELL will take the appropriate actions under the Securitization Law, including filing a financing statement giving notice of the transfer of an interest in the storm recovery property in accordance with the Louisiana UCC, to perfect this sale. The Securitization Law provides that a transfer of storm recovery property by an electric utility to an assignee which the parties have in the governing documentation expressly stated to be a sale or other absolute transfer shall be an absolute transfer of all the transferor's right, title and interest, as in a "true sale" under applicable creditors' rights principles, and not as a pledge or other financing, of the relevant storm recovery property. We and ELL will treat such a transaction as a sale under applicable law. However, we expect that storm recovery bonds will be reflected as debt on ELL's consolidated financial statements. In addition, we anticipate that the storm recovery bonds will be treated as debt of ELL for federal income tax purposes. Please read "Material U.S. Federal Income Tax Consequences." In the event of a bankruptcy of a party to a sale agreement, if a party in interest in the bankruptcy were to take the position that the transfer of the storm recovery property to us pursuant to that sale agreement was a financing transaction and not a true sale under applicable creditors' rights principles, there can be no assurance that a court would not adopt this position. Even if a court did not ultimately recharacterize the transaction as a financing transaction, the mere commencement of a bankruptcy of ELL and the attendant possible uncertainty surrounding the treatment of the transaction could result in delays in payments on the storm recovery bonds.

  In that regard, we note that the bankruptcy court in In re: LTV Steel Company, Inc., et al., 274 B.R. 278 (Bankr. N. D. Oh. 2001) issued an interim order that observed that a debtor, LTV Steel Company, which had previously entered into securitization arrangements with respect both to its inventory and its accounts receivable may have "at least some equitable interest in the inventory and receivables, and that this interest is property of the Debtor's estate.... sufficient to support the entry of" an interim order permitting the debtor to use proceeds of the property sold in the securitization. 274 B.R. at 285. The court based its decision in large part on its view of the equities of the case.

  LTV and the securitization investors subsequently settled their dispute over the terms of the interim order and the bankruptcy court entered a final order in which the parties admitted and the court found that the pre-petition transactions constituted "true sales." The court did not otherwise overrule its earlier ruling. The LTV memorandum opinion serves as an example of the pervasive equity powers of bankruptcy courts and the importance that such courts may ascribe to the goal of reorganization, particularly where the assets sold are integral to the ongoing operation of the debtor's business.

  We and ELL have attempted to mitigate the impact of a possible recharacterization of a sale of storm recovery property as a financing transaction under applicable creditors' rights principles. Each sale agreement will provide that if the transfer of the applicable storm recovery property is thereafter recharacterized by a court as a financing transaction and not a true sale, the transfer by ELL will be deemed to have granted to us on behalf of ourselves and the trustee a first priority security interest in all ELL's right, title and interest in and to the storm recovery property and all proceeds thereof. In addition, the sale agreement will require the filing of a financing statement in the related storm recovery property and the proceeds thereof in accordance with the Securitization Law. As a result of this filing, we would be a secured creditor of ELL and entitled to recover against the collateral or its value. This does not, however, eliminate the risk of payment delays or reductions and other adverse effects caused by a bankruptcy of ELL. Further, if, for any reason, a storm recovery property notice is not filed under the Securitization Law or we fail to otherwise perfect our interest in the storm recovery property, and the transfer is thereafter deemed not to constitute a true sale, we would be an unsecured creditor of ELL.

  Section 1231 of the Securitization Law provides that storm recovery property does not constitute property in which a security interest may be created under the Louisiana UCC, except to the extent not governed by the Securitization Law. Section 1231 of the Securitization Law provides that a valid and enforceable security interest in storm recovery property will attach only after the issuance of a financing order, the execution and delivery of a security agreement in connection with issuance of storm recovery bonds and the receipt of value for the storm recovery bonds. The security interest attaches automatically at the time when all of the foregoing conditions have been met. Upon perfection by filing a financing statement under Section 1231(D) of the Securitization Law and otherwise in accordance with the Louisiana UCC, the security interest will be a perfected security interest in the storm recovery property and all proceeds of the property, whether accrued or not, and will have priority in the order of perfection and take precedence over any subsequent lien creditor. The servicer will pledge in each servicing agreement to file in accordance with the Louisiana UCC on or before the date of issuance of any series of storm recovery bonds the filing required by Section 1231 of the Securitization Law to perfect the lien of the trustee in the storm recovery property and to file all necessary continuation statements. None of this, however, mitigates the risk of payment delays and other adverse effects caused by a bankruptcy of ELL. Further, if, for any reason, a storm recovery property notice is not filed under the Securitization Law or we fail to otherwise perfect our interest in the storm recovery property sold pursuant to a sale agreement, and the transfer is thereafter deemed not to constitute a true sale, we would be an unsecured creditor of ELL.

  Consolidation of the Issuing Entity and ELL

  If ELL were to become a debtor in a bankruptcy case, a party in interest might attempt to substantively consolidate the assets and liabilities of ELL and us. We and ELL have taken steps to attempt to minimize this risk. Please read "Entergy Louisiana Hurricane Recovery Funding  I, L.L.C., The Issuing Entity" in this prospectus. However, no assurance can be given that if ELL were to become a debtor in a bankruptcy case, a court would not order that our assets and liabilities be substantively consolidated with those of ELL. Substantive consolidation would result in payment of the claims of the beneficial owners of the storm recovery bonds to be subject to substantial delay and to adjustment in timing and amount under a plan of reorganization in the bankruptcy case.

  Status of Storm Recovery Property as Current Contract Right

  ELL will represent in each sale agreement, and the Securitization Law provides, that the storm recovery property sold pursuant to such sale agreement constitutes a current contract right as of the date that the financing order was issued. Nevertheless, no assurance can be given that, in the event of a bankruptcy of ELL, a court would not rule that the applicable storm recovery property comes into existence only as customers use electricity.

  If a court were to accept the argument that the applicable storm recovery property comes into existence only as customers use electricity, no assurance can be given that a security interest in favor of the bondholders of the related series of storm recovery bonds would attach to the related storm recovery charges in respect of electricity consumed after the commencement of the bankruptcy case or that the applicable storm recovery property has been sold to us. If it were determined that the applicable storm recovery property had not been sold to us, and the security interest in favor of the storm recovery bondholders of the related series did not attach to the applicable storm recovery charges in respect of electricity consumed after the commencement of the bankruptcy case, then we would have an unsecured claim against ELL. If so, there would be delays and/or reductions in payments on the storm recovery bonds of such series. Whether or not a court determined that storm recovery property had been sold to us pursuant to a sale agreement, no assurances can be given that a court would not rule that any storm recovery charges relating to electricity consumed after the commencement of the bankruptcy could not be transferred to us or the trustee.

  In addition, in the event of a bankruptcy of ELL, a party in interest in the bankruptcy could assert that we should pay, or that we should be charged for, a portion of ELL's costs associated with the transmission or distribution of the electricity, consumption of which gave rise to the storm recovery charge receipts used to make payments on the storm recovery bonds.

  Regardless of whether ELL is the debtor in a bankruptcy case, if a court were to accept the argument that storm recovery property sold pursuant to a sale agreement comes into existence only as customers use electricity, a tax or government lien or other nonconsensual lien on property of ELL arising before that storm recovery property came into existence could have priority over our interest in that storm recovery property. Adjustments to the storm recovery charges may be available to mitigate this exposure, although there may be delays in implementing these adjustments.

  Estimation of Claims; Challenges to Indemnity Claims

  If ELL were to become a debtor in a bankruptcy case, claims, including indemnity claims, by us or the trustee against ELL as seller under the sale agreement and the other documents executed in connection therewith would be unsecured claims and would be subject to being discharged in the bankruptcy case. In addition, a party in interest in the bankruptcy may request that the bankruptcy court estimate any contingent claims that we or the trustee have against ELL. That party may then take the position that these claims should be estimated at zero or at a low amount because the contingency giving rise to these claims is unlikely to occur. If a court were to hold that the indemnity provisions were unenforceable, we would be left with a claim for actual damages against ELL based on breach of contract principles. The actual amount of these damages would be subject to estimation and/or calculation by the court.

  No assurances can be given as to the result of any of the above-described actions or claims. Furthermore, no assurance can be given as to what percentage of their claims, if any, unsecured creditors would receive in any bankruptcy proceeding involving ELL.

  Enforcement of Rights by the Trustee

  Upon an event of default under the indenture, the Securitization Law permits the trustee to enforce the security interest in the storm recovery property sold pursuant to the related sale agreement in accordance with the terms of the indenture. In this capacity, the trustee is permitted to request a Louisiana district court of the domicile of the Louisiana commission to order the sequestration and payment to holders of storm recovery bonds of all revenues arising from the applicable storm recovery charges. There can be no assurance, however, that a district court judge would issue this order after a seller bankruptcy in light of the automatic stay provisions of Section 362 of the United States Bankruptcy Code. In that event, the trustee may under the indenture seek an order from the bankruptcy court lifting the automatic stay and an order requiring an accounting and segregation of the revenues arising from the storm recovery property sold pursuant to the sale agreement. There can be no assurance that a court would grant either order.

  Bankruptcy of the Servicer

  The servicer is entitled to commingle the storm recovery charges that it receives with its own funds until each date on which the servicer is required to remit funds to the trustee as specified in the servicing agreement. The Securitization Law provides that the relative priority of a lien created under the Securitization Law is not defeated or adversely affected by the commingling of storm recovery charges arising with respect to the related storm recovery property with funds of the electric utility. In the event of a bankruptcy of the servicer, a party in interest in the bankruptcy might assert, and a court might rule, that the storm recovery charges commingled by the servicer with its own funds and held by the servicer, prior to and as of the date of bankruptcy were property of the servicer as of that date, and are therefore property of the servicer's bankruptcy estate, rather than our property. If the court so rules, then the court would likely rule that the trustee has only a general unsecured claim against the servicer for the amount of commingled storm recovery charges held as of that date and could not recover the commingled storm recovery charges held as of the date of the bankruptcy.

  However, if the court were to rule on the ownership of the commingled storm recovery charges, the automatic stay arising upon the bankruptcy of the servicer could delay the trustee from receiving the commingled storm recovery charges held by the servicer as of the date of the bankruptcy until the court grants relief from the stay. A court ruling on any request for relief from the stay could be delayed pending the court's resolution of whether the commingled storm recovery charges are our property or are property of the servicer, including resolution of any tracing of proceeds issues.

  Each servicing agreement will provide that the trustee, as our assignee, together with the other persons specified therein, may vote to appoint a successor servicer that satisfies the rating agency condition. Each servicing agreement will also provide that the trustee, together with the other persons specified therein, may petition the Louisiana commission or a court of competent jurisdiction to appoint a successor servicer that meets this criterion. However, the automatic stay in effect during a servicer bankruptcy might delay or prevent a successor servicer's replacement of the servicer. Even if a successor servicer may be appointed and may replace the servicer, a successor may be difficult to obtain and may not be capable of performing all of the duties that ELL as servicer was capable of performing. Furthermore, should the servicer enter into bankruptcy, it may be permitted to stop acting as servicer.

  MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

  General

  The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the storm recovery bonds. Except as specifically provided below with respect to Non-U.S. Holders (as defined below), this discussion does not address the tax consequences to persons other than initial purchasers who are U.S. Holders (as defined below) that hold their storm recovery bonds as capital assets within the meaning of Section 1221 of the Internal Revenue Code and it does not address all of the tax consequences relevant to investors that are subject to special treatment under the United States federal income tax laws (such as life insurance companies, retirement plans, regulated investment companies, persons who hold storm recovery bonds as part of a "straddle," a "hedge" or a "conversion transaction," persons that have a "functional currency" other than the U.S. dollar, investors in pass-through entities and tax-exempt organizations). This summary also does not address the consequences to holders of the storm recovery bonds under state, local or foreign tax laws.

  This summary is based on current provisions of the Internal Revenue Code, the Treasury Regulations promulgated and proposed thereunder, judicial decisions and published administrative rulings and pronouncements of the IRS and interpretations thereof. All of these authorities and interpretations are subject to change, and any change may apply retroactively and affect the accuracy of the opinions, statements and conclusions set forth in this discussion.

  U.S. Holder and Non-U.S. Holder Defined

  A "U.S. Holder" means a beneficial owner of a storm recovery bond that, for U.S. federal income tax purposes, is (i) a citizen or individual resident of the United States, (ii) a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source, or (iv) a trust if (A) a court in the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) it has a valid election in place to be treated as a United States person. A "Non-U.S. Holder" means a beneficial owner of a storm recovery bond that is not a U.S. Holder but does not include (i) an entity or arrangement treated as a partnership for U.S. federal income tax purposes, (ii) a former citizen of the United States or (iii) a former resident of the United States.

  If an entity or arrangement treated as a partnership for U.S. federal income tax purposes is a holder of a storm recovery bond,, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partners are encouraged to consult their tax advisors about the particular U.S. federal income tax consequences applicable to them. Similarly, former citizens and former residents of the United States are encouraged to consult their tax advisors about the particular U.S. federal income tax consequences that may be applicable to them.

  ALL PROSPECTIVE INVESTORS ARE ENCOURAGED TO CONSULT THEIR TAX ADVISERS REGARDING THE FEDERAL INCOME TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF STORM RECOVERY BONDS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS THE EFFECT OF ANY FOREIGN, STATE, LOCAL OR OTHER LAWS.

  Taxation of the Issuing Entity and Characterization of the Storm Recovery Bonds

  It is the opinion of Sidley Austin LLP, as tax counsel, that for U.S. federal income tax purposes, (1) we will not be treated as a taxable entity separate and apart from ELL and (2) based on Revenue Procedure 2005-62, 2005-37 I.R.B. 507, the storm recovery bonds will be treated as debt of ELL. By acquiring a storm recovery bond, a storm recovery bondholder agrees to treat the storm recovery bond as debt for United States federal income tax purposes. This opinion is based on certain representations made by us and ELL, on the application of current law to the facts as established by the indenture and other relevant documents and assumes compliance with the indenture and such other documents as in effect on the date of issuance of the storm recovery bonds

  Tax Consequences To U.S. Holders

  Interest

  Interest income on the storm recovery bonds, payable at a fixed rate, will be includible in income by a U.S. Holder when it is received, in the case of a U.S. Holder using the cash receipts and disbursements method of tax accounting, or as it accrues, in the case of a U.S. Holder using the accrual method of tax accounting. We expect that the storm recovery bonds will not be issued with original issue discount. If any series of storm recovery bonds is issued with original issue discount, the prospectus supplement for that series of storm recovery bonds will address the tax consequences of purchasing storm recovery bonds with original issue discount.

  Sale or Retirement of Storm Recovery Bonds

  On a sale, exchange or retirement of a storm recovery bond, a U.S. Holder will have taxable gain or loss equal to the difference between the amount received by the U.S. Holder and the U.S. Holder's tax basis in the storm recovery bond. A U.S. Holder's tax basis in its storm recovery bonds is the U.S. Holder's cost, subject to adjustments. Gain or loss will generally be capital gain or loss, and will be long-term capital gain or loss if the storm recovery bond was held for more than one year at the time of disposition. If a U.S. Holder sells the storm recovery bond between interest payment dates, a portion of the amount received will reflect interest that has accrued on the storm recovery bond but that has not yet been paid by the sale date. To the extent that amount has not already been included in the U.S. Holder's income, it will be treated as ordinary interest income and not as capital gain.

  Tax Consequences to Non-U.S. Holders

  Withholding Taxation on Interest

  Payments of interest income on the storm recovery bonds received by a Non-U.S. Holder that does not hold its storm recovery bonds in connection with the conduct of a trade or business in the United States, will generally not be subject to United States federal withholding tax, provided that the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Entergy entitled to vote, is not a controlled foreign corporation that is related to Entergy through stock ownership, is not an individual who ceased being a U.S. citizen or long-term resident for tax avoidance purposes, and Entergy or its paying agent receives:

      from a Non-U.S. Holder appropriate documentation to treat the payment as made to a foreign beneficial owner under Treasury Regulations issued under Section 1441 of the Internal Revenue Code;
      a withholding certificate from a person claiming to be a foreign partnership and the foreign partnership has received appropriate documentation to treat the payment as made to a foreign beneficial owner in accordance with these Treasury Regulations;
      a withholding certificate from a person representing to be a "qualified intermediary" that has assumed primary withholding responsibility under these Treasury Regulations and the qualified intermediary has received appropriate documentation from a foreign beneficial owner in accordance with its agreement with the IRS; or
      a statement, under penalties of perjury from an authorized representative of a financial institution, stating that the financial institution has received from the beneficial owner a withholding certificate described in these Treasury Regulations or that it has received a similar statement from another financial institution acting on behalf of the foreign beneficial owner.

  In general, it will not be necessary for a Non-U.S. Holder to obtain or furnish a United States taxpayer identification number to ELL or its paying agent in order to claim any of the foregoing exemptions from United States withholding tax on payments of interest. Interest paid to a Non-U.S. Holder will be subject to a United States withholding tax of 30% upon the actual payment of interest income, except as described above and except where an applicable income tax treaty provides for the reduction or elimination of the withholding tax. A Non-U.S. Holder generally will be taxable in the same manner as a United States corporation or resident with respect to interest income if the income is effectively connected with the Non-U.S. Holder's conduct of a trade or business in the United States. Effectively connected income received by a Non-U.S. Holder that is a corporation may in some circumstances be subject to an additional "branch profits tax" at a 30% rate, or if applicable, a lower rate provided by an income tax treaty.

  Capital Gains Tax Issues

  A Non-U.S. Holder generally will not be subject to United States federal income or withholding tax on gain realized on the sale or exchange of storm recovery bonds, unless:

      the Non-U.S. Holder is an individual who is present in the United States for 183 days or more during the taxable year and this gain is from United States sources; or
      the gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States and other requirements are satisfied.

  Backup Withholding

  Backup withholding of United States federal income tax may apply to payments made in respect of the storm recovery bonds to registered owners who are not "exempt recipients" and who fail to provide certain identifying information (such as the registered owner's taxpayer identification number) in the required manner. Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the storm recovery bonds to a U.S. Holder must be reported to the IRS, unless the U.S. Holder is an exempt recipient or establishes an exemption. A U.S. Holder can obtain a complete exemption from the backup withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification). Compliance with the identification procedures described above under "Tax Consequences to Non-U.S. Holders-Withholding Taxation on Interest" would establish an exemption from backup withholding for those Non-U.S. Holders who are not exempt recipients.

  In addition, backup withholding of United States federal income tax may apply upon the sale of a storm recovery bond to (or through) a broker, unless either (1) the broker determines that the seller is a corporation or other exempt recipient or (2) the seller provides, in the required manner, certain identifying information and, in the case of a Non-U.S. Holder, certifies that the seller is a Non-U.S. Holder (and certain other conditions are met). The sale must also be reported by the broker to the IRS, unless either (a) the broker determines that the seller is an exempt recipient or (b) the seller certifies its non-U.S. status (and certain other conditions are met). Certification of the registered owner's non-U.S. status would be made normally on an IRS Form W-8BEN under penalty of perjury, although in certain cases it may be possible to submit other documentary evidence.

  Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner's United States federal income tax provided the required information is furnished to the IRS.

  MATERIAL LOUISIANA STATE TAX CONSEQUENCES

  The discussion below is based upon Louisiana tax statutes and regulations in effect as of the date hereof. Administrative or legislative action taken, or administrative interpretations or rulings or judicial decisions promulgated or issued, subsequent to the date of this prospectus may result in tax consequences different than those described below.

  Louisiana imposes a personal income tax on resident individuals and/or nonresident individuals with taxable income derived from sources in the state. Louisiana also imposes a corporate net income tax on corporations and a business franchise tax on corporations doing business or owning property in the state.

  Assuming that the storm recovery bonds will be treated as debt obligations of ELL for U.S. federal income tax purposes, it is the opinion of Phelps Dunbar, L.L.P. that interest on the storm recovery bonds received by a person who is not otherwise subject to corporate or personal income tax in the state of Louisiana will not be subject to tax in Louisiana. Further, it is the opinion of Phelps Dunbar, L.L.P. that for Louisiana income tax purposes (1) we will not be treated as a taxable entity separate and apart from EGS, and (2) the storm recovery bonds will be considered indebtedness of ELL, assuming, in each case, that such treatment applies for U.S. federal income tax purposes. These opinions are not binding on any taxing authority or any court, and there can be no assurance that contrary positions may not be taken by any taxing authority.

  The discussion under "MATERIAL LOUISIANA STATE TAX CONSEQUENCES" is for general information only and may not be applicable depending upon a bondholder's particular situation. It is recommended that prospective bondholders consult their own tax advisors with respect to the tax consequences to them of the acquisition, ownership and disposition of the storm recovery bonds, including the tax consequences under federal, state, local, non-U.S. and other tax laws and the effects of changes in such laws.

  ERISA CONSIDERATIONS

  General

  The Employee Retirement Income Security Act of 1974, known as ERISA, and Section 4975 of the Internal Revenue Code impose certain requirements on plans subject to ERISA or Section 4975 of the Internal Revenue Code. ERISA and the Internal Revenue Code also impose certain requirements on fiduciaries of a plan in connection with the investment of the assets of the plan. For purposes of this discussion, "plans" include employee benefit plans and other plans and arrangements that provide retirement income, including individual retirement accounts and annuities and Keogh plans, as well as some collective investment funds and insurance company general or separate accounts in which the assets of those plans, accounts or arrangements are invested. A fiduciary of an investing plan is any person who in connection with the assets of the plan:

      has discretionary authority or control over the management or disposition of assets, or provides investment advice for a fee.

  Some plans, such as governmental plans, and certain church plans, and the fiduciaries of those plans, are not subject to ERISA requirements. Accordingly, assets of these plans may be invested in the storm recovery bonds without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, however, is subject to the prohibited transaction rules in Section 503 of the Internal Revenue Code.

  ERISA imposes certain general fiduciary requirements on fiduciaries, including:

      investment prudence and diversification, and
      the investment of the assets of the plan in accordance with the documents governing the plan.

  Section 406 of ERISA and Section 4975 of the Internal Revenue Code also prohibit a broad range of transactions involving the assets of a plan and persons who have certain specified relationships to the plan, referred to as "parties in interest," unless a statutory or administrative exemption is available. Parties in interest include parties in interest under ERISA and disqualified persons under the Internal Revenue Code. The types of transactions that are prohibited include:

      sales, exchanges or leases of property;
      loans or other extensions of credit; and
      the furnishing of goods or services.

  Certain persons that participate in a prohibited transaction may be subject to an excise tax under Section 4975 of the Internal Revenue Code or a penalty imposed under Section 501(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the plan for any losses realized by the plan or profits realized by these persons. In addition, individual retirement accounts involved in the prohibited transaction may be disqualified which would result in adverse tax consequences to the owner of the account.

  Regulation of Assets Included in a Plan

  A fiduciary's investment of the assets of a plan in the storm recovery bonds may cause our assets to be deemed assets of the plan. Section 2510.3-101 of the regulations of the U.S. Department of Labor, as modified by Section 3(42) of ERISA, provides that the assets of an entity will be deemed to be assets of a plan that purchases an interest in the entity only if the interest that is purchased by the plan is an equity interest, equity participation by benefit plan investors is significant and none of the other exceptions contained in Section 2510.3-101 of the regulations applies. An equity interest is defined in Section 2510.3-101 of the regulations as an interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is no authority directly on point and unless otherwise stated in the prospectus supplement, it is anticipated that the storm recovery bonds will be treated as indebtedness under local law without any substantial equity features.

  If the storm recovery bonds were deemed to be equity interests in us and none of the exceptions contained in Section 2510.3-101 of the regulations were applicable, then our assets would be considered to be assets of any plans that purchase the storm recovery bonds. The extent to which the storm recovery bonds are owned by benefit plan investors will not be monitored. If our assets were deemed to constitute "plan assets" pursuant to Section 2510.3-101 of the regulations, as modified by Section 3(42) of ERISA, transactions we might enter into, or may have entered into in the ordinary course of business, might constitute non-exempt prohibited transactions under ERISA and or Section 4975 of the Internal Revenue Code.

  In addition, the acquisition or holding of the storm recovery bonds by or on behalf of a plan could give rise to a prohibited transaction if we or the trustee, ELL, any other servicer, Entergy, any underwriter or certain of their affiliates has, or acquires, a relationship to an investing plan. Each purchaser of the storm recovery bonds will be deemed to have represented and warranted that its purchase and holding of the storm recovery bonds will not result in a prohibited transaction.

  Before purchasing any storm recovery bonds by or on behalf of a plan, you should consider whether the purchase and holding of storm recovery bonds might result in a prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code and, if so, whether any prohibited transaction exemption might apply to the purchase and holding of the storm recovery bonds.

  Prohibited Transaction Exemptions

  If you are a fiduciary of a plan, before purchasing any storm recovery bonds, you should consider the availability of one of the Department of Labor's prohibited transaction class exemptions, referred to as PTCEs, or one of the statutory exemptions provided by ERISA or Section 4975 of the Internal Revenue Code, which include:

      PTCE 75-1, which exempts certain transactions between a plan and certain broker-dealers, reporting dealers and banks;
      PTCE 84-14, which exempts certain transactions effected on behalf of a plan by a "qualified professional asset manager";
      PTCE 90-1, which exempts certain transactions between insurance company separate accounts and parties in interest;
      PTCE 91-38, which exempts certain transactions between bank collective investment funds and parties in interest;
      PTCE 95-60, which exempts certain transactions between insurance company general accounts and parties in interest;
      PTCE 96-23, which exempts certain transactions effected on behalf of a plan by an "in-house asset manager"; and
      the statutory service provider exemption provided by Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code, which exempts certain transactions between plans and parties in interest that are not fiduciaries with respect to the transaction.

  We cannot provide any assurance that any of these class exemptions or statutory exemptions will apply with respect to any particular investment in the storm recovery bonds by, or on behalf of, a plan or, even if it were deemed to apply, that any exemption would apply to all transactions that may occur in connection with the investment. Even if one of these class exemptions or statutory exemptions were deemed to apply, storm recovery bonds may not be purchased with assets of any plan if we or the trustee, ELL, any other servicer, Entergy, any underwriter or any of their affiliates:

      has investment discretion over the assets of the plan used to purchase the storm recovery bonds;
      has authority or responsibility to give, or regularly gives, investment advice regarding the assets of the plan used to purchase the storm recovery bonds, for a fee and under an agreement or understanding that the advice will serve as a primary basis for investment decisions for the assets of the plan, and will be based on the particular investment needs of the plan; or
      unless PTCE 90-1 or 91-38 applied to the purchase and holding of the storm recovery bonds, is an employer maintaining or contributing to the plan.

  Consultation with Counsel

  If you are a fiduciary which proposes to purchase the storm recovery bonds on behalf of or with assets of a plan, you should consider your general fiduciary obligations under ERISA and you should consult with your legal counsel as to the potential applicability of ERISA and the Internal Revenue Code to any investment and the availability of any prohibited transaction exemption in connection with any investment.

  PLAN OF DISTRIBUTION

  We may sell the storm recovery bonds to or through the underwriters named in the prospectus supplement by a negotiated firm commitment underwriting and public reoffering by the underwriters or another underwriting arrangement that may be specified in the prospectus supplement. We may also offer or place the storm recovery bonds either directly or through agents. We intend that storm recovery bonds will be offered through these various methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the storm recovery bonds may be made through a combination of these methods.

  The distribution of storm recovery bonds may be effected in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to prevailing market prices or in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

  In connection with the sale of the storm recovery bonds, underwriters or agents may receive compensation in the form of discounts, concessions or commissions. Underwriters may sell storm recovery bonds to dealers at prices less a concession. Underwriters may allow, and the dealers may reallow, a concession to other dealers. Underwriters, dealers and agents that participate in the distribution of the storm recovery bonds may be deemed to be underwriters and any discounts or commissions received by them from the issuing entity and any profit on the resale of the storm recovery bonds by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. We will identify any of these underwriters or agents, and describe any compensation we give them, in the prospectus supplement.

  RISK WEIGHTING UNDER CERTAIN INTERNATIONAL CAPITAL GUIDELINES

  If held by financial institutions subject to regulation in countries (other than the United States) that have adopted the 1988 International Convergence of Capital Measurement and Capital Standards of the Basel Committee on Banking Supervision (as amended, the "1988 Basel Accord"), the bonds may attract the same risk weighting as "claims on" or "claims guaranteed by" non-central government bodies within the United States, which are accorded a 20% risk weighting.

  We have been informed that the United Kingdom's Financial Services Authority has issued individual guidance in respect of the 1988 Basel Accord to one or more investors in transactions not involving us or our affiliates that an investment in bonds issued under a Texas statute similar to the Securitization Law can be accorded a 20% risk weighting, which is similar to the risk weighting assigned to U. S. Agency corporate securities (FNMA, FHLMC, etc.) and that this determination is based in part on the following factors, which are also present in our transaction:

      the issuance of the storm recovery bonds has been set up by the State of Louisiana under the Securitization Law;
      under the Securitization Law and the financing order, ELL is authorized to establish us as a special purpose entity, responsible to the State of Louisiana and the Louisiana commission, to issue the storm recovery bonds;
      we are not owned by the Louisiana commission or the State of Louisiana;
      storm recovery bonds are payable through storm recovery charges, which are a financial charge on ratepayers (i.e., customers who consume electricity that is delivered through ELL's distribution system and certain new on-site generation);
      the amount of storm recovery charges in respect of each series of the storm recovery bonds will be set by the Louisiana commission at a level designed to ensure repayment of that series of storm recovery bonds;
      should ratepayers fail to pay the storm recovery charges, then there is a true-up mechanism which allows us to recalculate the storm recovery charges such that those ratepayers who do pay will make up the difference; this increase has to be approved by the Louisiana commission; and the State of Louisiana, as long as it consumes electricity, is one of these ratepayers and therefore would be a payer of last resort;
      the Louisiana commission commits that it will act to ensure that the true-up mechanism is used;
      pursuant to the Securitization Law, the State of Louisiana pledges not to take any action that would impair the value of the storm recovery property, which includes our right to impose, collect and receive storm recovery charges and the operation of the true-up mechanism;
      the trustee has a first priority lien on storm recovery property and associated storm recovery charge payments;
      storm recovery charges are directly and expressly linked to payments of principal and interest on the storm recovery bonds;
      the obligation of ratepayers (including the State of Louisiana and local governments) to pay storm recovery charges is unaffected by:
      the entity from which they purchase electricity,
      the quality of electricity service provided, so that ratepayers cannot refuse to pay storm recovery charges because of poor service, or other ratepayers finding some entitlement not to pay or initiating court actions, including actions against the State of Louisiana, over the storm recovery charges.

  We note that the United Kingdom has, since January 1, 2007 and the issuance of the guidance discussed above, implemented the "International Convergence of Capital Measurement and Capital Standards: A Revised Framework" (as amended, "Basel II"). There is a transitional period for full implementation of the Basel II framework in the UK but in any case the individual guidance discussed above will lapse on December 31, 2007 at the latest and may no longer be relied upon by its original addressee beyond that point.

  Under the new framework established by Basel II, the bonds may also attract a risk weighting of 20% on the basis that the bonds are rated in the highest category by a major rating agency. It is a condition of issuance of the bonds that the bonds be rated "Aaa" by Moody's, "AAA" by S&P, and "AAA" by Fitch. In the alternative, under the new framework established by Basel II, the bonds may attract the same risk weighting if the bonds are considered to be "guaranteed" by a non-governmental public sector entity. We note, however, that the analysis may be different than that under the 1988 Basel Accord.

  We note that the timetable for the implementation of Basel II differs from country to country and it may not always be clear which regime - 1988 Basel Accord or Basel II, or any transitional regime - may be applicable at any particular time.

  We cannot assure you that any or all or any of the foregoing factors will result in the bonds attracting a 20% risk weighting under any national law, regulation or policy implementing the 1988 Basel Accord, Basel II or any transitional regime.

  Before acquiring any bonds, prospective investors that are banks or bank holding companies, particularly those that are organized under the laws of any country other than the United States or of any state, territory or other political subdivision of the United States, and prospective investors that are U.S. branches and agencies of foreign banks, should consult all applicable laws, regulations and policies, as well as appropriate regulatory bodies and legal counsel, to confirm that an investment in the bonds is permissible and in compliance with any applicable investment or other limits.

  Please read "The Securitization Law-ELL and Other Utilities May Securitize Storm Recovery and Upfront Financing Costs," "ELL's Financing Order-ELL's Securitization Proceeding and Financing Order" and "-True-Ups" for more information on certain of the points noted above.

  RATINGS FOR THE STORM RECOVERY BONDS

  It is a condition to issuance of the storm recovery bonds that each series or tranche be rated "Aaa" by Moody's, "AAA" by S&P, and "AAA" by Fitch. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. No person is obligated to maintain the rating on any storm recovery bonds and, accordingly, we can give no assurance that the ratings assigned to any series or tranche of the storm recovery bonds upon initial issuance will not be lowered or withdrawn by a rating agency at any time thereafter. If a rating of any series or tranche of storm recovery bonds is revised or withdrawn, the liquidity of this series or tranche of the storm recovery bonds may be adversely affected. In general, ratings address credit risk and do not represent any assessment of any particular rate of principal payments on the storm recovery bonds other than the payment in full of each series or tranche of the storm recovery bonds by the applicable series final maturity date or tranche final maturity date, as well as the timely payment of interest.

  WHERE YOU CAN FIND MORE INFORMATION

  This prospectus is part of a registration statement we and ELL have filed with the SEC relating to the storm recovery bonds. This prospectus and each prospectus supplement describe the material terms of some of the documents we have filed as exhibits to the registration statement. However, this prospectus and each prospectus supplement do not contain all of the information contained in the registration statement and the exhibits. Any statements contained in this prospectus or any prospectus supplement concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC are not necessarily complete. Each statement concerning those provisions is qualified in its entirety by reference to the respective exhibit. Information filed with the SEC can be inspected at the SEC's Internet site located at http://www.sec.gov. You may also read and copy the registration statement, the exhibits and any other documents we file with the SEC at the SEC's Public Reference Room located at 100 F Street, N.E, Washington, D.C. 20549. You may obtain further information regarding the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain a copy of our filings with the SEC at no cost, by writing to or telephoning us at the following address:

  Entergy Louisiana Hurricane Recovery Funding I, L.L.C.
  4809 Jefferson Highway
  Conference Room 43
  Jefferson, Louisiana 70121
  (504) 840-2608

  We or ELL as sponsor will also file with the SEC all of the periodic reports we or the sponsor are required to file under the Securities Exchange Act of 1934 and the rules, regulations or orders of the SEC thereunder.

  The SEC allows us to "incorporate by reference" into this prospectus information we or the sponsor file with the SEC. This means we can disclose important information to you by referring you to the documents containing the information. The information we incorporate by reference is considered to be part of this prospectus, unless we update or supersede that information by the information contained in a prospectus supplement or information that we or the sponsor file subsequently that is incorporated by reference into this prospectus. We are incorporating into this prospectus any future filings, which we or ELL, but solely in its capacity as our sponsor, make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any annual reports on Form 10-K) until the offering of the bonds is completed. These reports will be filed under our own name as issuing entity. Any statement contained in this prospectus, in any prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus or any prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus and any prospectus supplement to the extent that a statement contained in this prospectus, any prospectus supplement or in any separately filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute part of this prospectus or the prospectus supplement.

  LEGAL MATTERS

  Certain legal matters relating to the storm recovery bonds, including certain federal income tax matters, will be passed on by Sidley Austin LLP, counsel to ELL and the issuing entity. Certain other legal matters relating to the storm recovery bonds will be passed on by Phelps Dunbar, L.L.P., Louisiana counsel to ELL and the issuing entity. Certain legal matters relating to the storm recovery bonds will be passed on for the underwriters by [___________________________], counsel to the underwriters.

  GLOSSARY OF DEFINED TERMS

  Set forth below is a list of some of the defined terms used in this prospectus which, except as otherwise noted in a prospectus supplement, are also used in the prospectus supplement:

  Alternative electricity suppliers means entities that provide electric service to customers using the distribution facilities of ELL or its successors following a fundamental change in the manner of regulation of public utilities in Louisiana.

  Bankruptcy Code means Title 11 of the United States Code, as amended.

  Basel Accord means the 1988 International Convergence of Capital Measurement and Capital Standards of the Basel Committee on Banking Supervision, as amended.

  Basic documents means, with respect to any series of storm recovery bonds, the administration agreement, sale agreement, servicing agreement, indenture and any supplements thereto or bills of sale given by the seller and the notes evidencing the storm recovery bonds.

  Business day means any day other than a Saturday, a Sunday or a day on which banking institutions in [New Orleans, Louisiana,] New York, New York, or [___] are, or DTC is, authorized or obligated by law, regulation or executive order to remain closed.

  Capital subaccount means that subaccount of the collection account into which the seller will contribute capital in an amount equal to the required capital level.

  Clearstream means Clearstream Banking, Luxembourg, S.A.

  Collateral means all of the assets of the issuing entity pledged to the trustee for the benefit of the holders of the storm recovery bonds, which includes the storm recovery property, all rights of the issuing entity under the sale agreement, the servicing agreement and the other documents entered into in connection with the storm recovery bonds, all rights to the collection account and the subaccounts of the collection account, and all other property of the issuing entity relating to the storm recovery bonds, including all proceeds.

  Collection account means the segregated trust account relating to a series of storm recovery bonds designated the collection account for that series and held by the trustee under the indenture.

  Commission Pledge means the Louisiana commission's pledge in the financial order that the financing order is irrevocable until the indefeasible payment in full of the storm recovery bonds and the financing costs. Except in connection with a refinancing, or to implement any true-up mechanism authorized by the Securitization Law, the Louisiana commission has pledged that it will not amend, modify, or terminate the financing order by any subsequent action or reduce, impair, postpone, terminate, or otherwise adjust the storm recovery charges. However, nothing will preclude limitation or alteration if and when full compensation is made for the full protection of the storm recovery charges collected pursuant to the financing order and the full protection of the bondholders and any assignee or financing party.

  Customer means any existing or future LPSC-jurisdictional customer receiving transmission or distribution retail electric service, or both, from ELL or its successors or assignees under rate schedules or special contracts approved by the Louisiana Public Service Commission, even if the customer elects to purchase electricity from an alternative electricity supplier as a result of a fundamental change in the manner of regulation of public utilities in Louisiana. ELL customers not subject to the jurisdiction of the Louisiana commission will not pay storm recovery charges.

  DTC means The Depository Trust Company, New York, New York, and its nominee holder, Cede & Co.

  Eligible institution means (1) the corporate trust department of the trustee or a subsidiary thereof so long as any of the securities of the trustee or a subsidiary thereof have a credit rating from each rating agency in one of its generic rating categories which signifies investment grade or (2) a depository institution organized under the laws of the United States of America or any State (or any domestic branch of a foreign bank) (A) which has either (i) a long-term unsecured debt rating of "AAA" by S&P and "A2" by Moody's and if rated by Fitch, Inc., "AAA" by Fitch, Inc. or (ii) a certificate of deposit rating of "A-1 +" by S&P and "P-1" by Moody's, or any other long-term, short-term or certificate of deposit rating acceptable to the rating agencies and (B) whose deposits are insured by the Federal Deposit Insurance Corporation.

  ELL means Entergy Louisiana, LLC.

  ELL Funding I means Entergy Louisiana Hurricane Recovery Funding I, L.L.C.

  Entergy means Entergy Corporation.

  ERISA means the Employee Retirement Income Security Act of 1974, as amended.

  Euroclear means the Euroclear System.

  Excess funds subaccount means that subaccount of the collection account into which funds collected by the servicer in excess of amounts necessary to make the payments specified on a given payment date.

  Exchange Act means the Securities Exchange Act of 1934, as amended.

  FERC means the Federal Energy Regulatory Commission.

  Financing order, as used in this prospectus, means an irrevocable order issued by the Louisiana commission to ELL which, among other things, governs the amount of storm recovery bonds that may be issued and terms for collections of related storm recovery charges. As used in a prospectus supplement, the term may be used to refer to a financing order relating to a specific series of storm recovery bonds, including the order issued on August 28, 2007.

  Fitch means Fitch, Inc.

  General subaccount means that subaccount that will hold funds held in the collection account that are not held in the other subaccounts of the collection account.

  Indenture means the indenture to be entered into between the issuing entity and the trustee, providing for the issuance of storm recovery bonds, as the same may be amended and supplemented from time to time.

  Internal Revenue Code means the Internal Revenue Code of 1986, as amended.

  IRS means the Internal Revenue Service of the United States.

  Issuing entity means Entergy Louisiana Hurricane Recovery Funding I, L.L.C.

  Louisiana commission means the Louisiana Public Service Commission.

  Moody's means Moody's Investors Service, Inc.

  No material adverse tax change opinion means, with respect to any action, an opinion of independent tax counsel that, as a result of such action (i) we will not be subject to United States federal income tax as an entity separate from our sole owner and that the storm recovery bonds will be treated as debt of our sole owner for United States federal tax purposes, (ii) for United States federal income tax purposes, the issuance of the storm recovery bonds will not result in gross income to the seller and (iii) in the case of a subsequent issuance of storm recovery bonds only, that such issuance will not adversely affect the characterization of any then outstanding storm recovery bonds as obligations of our sole owner.

  Nonbypassable means that ELL collects these charges from its existing and future LPSC-jurisdictional customers receiving transmission or distribution retail electric service, or both, from ELL or its successors or assignees under rate schedules or special contracts approved by the Louisiana commission, even if the customer elects to purchase electricity from an alternative electricity supplier as a result of a fundamental change in the manner of regulation of public utilities in Louisiana. However, storm recovery charges will not be imposed upon: (a) customers who completely discontinue all service from ELL and who do not (i) initiate new self -generation projects after August 1, 2007 or (ii) otherwise purchase or acquire power from a third party, including, but not limited to, an affiliate of the customer; (b) customer load reductions for reasons other than self-generation or the purchase or acquisition of power from a third party, including, but not limited to, an affiliate of the customer; (c) load served by self-generation projects for which a customer had made a clear, substantial and irrevocable financial commitment prior to August 1, 2007 to install such self-generation; (d) that portion of new load that comes on-line after August 1, 2007 due to plant expansion project(s) and that is served by new self-generation; and (e) that portion of new load created after August 1, 2007 by new plant(s) constructed in Louisiana that is served by new self-generation. Storm recovery charges for any such customer who had not made a clear, substantial and irrevocable financial commitment prior to August 1, 2007 to proceed with installing self-generation will be based on the customer's billing determinants for the twelve months ending three months prior to the commercial in-service date of the new self-generation facility. In such event, the storm recovery charges shall not apply to that portion of stand-by or maintenance power obtained for the load served by the new self-generation; however, storm recovery charges will apply to all stand-by or maintenance power obtained for load served by new self-generation pursuant to sections (c), (d) and (e) above. Storm recovery charges will be nonbypassable for customers who initiate new self-generation projects after August 1, 2007 to serve load that is being served by ELL as of August 1, 2007.

  Non-U.S. Holder means a beneficial owner of a storm recovery bond that is not a U.S. Holder but does not include (i) an entity or arrangement treated as a partnership for U.S. federal income tax purposes, (ii) a former citizen of the United States or (iii) a former resident of the United States.

  NRC means the Nuclear Regulatory Commission.

  Ongoing financing costs means those costs that will be incurred annually to support and service the storm recovery bonds after issuance, and will be recovered or paid from storm recovery charges. Ongoing financing costs include, among other costs, servicing fees, administrative fees, fees and expenses of the trustee and its counsel (if any), external servicing costs (accountants' fees, information technology fees, bank wire fees, and legal fees), ongoing costs of additional credit enhancement (if any) and of swaps and hedges (if any), independent manager's fees, rating agency fees, and printing and filing costs.

  Payment date means the date or dates on which interest and principal are to be payable on a series of storm recovery bonds.

  PTCE means a prohibited transaction class exemption of the United States Department of Labor.

  Rating agencies means Moody's, S&P and Fitch.

  Rating agency condition means, with respect to any action, the notification in writing to each rating agency of such action and the confirmation by S&P to the servicer, the trustee and the issuing entity that such action will not result in a reduction or withdrawal of the then rating by such rating agency of any outstanding series or tranche of storm recovery bonds.

  Record date means the date or dates with respect to each payment date on which it is determined the person in whose name each storm recovery bond is registered will be paid on the respective payment date.

  Required capital level means the amount required to be funded in the capital subaccount for any series of storm recovery bonds, which will equal 0.50% of the principal amount of such series issued by us unless otherwise specified in the applicable prospectus supplement.

  Sale agreement means a sale agreement to be entered into between the issuing entity and ELL, pursuant to which ELL sells and Entergy Louisiana Hurricane Recovery Funding I, L.L.C. buys storm recovery property.

  SEC means the U.S. Securities and Exchange Commission.

  Securitization Law means The Louisiana Electric Utility Storm Recovery Securitization Act, codified at Louisiana Revised Statutes 45:1226-1236.

  Series supplement means a supplement to the indenture which establishes the terms of a particular series.

  Servicer means ELL, acting as the servicer, and any successor or assignee servicer, which will service the applicable storm recovery property under a servicing agreement with the issuing entity.

  Servicing agreement means a servicing agreement to be entered into between the issuing entity and ELL, as the same may be amended and supplemented from time to time, pursuant to which ELL undertakes to service storm recovery property.

  S&P means Standard and Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc.

  State Pledge means that the State of Louisiana has pledged in the Securitization Law that it will not take or permit any action that would impair the value of the storm recovery property, or, except as permitted in connection with a true-up adjustment authorized by the Securitization Law, reduce, alter or impair the storm recovery charges until the principal, interest and premium, and any other financing costs or charges incurred and contracts to be performed in connection with the storm recovery bonds, have been paid and performed in full. However, nothing will preclude limitation or alteration if and when full compensation is made for the full protection of the storm recovery charges collected pursuant to the financing order and the full protection of the bondholders and any assignee or financing party.

  Storm recovery charges means nonbypassable charges authorized under a financing order. Storm recovery charges are irrevocable except for the true-up mechanism. Under the financing order, storm recovery charges are charged as a percentage of billed base rate revenues. There is no "cap" on the level of storm recovery charges that may be imposed on customers as a result of the true-up mechanism. Through the true-up mechanism, all customers will cross share in the liabilities of all other customers for the payment of storm recovery charges.

  Storm recovery costs means costs approved by the Louisiana commission to finance the recovery of certain costs incurred as a result of storms that occurred during calendar year 2005 or thereafter, as well as the costs to fund and finance storm recovery reserves, and the costs of retiring debt and equity related to storm recovery activities.

  Storm recovery property means, with regard to ELL or the issuing entity, all of ELL's right, title, and interest in and to certain property established pursuant to a financing order which is then transferred to the issuing entity, including the irrevocable right to impose, collect and receive storm recovery charges payable by ELL's customers in an amount sufficient to recover all costs established in the related financing order.

  Treasury Regulations means proposed or issued regulations promulgated from time to time under the Internal Revenue Code.

  True-up means the LPSC-approved mechanism required by the financing order whereby the servicer will apply to the Louisiana commission for adjustments to the applicable storm recovery charges based on the difference between the previous period's actual storm recovery charge collections and the previous period's expected storm recovery charge collections, plus any updated assumptions by the servicer as to future collections of storm recovery charges. The Louisiana commission will approve properly filed adjustments. Adjustments will immediately be reflected in the customers' next billing cycle. Any corrections for mathematical errors will be reflected in the next true-up.

  Trust Indenture Act means the Trust Indenture Act of 1939, as amended.

  UCC means, unless the context otherwise requires, the UCC, as in effect in the relevant jurisdiction, as amended from time to time.

  Upfront financing costs means those costs that will be incurred in advance of, or in connection with, the issuance of the storm recovery bonds, and will be recovered or reimbursed from storm recovery bond proceeds. Such costs include, among other costs, underwriting costs (fees and expenses), rating agency fees, costs of obtaining additional credit enhancements (if any), fees and expenses of ELL's legal advisors, fees and expenses of the financial advisor to ELL, SEC registration fees, original issue discount, external servicing costs, fees and expenses of the Louisiana commission's financial advisor(s), legal advisor and regulatory consultants (in connection with securitization), fees and expenses of the trustee and its counsel (if any), servicer set-up costs, printing and filing costs, our set-up costs, non-legal securitization proceeding costs and expenses of ELL and miscellaneous administrative costs.

  U.S. Holder means a holder of a storm recovery bond that is (i) a citizen or resident of the United States, (ii) a partnership or corporation (or other entity treated like a corporation for federal income tax purposes) organized in or under the laws of the United States, any State thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, (iv) a trust with respect to which both (A) a court in the United States is able to exercise primary authority over its administration and (B) one or more United States persons have the authority to control all of its substantial decisions or (v) a trust that has elected to be treated as a United States person under applicable Treasury Regulations.

  PART II

  INFORMATION NOT REQUIRED IN PROSPECTUS

  ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION*

  The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.

Registration Fee	$ 30.70
Printing Expenses	*
Trustee Fees and Expenses	*
Legal Fees and Expenses	*
Accountants' Fees and Expenses	*
Rating Agencies' Fees	*
Miscellaneous	*

Total	$30.70

  * To be filed by amendment.

  ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Entergy Louisiana, LLC ("ELL") has insurance covering expenditures that might arise in connection with its lawful indemnification of its directors and officers for certain of their liabilities and expenses. ELL's directors and officers also have insurance that insures them against certain other liabilities and expenses. The limited liability company laws of Texas permit indemnification of directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, and under ELL's Articles of Organization and Regulations, ELL's officers and directors may generally be indemnified to the full extent of such laws.

  Article X of the limited liability company operating agreement pursuant to which Entergy Louisiana Hurricane Recovery Funding I, L.L.C. (the "Issuing Entity," and together with ELL, the "Registrants") is formed provides that to the fullest extent permitted by law, the Issuing Entity shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Issuing Entity, by reason of the fact that such person is or was a manager, member, officer, controlling person, employee, legal representative or agent of the Issuing Entity, or is or was serving at the request of the Issuing Entity as a member, manager, director, officer, partner, shareholder, controlling person, employee, legal representative or agent of another limited liability company, partnership, corporation, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action, suit or proceeding if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Issuing Entity, and, with respect to a criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful; provided that such person shall not be entitled to indemnification if such judgment, penalty, fine or other expense was directly caused by such person's fraud, gross negligence or willful misconduct.

  Further, the expenses of each person who is or was a manager, member, officer, controlling person, employee, legal representative or agent, or is or was serving at the request of the Issuing Entity as a member, manager, director, officer, partner, shareholder, controlling person, employee, legal representative or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, incurred in defending a civil or criminal action, suit or proceeding may be paid by the Issuing Entity as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of such person to repay the amount if it is ultimately determined by a court of competent jurisdiction that such person is not entitled to be indemnified by the Issuing Entity.

  ITEM 16. EXHIBITS
1.1	Form of Underwriting Agreement for the Storm Recovery Bonds.*
3.1	Articles of Organization of Entergy Louisiana, LLC effective December 31, 2005 (filed as Exhibit 3(c) to Form 8-K dated January 6, 2006 in 1-32718).***
3.2	Regulations of Entergy Louisiana, LLC effective December 31, 2005, and as presently in effect (filed as Exhibit 3(d) to Form 8-K dated January 6, 2006 in 1-32718).***
3.3	Articles of Organization and Initial Report of Entergy Louisiana Hurricane Recovery Funding I, L.L.C.*
3.4	Limited Liability Company Operating Agreement of Entergy Louisiana Hurricane Recovery Funding I, L.L.C.*
4.1	Form of Indenture between the Issuing Entity and the Indenture Trustee (including forms of the Storm Recovery Bonds).*
5.1	Opinion of Sidley Austin llp with respect to legality.*
8.1	Opinion of Sidley Austin llp with respect to federal tax matters.*
8.2	Opinion of Phelps Dunbar L.L.P. with respect to Louisiana tax matters. *
23.1	Consent of Sidley Austin llp (included in its opinions filed as Exhibits 5.1 and 8.1).*
23.2	Consent of Phelps Dunbar l.l.p. (included in its opinion filed as exhibit 99.6).*
24.1	Power of Attorney (Entergy Louisiana, LLC) included on page II-7.**
24.2	Power of Attorney (Entergy Louisiana Hurricane Recovery Funding I, L.L.C.), included on page II-9.**
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of [Trustee].*
99.1	Form of Storm Recovery Property Servicing Agreement between the Issuing Entity and the Servicer.*
99.2	Form of Storm Recovery Purchase and Sale Agreement between Entergy Louisiana, LLC and the Issuing Entity.*
99.3	Form of Administration Agreement.*
99.5	Financing Order.*
99.6	Opinion of Phelps Dunbar l.l.p. with respect to federal and Louisiana constitutional matters.*

  * To be filed by amendment.
  ** Included in Part II of this Registration Statement.
  *** Incorporated by reference herein as indicated.

  ITEM 17. UNDERTAKINGS

    As to Rule 415:

    Each undersigned Registrant hereby undertakes:

      To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:
        to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");
        to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and
        to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

      provided, however, that the undertakings set forth in clauses (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) of the Securities Act that is part of this Registration Statement; and provided further, however, that the undertakings set forth in clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is provided pursuant to Item 1100(c) of Regulation AB.

      That, for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      That, for the purpose of determining liability under the Securities Act to any purchaser, if the Registrants are relying on Rule 430B:
        each prospectus filed by the Registrants pursuant to Rule 424(b)(3), shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and
        each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

      That for purposes of determining liability of the Registrants under the Securities Act to any purchaser in the initial distribution of the securities, each Registrant undertakes that in a primary offering of securities of such Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:
        any preliminary prospectus or prospectus of the undersigned Registrants relating to the offering required to be filed pursuant to Rule 424;
        any free writing prospectus relating to the offering prepared by or on behalf of the Registrants or used or referred to by the Registrants;
        the portion of any other free writing prospectus relating to the offering containing material information about the Registrants or the securities provided by or on behalf of the Registrants; and
        any other communication that is an offer in the offering made by the Registrants to the purchaser.

    As to qualification of trust indentures:

    The Registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act, as amended (the "Trust Indenture Act") in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

    As to documents subsequently filed that are incorporated by reference:

    The Registrants hereby undertake that, for purposes of determining any liability under the Securities Act each filing of the Registrants' annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    As to indemnification:

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of each Registrant pursuant to the provisions described under Item 15 above, or otherwise, each Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each Registrant will, unless in the opinion of its respective counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Securities Act and will be governed by the final adjudication of such issue.

    As to incorporating by reference subsequent Exchange Act documents by third parties:

    The Registrants hereby undertake that, for purposes of determining any liability under the Securities Act each filing of an annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of a third party that is incorporated by reference in this Registration Statement in accordance with Item 1100(c)(1) of Regulation AB shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    As to providing certain information through an Internet Web site:

  The Registrants hereby undertake that, except as otherwise provided by Item 1105 of Regulation AB, information provided in response to that Item pursuant to Rule 312 of Regulation S-T (17 CFR 232.312) through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in this Registration Statement. In addition, the Registrants hereby undertake to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in this Registration Statement if a subsequent update or change is made to the information.

  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans and State of Louisiana, on the 28th day of September, 2007.

  ENTERGY LOUISIANA, LLC

  By /s/ Theodore H. Bunting, Jr.

  Name:Theodore H. Bunting, Jr.
  Title: Senior Vice President and
  Chief Accounting Officer

  KNOW ALL MEN, that each person whose signature appears immediately below constitutes and appoints Theodore H. Bunting, Jr., Steven C. McNeal and Frank Williford, and each of them his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and to perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ E. Renae Conley E. Renae Conley	Chairman of the Board, Director, and President and Chief Executive Officer (Principal Executive Officer)	August 22, 2007
/s/ Theodore H. Bunting, Jr. Theodore H. Bunting, Jr.	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	September 26, 2007
/s/ Jay A. Lewis Jay A. Lewis	Vice President, Chief Financial Officer - Utility Operations Group (Principal Financial Officer)	September 26, 2007
/s/ Leo P. Denault Leo P. Denault	Director	September 26, 2007
/s/ Mark T. Savoff Mark T. Savoff	Director	August 28, 2007
/s/ Gary J. Taylor Gary J. Taylor	Director	August 22, 2007

  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans and State of Louisiana, on the 28th day of September, 2007.

  ENTERGY LOUISIANA HURRICANE RECOVERY FUNDING I, L.L.C.

  By /s/ Theodore H. Bunting, Jr.

  Name: Theodore H. Bunting, Jr.
  Title: Chief Accounting Officer

  KNOW ALL MEN, that each person whose signature appears immediately below constitutes and appoints Theodore H. Bunting, Jr., Steven C. McNeal and Frank Williford, and each of them his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and to perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Leo P. Denault Leo P. Denault	Manager and President (Principal Executive Officer)	September 26, 2007
/s/ Steven C. McNeal Steven C. McNeal	Manager and Vice President and Treasurer (Principal Financial Officer)	September 26, 2007
/s/ Theodore H. Bunting, Jr. Theodore H. Bunting, Jr.	Manager and Chief Accounting Officer (Principal Accounting Officer)	September 26, 2007
/s/ Mark Savoff Mark Savoff	Manager	August 28, 2007

  EXHIBIT INDEX
Exhibit No.	DESCRIPTION OF EXHIBIT
1.1	Form of Underwriting Agreement for the Storm Recovery Bonds.*
3.1	Articles of Organization of Entergy Louisiana, LLC effective December 31, 2005 (filed as Exhibit 3(c) to Form 8-K dated January 6, 2006 in 1-32718).***
3.2	Regulations of Entergy Louisiana, LLC effective December 31, 2005, and as presently in effect (filed as Exhibit 3(d) to Form 8-K dated January 6, 2006 in 1-32718).***
3.3	Articles of Organization and Initial Report of Entergy Louisiana Hurricane Recovery Funding I, L.L.C.*
3.4	Limited Liability Company Operating Agreement of Entergy Louisiana Hurricane Recovery Funding I, L.L.C.*
4.1	Form of Indenture between the Issuing Entity and the Indenture Trustee (including forms of the Storm Recovery Bonds).*
5.1	Opinion of Sidley Austin llp with respect to legality.*
8.1	Opinion of Sidley Austin llp with respect to federal tax matters.*
8.2	Opinion of Phelps Dunbar L.L.P. with respect to Louisiana tax matters. *
23.1	Consent of Sidley Austin llp (included in its opinions filed as Exhibits 5.1 and 8.1).*
23.2	Consent of Phelps Dunbar l.l.p. (included in its opinion filed as exhibit 99.6).*
24.1	Power of Attorney (Entergy Louisiana, LLC) included on page II-7.**
24.2	Power of Attorney (Entergy Louisiana Hurricane Recovery Funding I, L.L.C.), included on page II-9.**
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of [Trustee].*
99.1	Form of Storm Recovery Property Servicing Agreement between the Issuing Entity and the Servicer.*
99.2	Form of Storm Recovery Purchase and Sale Agreement between Entergy Louisiana, LLC and the Issuing Entity.*
99.3	Form of Administration Agreement.*
99.5	Financing Order.*
99.6	Opinion of Phelps Dunbar l.l.p. with respect to federal and Louisiana constitutional matters.*

  * To be filed by amendment.
  ** Included in Part II of this Registration Statement.
  *** Incorporated by reference herein as indicated